UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RED CAT HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

_______________, 2023

To Our Shareholders:

It is my pleasure to invite you to attend Special Meeting of Stockholders (the “Special Meeting”) of Red Cat Holdings, Inc. (“Red Cat” or the “Company”). The Special Meeting will be held on ____________, 2023 as an audio-only conference call. You can attend the Special Meeting by calling 877-407-3088 (Toll Free) We have adopted a virtual format for our Special Meeting to protect the health and well-being of our employees, directors, stockholders and other stakeholders in light of the ongoing COVID-19 pandemic. Additionally, we believe that a virtual meeting allows us to make participation accessible for stockholders from any geographic location with telephonic connectivity  The Special Meeting will begin at approximately 12 p.m., Eastern Time.

At the Special Meeting, you will be asked to approve the sale of Rotor Riot, LLC (“Rotor Riot”) and Fat Shark Holdings, Ltd (“Fat Shark”), each a wholly owned subsidiary of the Company, to Unusual Machines Inc. (“Unusual”), pursuant to a Share Purchase Agreement dated as of November 21, 2022 (the “Share Purchase Agreement”). The Company has agreed to sell and Unusual has agreed to purchase Rotor Riot and Fat Shark for $18 million in cash, notes and stock as follows: (i) $5.0 million in cash, (ii) a $2.5 million 8% Senior Secured Convertible Promissory Note due ____2026, plus (iii) $10.5 million in Series A Convertible Preferred Stock. Jeffrey Thompson, our founder and Chief Executive Officer is also a founder of Unusual and a stockholder in both companies. Mr. Thompson will abstain from voting on the proposed transactions. The Company’s Board of Directors has unanimously approved the Share Purchase Agreement and recommends shareholders vote in favor to the transaction.

A majority of the votes cast in favor of the transaction will be required to approve the Share Purchase Agreement, excluding any votes held by Jeffrey Thompson, our Chief Executive Officer who is also a significant stockholder of both the Company and Unusual. As of January 6, 2023, Mr. Thompson beneficially owned 12,962,007 shares of our common stock as reported on a Form 4 filed with the SEC, or approximately 24%. As of December 15, 2022, as reported on the Company’s Quarterly Report on Form 10Q, the Company had 54,317,718 shares of common stock outstanding. After excluding Mr. Thompson’s beneficial ownership, Proposal One will require the affirmative vote of 50.1% of the disinterested shares totaling approximately 20,719,211 shares. Our officers and directors are expected to vote “For” Proposal One. As reported on their Form 4s as filed with the SEC, our officers and directors are expected to vote approximately 3,665,714 shares “For” Proposal One.

On November 21, 2022, our Board of Directors (i) determined that it was advisable and in the best interests of Red Cat and its stockholders to enter into the Share Purchase Agreement and (ii) approved and adopted the Share Purchase Agreement and the transactions contemplated therein.

We are soliciting proxies for use at the Special Meetings to consider and vote upon proposals to (i) approve the sale of Rotor Riot and Fat Shark on the terms and subject to the conditions set forth in the Share Purchase Agreement (as it may be amended from time to time and including all exhibits and schedules thereto), and (ii) adjourn the Special meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the proposed transactions. Our Board of Directors unanimously recommends that you vote “FOR” each of the foregoing proposals.

Your vote is important. Whether or not you plan to attend the audio-only Special Meeting, to ensure that your shares will be represented, please cast your vote as soon as possible via the internet, or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope. Your vote by proxy will ensure your representation at the Special Meeting regardless of whether or not you attend virtually.

Sincerely,

/s/ Joe Freedman
Joe Freedman
Lead Director and on behalf of the full Board of Directors

YOUR VOTE IS IMPORTANT

Your vote is important. As described in your electronic proxy materials notice or on the enclosed paper proxy card and voting instructions, please vote by: (1) accessing the internet website or (2) signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).  Even if you plan to attend the virtual Special Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend online.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON _______, 2023: THE PROXY STATEMENT IS AVAILABLE AT WWW.REDCAT.VOTE ON __________, 2023.

2

RED CAT HOLDINGS, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

[DATE], 2023

To the Shareholders:

Time and Date:	[Date], 2023 at 12 p.m. Eastern Time
Place:	Audio-only conference call at 877-407-3088 (Toll Free)
Items of Business:	1.	Approve the sale by the Company of Rotor Riot, LLC ("Rotor Riot") and Fat Shark Holdings, Ltd. ("Fat Shark" and together with Rotor Riot, the "Target Companies), each a wholly owned subsidiary of the Company, to Unusual Machines, Inc. ("Unusual"). The sale is pursuant to a Share Purchase Agreement dated November 21, 2022, by and between (i) the Company, as seller, (ii) Unusual, as purchaser, and (iii) Jeffrey Thompson, the principal stockholder of the Company ("Principal Stockholder") who is also a significant stockholder of Unusual. The total purchase price of $18 million consists of (i) $5.0 million in cash, subject to adjustment based on the working capital balances of the Target Companies on the closing date, (ii) $2.5 million in the form of an 8% Senior Secured Promissory Note due ___ 2026 convertible into common stock of Unusual (the "Unusual Note"), and (iii) $10.5 million shares of Series A, Convertible Preferred Stock convertible into shares of common stock of Unusual (the "Unusual Preferred Stock").
	2.	To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Sale.
Record Date:	Only stockholders of record at the close of business on January 27, 2023 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.
Vote Required:	A majority of the votes cast in favor of the transaction will be required to approve Proposal One, the Share Purchase Agreement, excluding any votes held by Jeffrey Thompson, our Chief Executive Officer who is also a significant stockholder of both the Company and Unusual. As of January 6, 2023, Mr. Thompson beneficially owned 12,962,007 shares of our common stock as reported on a Form 4 filed with the SEC, or approximately 24%. As of December 15, 2022, as reported on the Company’s Quarterly Report on Form 10Q, the Company had 54,317,718 shares of common stock outstanding. After excluding Mr. Thompson’s beneficial ownership, Proposal One will require the affirmative vote of 50.1% of the disinterested shares totaling approximately 20,719,211 shares. Our officers and directors are expected to vote “For” Proposal One. As reported on their Form 4s as filed with the SEC, our officers and directors are expected to vote approximately 3,665,714 shares “For” Proposal One.
Proxy Voting:	Each share of our common stock represents one vote.
Questions:

If you are a registered holder, contact our transfer agent, Equity Stock Transfer, LLC, through its website at www.equitystock.com or by phone at (212) 575-5757.

If you are a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), contact your broker, bank or other agent.

This notice of the Special Meeting, proxy statement, form of proxy are being distributed or made available on or about [Date], 2023.

Whether or not you plan to attend the audio-only conference call Special Meeting, we encourage you to vote or submit your proxy via the internet, or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

/s/ Joseph Hernon
Joseph Hernon, Corporate Secretary
and Chief Financial Officer

3

RED CAT HOLDINGS, INC.

15 AVE. MUNOZ RIVERA, STE 2200

SAN JUAN, PUERTO RICO 00901

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

January ___, 2023

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors of Red Cat Holdings, Inc. (“we,” “us,” the “Company,” “our company” or “Red Cat”) for use at a Special Meeting of Stockholders (the “Special Meeting”), to be held as an audio-only conference call by calling 877-407-3088 (Toll Free) on _________, 2023 at 12 p.m. Eastern Time, and any adjournment or postponement thereof. Beginning on or about _________, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), which contains instructions on how to access this proxy statement for the Special Meeting (this “Proxy Statement”), is being mailed to our stockholders.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are using the internet as the primary means for furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability with instructions for accessing the proxy materials online, including this Proxy Statement and our Annual Report, and for voting via the internet or by mail. The Notice of Internet Availability also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We encourage stockholders to take advantage of the online availability of proxy materials, as we believe it helps in conserving natural resources and reduces our printing and mailing costs.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the Special Meeting?

The purpose is to have stockholders vote upon the proposals described in this Proxy Statement.

What proposals are scheduled to be voted on at the Special Meeting?

Stockholders will be asked to vote upon the following two proposals:

1. Approve the sale by the Company of Rotor Riot, LLC ("Rotor Riot") and Fat Shark Holdings, Ltd. ("Fat Shark" and together with Rotor Riot, the "Target Companies), each a wholly owned subsidiary of the Company, to Unusual Machines, Inc. ("Unusual").  The sale is pursuant to a Share Purchase Agreement dated November 21, 2022, by and between (i) the Company, as seller, (ii) Unusual, as purchaser, and (iii) Jeffrey Thompson, the principal stockholder of the Company ("Principal Stockholder") who is also a significant stockholder of Unusual.  The total purchase price of $18 million consists of (i) $5.0 million in cash, subject to adjustment based on the working capital balances of the Target Companies on the closing date, (ii) $2.5 million in the form of an 8% Senior Secured Promissory Note due __________, 2026 convertible into common stock of Unusual (the "Unusual Note"), and (iii) $10.5 million shares of Series A, Convertible Preferred Stock convertible into shares of common stock of Unusual (the "Unusual Preferred Stock").

2. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Share Purchase Agreement (The “Adjournment Proposal”).

What is the recommendation of our Board of Directors on each of the proposals scheduled to be voted upon at the Special Meeting?

Our Board of Directors recommends that you vote your shares:

●	FOR the approval of the Share Purchase Agreement as set forth in the proxy statement (Proposal One); and

●	FOR the Adjournment Proposal (Proposal Two).

Why are we having a virtual only meeting?

We have adopted a virtual format for our Special Meeting to protect the health and well-being of our employees, directors, stockholders and other stakeholders in light of the ongoing COVID-19 pandemic. Additionally, we believe that a virtual meeting allows us to make participation accessible for stockholders from any geographic location with telephonic connectivity.

Who may attend and how do I attend?

All holders of our common stock as of the Record Date, or their duly appointed proxies, may attend the Special Meeting (via webinar or phone call). Set forth below is a summary of the information you need to attend the Special Meeting:

●	Access the audio-only conference call by calling 877-407-3088 (Toll Free) or +1-877-407-3088 (International);

●

Instructions on how to attend and participate in the Special Meeting, including how to demonstrate proof of stock ownership, are also available as follows:

  Stockholders of Record: Stockholders of record as of the Record Date can attend the Special Meeting by calling the live audio conference call at +1-877-407-3088 and presenting your unique control number on the proxy card.

  Beneficial Owners: If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equity Stock Transfer, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer no later than 5:00 p.m. Eastern Time, on [_____________], 2023. You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer. Access the live audio conference call at +1-877-407-3088 and present your unique control number

●	Stockholders may submit live questions on the conference line while attending the Special Meeting.

What if I have technical difficulties or trouble accessing the virtual Special Meeting?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual Special Meeting. If you encounter any difficulties, please call: 877-804-2062 (Toll Free) or email proxy@equitystock.com.

A replay of the Special Meeting will be posted as soon as practical on www.redcat.vote.

Who can vote at the Special Meeting?

Stockholders as of the Record Date are entitled to vote at the Special Meeting. At the close of business on January 27, 2023, there were [53,807,973] shares of our common stock outstanding and entitled to vote.  Each share of our common stock as of the close of business on the Record Date is entitled to one vote on each matter presented at the Special Meeting. There is no cumulative voting.

How do I vote my shares?

Whether you plan to attend the virtual Special Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Director’s recommendations. Voting by proxy will not affect your right to attend the Special Meeting.

If your shares are registered directly in your name through our stock transfer agent, Equity Stock Transfer, or you have stock certificates, you may vote:

  By Internet. The website address for Internet voting is www.redcat.vote. Please click “Vote Your Proxy” and enter your control number.
  By mail. Mark, date, sign and mail promptly the Proxy Card, ATTN: Shareholder Services.
  At the Special Meeting. If you are a shareholder of record, you can participate and vote your shares at the Special Meeting by visiting www.redcat.vote and then clicking “Vote Your Proxy”. You may then enter the control number included on your Proxy Card and view the proposals and cast your vote.

If your shares are held in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. Alternatively, if you want to vote your shares during the Special Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to present a nominee-issued proxy to proxy@equitystock.com by 5:00 p.m. Eastern Time on [_______], 2023, you will not be able to vote your nominee- held shares during the Special Meeting.

Can I change my vote or revoke my proxy?

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by:

●	Delivering to our Corporate Secretary a written notice stating that the proxy is revoked;

●	Signing and delivering a proxy bearing a later date;

●	Voting again via internet no later than [7:00 p.m. Eastern Time] on _______, 2023; or

●	Voting again during the Special Meeting when the Chairman opens the polls.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Will I be able to ask questions at the Special Meeting?

Shareholders may submit live questions on the conference line while attending the virtual Special Meeting. Only questions pertinent to meeting matters or our Company will be answered during the meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition.

What is the quorum requirement for the Special Meeting?

The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Special Meeting as of the Record Date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting, if you vote in advance of the Special Meeting by mail or internet or by telephone or if you have properly submitted a proxy. Shares held by Mr. Thompson will be counted as present at the Special Meeting for purposes of a quorum.

What is the vote required for each proposal?

For Proposal One, approval of the Share Purchase Agreement proposal will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting by holders of disinterested shares of the Company Common Stock represents a majority of votes cast by holders of disinterested shares cast by stockholders.

For Proposal Two, approval of the Adjournment Proposal will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting represents a majority of the votes cast by stockholders.

How are abstentions and broker non-votes treated?

Abstentions (i.e. shares present at the Special Meeting and marked “abstain”) and “broker non-votes” are each included in the determination of the number of shares present and entitled to vote at the meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Meeting; however, neither abstentions nor broker non-votes are counted as voted either for or against a proposal and, as such, will not affect the outcome of the vote on any proposal.

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker has not received voting instructions from you and is not authorized to vote on that proposal without instructions. A broker is authorized to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, but is not authorized to vote shares held for a beneficial owner on “non-routine” matters without instructions from the beneficial owner of those shares.

Proposal One is considered a “non-routine” matter. If you do not provide your broker with specific instructions on how to vote your shares, the broker that holds your shares will not be authorized to vote on Proposal One. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Special Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card via the internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any other information furnished to stockholders. Following the original mailing of the proxy materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the proxy materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote via the internet, you are responsible for any internet access charges you may incur.

Where can I find the voting results?

Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting. The preliminary voting results will be announced at the Special Meeting. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Special Meeting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and other documents referred to herein contain, or may contain, forward-looking statements that involve risks and uncertainties relating to the Share Purchase Agreement. Any statements that are not historical fact are forward-looking statements. When used in this proxy statement, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements and relate to a variety of matters, including but not limited to (i) the timing and anticipated completion of the Share Purchase Agreement; (ii) the benefits expected to result from the proposed Share Purchase Agreement; (iii) the tax consequences of the Share Purchase Agreement; and (iv) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of current beliefs, expectations and assumptions of our management, are not guarantees of performance and are subject to significant risks and uncertainties.

For information about other potential factors that could affect the Company’s business and financial results, investors should also review the risk factors in the Company’s Annual Report on Form 10-K filed with the SEC on July 27, 2022 as amended August 15, 2022 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on December 15, 2022as well as its Current Reports on Form 8-K filed with the SEC.

All forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date of this Proxy Statement except as required by federal securities law.

Risks Related to the Matters Under Consideration -

The announcement and pendency of the matters considered under Proposal One, whether or not completed, may adversely affect the value of our securities.

The announcement and pendency of the transactions set forth for approval may adversely affect the trading price of our common stock and securities, our business or our relationships with clients, customers, suppliers and employees. Third parties may be unwilling to enter into material agreements with the Company and/or the Target Companies. New or existing customers, suppliers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers, suppliers and business partners may perceive that such new relationships are likely to be more stable. Additionally, employees working in the Company and/or the Target Companies, as applicable, may lose focus or seek other employment. In addition, while the completion of the transactions are pending, we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters.

Completion of matters considered under Proposal One are dependent on the availability of funding of Unusual which is uncertain in order to secure funds required for closing of the Share Purchase Agreement.

Completion of the transactions set forth for approval are not certain and depend upon the closing of the initial public offering (IPO) of common stock by Unusual and the listing of Unusual’ s shares for trading on The NASDAQ Capital Market. Unusual has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (“SEC”) for registration of its initial public offering under the Securities Act of 1933, as amended (the “1933 Act”), which has not been declared effective by the SEC as of the date of this Proxy Statement. Even if approved by our stockholders, the closing of the Share Purchase Agreement and sale of the Target Companies may not occur if Unusual is unable to register its common stock for sale with the SEC or its initial public offering cannot be completed or is delayed. Currently, Unusual does not have the cash or resources to complete the transactions, even if approved by our stockholders, without completion of the IPO and has neither the resources to satisfy its obligations under the Senior Note or the Series A Preferred Stock. Following closing, we will continue to be a significant stockholder and noteholder of Unusual. As such, the ability of Unusual to raise additional capital and be successful will continue to be a risk to us.

The matters considered under Proposal One will require significant management resources.

The implementation of the Share Purchase Agreement will require significant time, attention, and resources of our senior management, potentially diverting their attention from the conduct of the Company’s business.

If we fail to complete the transactions contemplated in Proposal One, our business and financial performance may be adversely affected.

The completion of the transactions contemplated in Proposal One is subject to the satisfaction or waiver of various conditions, including the approval by a majority of our disinterested stockholders and the absence of a material adverse effect with respect to the Target Companies’ business, which may not be satisfied in a timely manner or at all.

If not completed, we may have difficulty recouping the costs incurred in connection with negotiating the transaction, preparing the Share Purchase Agreement and this proxy statement. Our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transactions, and we will have incurred significant third-party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

In addition, if not completed, the Board of Directors, in discharging its fiduciary obligations to our stockholders, may evaluate other strategic options including, but not limited to, continuing to operate the Target Companies for the foreseeable future or an alternative sale transaction relating to the Target Companies. An alternative sale transaction, if available, may yield lower consideration than the proposed transaction, be on less favorable terms and conditions than those contained in the Share Purchase Agreement and involve significant delay. Any future sale or other transactions may be subject to further stockholder approval.

Finally, if not completed, the announcement of the termination of the Share Purchase Agreement may adversely affect our relationships with customers, suppliers and employees, which could have a material adverse effect on our ability to effectively operate the Target Companies, including as a result of our determination to focus our energies on our enterprise and government segments. In the event that we determine that a superior offer is available and we proceed with that alternative, we may be required to pay a termination fee of $500,000 to Unusual under certain circumstances, each of which could have further adverse effects on our business, results of operations and the trading price of our common stock.

You will not receive any of the proceeds from Proposal One.

The proceeds from the transactions contemplated in Proposal One will be received by the Company, not our stockholders. As discussed elsewhere in this proxy statement, the Company does not plan to distribute any of the proceeds to stockholders, and instead plans to use such proceeds to pursue its general business operations, including the costs associated with the transactions.

The Company will be subject to certain contractual restrictions while the transactions contemplated in Proposal One are pending.

The Share Purchase Agreement restricts the Company from making certain acquisitions and divestitures, entering into certain contracts, and taking other specified actions until the earlier of the completion of the transactions or the termination of the Share Purchase Agreement. These restrictions will apply during the period in which Unusual is seeking to complete its financing involving its initial public offering and listing on NASDAQ, which is anticipated to take several months following approval of Proposal One by our stockholders and may prevent the Company from pursuing attractive business opportunities that may arise prior to the completion of the transactions completion and could have the effect of delaying or preventing other strategic transactions or providing the Company capital in order to pursue its enterprise and government businesses.

The Company could suffer adverse effects that could be exacerbated by any delays in completion of the transactions contemplated in Proposal One.

Adverse effects arising from the pendency of the Share Purchase Agreement Transaction could be exacerbated by any delays in completion of the Share Purchase Agreement Transaction or termination of the Share Purchase Agreement.

Our directors and executive officers may have interests in the transactions involving Proposal One other than, or in addition to, the interests of our stockholders generally.

Our Chief Executive Officer, Chairman and founder, Jeffrey Thompson, is also the founder of Unusual and Chief Executive Officer and Chairman from its inception in July 2019 until April 2022. Mr. Thompson also owns 1,557,000 shares of Unusual common stock he acquired as a founder, which represents approximately 23% prior to giving effect to the Unusual IPO and the issuance of any securities under the Share Purchase Agreement. Accordingly, Mr. Thompson’s interest in the matters under consideration under Proposal One are different from, or are in addition to, the interests of our stockholders generally. The Board of Directors was aware of the interests of Mr. Thompson and formed a special committee of independent directors in order to negotiate the Share Purchase Agreement, and requires that Mr. Thompson’s ownership interest in the Company be excluded from the calculation of votes “in favor” of the transactions contemplated in Proposal One. In addition, Mr. Thompson did not participate in the deliberations and considerations of the Board of Directors in considering the Share Purchase Agreement and the transactions under consideration in Proposal One.

In light of the forgoing factors, including the different interests of Mr. Thompson, as well as the requirements of Nevada law as described below, we have determined that a majority of the votes cast in favor of the transaction will be required to approve the Share Purchase Agreement, excluding any votes held by Jeffrey Thompson, our Chief Executive Officer who is also a significant stockholder of the Company, and Unusual. As of January 6, 2023, Mr. Thompson beneficially owned 12,962,007 shares of our common stock as reported on a Form 4 filed with the SEC, or approximately 24%. As of December 15, 2022, as reported on the Company’s Quarterly Report on Form 10Q, the Company had 54,317,718 shares of common stock outstanding. After taking into account Mr. Thompson’s beneficial ownership percentage, Proposal One will require the affirmative vote of 50.1% of the disinterested shares, or approximately 20,719,211 shares, which amount will be subject to adjustment as of the record date. Our officers and directors are expected to vote “For” Proposal One. As reported on their Form 4s as filed with the SEC, our officers and directors currently hold approximately 3,665,714 shares

  The Share Purchase Agreement limits our ability to pursue alternatives.

The Share Purchase Agreement, contains provisions that may make it more difficult for us to sell the Target Companies to any party other than Unusual. These provisions include the prohibition on our ability to solicit competing proposals and the requirement that we pay Unusual a termination-fee of $500,000 in certain circumstances in the event that we accept a superior proposal.

These provisions could make it less advantageous for a third party that might have an interest in acquiring the Target Companies to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Unusual.

Holders of the Company’s common stock will not have appraisal or dissenters’ rights in connection with the Share Purchase Agreement.

Neither Nevada law nor our Articles of Incorporation or Bylaws, as amended, provide Company stockholders with appraisal or dissenters’ rights in connection with the transactions under consideration in Proposal One.

The Share Purchase Agreement may be terminated in accordance with its terms and the transaction may not be completed. We may owe a break-fee in connection with a termination of the Share Purchase Agreement under certain circumstances.

The completion of the Share Purchase Agreement Transaction is subject to the satisfaction or waiver of a number of conditions. These conditions to closing may not be fulfilled and, accordingly, the transaction, even if approved by stockholders, may not be completed. In addition, if not completed by March 30, 2023, either the Company or Unusual may terminate the Share Purchase Agreement, provided that the right to terminate the Share Purchase Agreement shall not be available to a party whose breach of any representation, warranty, covenant, or agreement in the Share Purchase Agreement has been the principal cause of, or resulted in the failure of the closing to be contemplated..  In addition, each of Red Cat and Unusual may elect to terminate the Share Purchase Agreement in certain circumstance. Red Cat may be required to pay a termination fee to Unusual if Red Cat terminates the Share Purchase Agreement in certain circumstances. If the Share Purchase Agreement is terminated by either party, the Company may incur substantial fees in connection with the termination of the Share Purchase Agreement and will not recognize the anticipated benefits of the transaction, including receipt of the purchase price.

Termination of the Share Purchase Agreement could negatively impact the Company.

If the Share Purchase Agreement is terminated in accordance with its terms and the transactions contemplated in Proposal One are not completed, the ongoing business of the Company may be adversely affected by a variety of factors. The Company’s business may be impacted by having foregone other strategic opportunities during the pendency of the transaction, the failure to obtain the anticipated benefits of completing the transaction, changes to existing business relationships caused by uncertainties pending the transaction, payment of certain costs, and the attention, time, and resources of our senior management and other employees devoted to the transaction, diverting their attention from the conduct of our business and the ability to refocus energies on the enterprise and government segments of the business. The Company may also be negatively impacted if the Share Purchase Agreement is terminated and the Board is unable to execute an alternative strategic transaction offering equivalent or more attractive benefits than the benefits to be provided in the pending transaction.

Failure to complete the transactions contemplated in Proposal One could cause the Company’s stock price to decline.

The failure to complete and close the Share Purchase Agreement the may create doubt as to the value of the Company and about the Company’s ability to effectively implement its current business strategies and/or a strategic transaction, which may result in a decline in the Company’s stock price.

The Company will have discretion in the use of the net proceeds.

If completed, the purchase price consisting of a minimum of $5 million in cash paid at closing, unless adjusted will be paid directly to the Company. The Company currently plans to use such funds for costs and expenses of the transaction as well as increasing its focus upon the enterprise and government sectors. The Company retains the right to revise the purchase price, including following approval by the stockholders of Proposal One, including the cash payable at closing, in the event that the Company’s Board of Directors determines that such adjustment is in the best interests of its stockholders, for example, in the event that the Unusual IPO produces less proceeds from the sale of Unusual securities than may be anticipated at present.

The amount of consideration the Company will receive is subject to uncertainties.

Pursuant to the Share Purchase Agreement, the amount of consideration that the Company will receive from Unusual is subject to uncertainties by virtue of the purchase price adjustments set forth in the Share Purchase Agreement, which is subject to adjustments based on levels of working capital at closing. Working capital balances fluctuate over time and it is expected that the amount of working capital reflected in the pro-forma financial statements presented in this proxy statement will be reduced significantly prior to closing, with the cash proceeds from sales of inventory, among other things, reducing intercompany loan balances to zero or close to the average working capital that would be reflected for normal monthly operations. In addition, the value to the Company from the Senior Secured Note and the Series A Preferred Stock to be received at closing is uncertain and may not be realized and depends to a large extent on the ability of Unusual to succeed as a separate company.

The Company will incur significant transaction costs in connection with the transactions contemplated in Proposal One.

The Company has incurred, and expects to incur, significant non-recurring costs associated with the transactions contemplated in Proposal One, even if the stockholders of the Company fail to approve Proposal One. These costs and expenses include financial advisory, legal, accounting, consulting, and other advisory fees and expenses, restructuring costs, employee benefits-related expenses, public company filing fees and other regulatory expenses, printing expenses, and other related charges. Through the date of this proxy statement, the Company has incurred aggregate transaction costs of approximately $75,000, with have been defrayed by a $100,000 non-refundable earnest money deposit paid by Unusual. Based on information available as of the date of this proxy statement, the Company anticipates incurring additional transaction costs of approximately $150,000 in connection with the transactions contemplated in Proposal One, most of which are contingent upon the closing. Some of these costs are payable by the Company regardless of whether the closing of the Share Purchase Agreement occurs.

Risks Related to the Company and its Continuing Operations if the Transactions Contemplated in Proposal One are Completed

If the Share Purchase Agreement is completed, we will no longer be engaged in the hobbyist and consumer segments and our future results of operations will be dependent solely on our efforts to capitalize on enterprise and government business (including domestic and international military, border security and safety) and differ materially from our previous results of operations.

Since January 2020, we acquired four separate businesses operating in various aspects of the drone industry. Following the most recent acquisition of Teal Drones, Inc., the Company focused on integrating and organizing its acquired businesses. These efforts included refining the establishment of Enterprise and Consumer segments to sharpen the Company’s focus on the unique opportunities in each sector of the drone industry. The Enterprise segment, which includes Teal Drones and Skypersonic, Inc. is focused on opportunities in the commercial sector, including military. Enterprise is building the infrastructure to manage drone fleets, fly and provide services remotely, and navigate confined industrial interior spaces and dangerous military environments. The Consumer segment, which includes Rotor Riot and Fat Shark, is focused on enthusiasts and hobbyists which are expected to increase as drones become more visible in our daily lives. Effective May 1, 2022, we began to manage our business operations through these business segments. The reportable segments were identified based on how our chief operating decision maker (“CODM”), which is a committee comprised of our Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”) and our Chief Financial Officer (“CFO”), manages our business, makes resource allocation and operating decisions, and evaluates operating performance.

	For the three months ended October 31, 2022
	Enterprise	Consumer	Corporate	Total
Revenues	$747,612	$782,850	$—	$1,530,462
Cost of goods sold	623,761	673,046	—	1,296,807
Gross margin	123,851	109,804	—	233,655

Operating expenses	3,615,614	531,349	2,859,026	7,005,989
Operating loss	(3,491,763)	(421,545)	(2,859,026)	(6,772,334)

Other expenses, net	96,015	(8,050)	(615,822)	(527,857)
Net loss	$(3,587,778)	$(413,495)	$(2,243,204)	$(6,244,477)

	For the six months ended October 31, 2022
	Enterprise	Consumer	Corporate	Total
Revenues	$1,874,163	$2,725,570	$—	$4,599,733
Cost of goods sold	1,668,192	2,340,259	—	4,008,451
Gross margin	205,971	385,311	—	591,282

Operating expenses	5,276,977	1,026,377	4,758,758	11,062,112
Operating loss	(5,071,006)	(641,066)	(4,758,758)	(10,470,830)

Other expenses, net	159,244	(8,174)	(565,824)	(414,754)
Net loss	$(5,230,250)	$(632,892)	$(4,192,934)	$(10,056,076)

The following table sets forth specific asset categories which are reviewed by our CODM in the evaluation of operating segments:

	As of October 31, 2022
	Enterprise	Consumer	Corporate	Total
Accounts receivable, net	$874,439	$43,363	$—	$917,802
Inventory, net	4,332,532	2,227,560	—	6,560,092
Inventory deposits	$1,164,884	$2,540,969	$—	$3,705,853

The descriptions and amounts under the heading “Consumer”, if the Share Purchase Agreement transactions close, will no longer be available to the Company following closing. As a result, the Company’s assets and performance of its Enterprise segment will be its only business and assets following the closing.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the sale of the Target Companies notwithstanding the decrease in the size of our operations.

After the closing of the transactions contemplated in Proposal One, we will continue to be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and as a NASDAQ listed company. The expense of complying with these requirements is expected to at least initially represent a greater percentage of our revenues and overall operating expenses than they did prior to the closing because of our reduced operations following the disposition of the Target Companies.

The market price of our common stock may be adversely affected by the transactions contemplated in Proposal One and we may fail to satisfy the continued listing standards of The NASDAQ Capital Market, which could result in the delisting of our common stock.

The continued listing standards of The NASDAQ Capital Market include, among other things, requirements that we maintain certain levels of stockholders’ equity, net income from continuing operations or market capitalization and a minimum trading price. Recently, our stock price has failed to close above $1.00 per share for extended periods. As a result, even if we were to regain compliance, we may not be able to continue to meet the $1.00 minimum bid price requirement of The NADAQ Capital Market and/or satisfy other of the continued listing requirements.

PROPOSAL ONE: THE SALE OF ROTOR RIOT AND FAT SHARK PROPOSAL

At discussed elsewhere in this proxy statement, including under, the holders of the Company’s common stock, other than the shares owned by our Chairman and Chief Executive Officer (the “Disinterested Shareholders”) will consider and vote on Proposal One. The Disinterested Shareholders should read this proxy statement carefully in its entirety, including but not limited to the section entitled “The Share Purchase Agreement Transaction” including the annexes (which are incorporated by reference herein), for more detailed information concerning the Share Purchase Agreement. A copy of the Share Purchase Agreement is attached to this proxy statement as Annex A.

Under the Nevada Revised Statutes we determined that Jeffrey Thompson is deemed to an “interested shareholder” of the Company. The Nevada Revised Statutes generally prohibit a Nevada corporation, such as the Company, from engaging in a combination with any shareholder considered an interested shareholder of the corporation. However, Section 78.439 of the Nevada Revised Statutes permits such a transaction provided that is approved by a majority the outstanding shares of the corporation not owned by the interested shareholder. Because the he owns approximately 23% of the outstanding capital stock of Unusual, the transactions contemplated in Proposal One are considered by us to be a combination with an interested shareholder under the Nevada Revised Statutes. Accordingly, we believe that is it is prudent to approve the sale by the Disinterested Shareholders and we are therefore asking the Disinterested Shareholders to approve the sale of the Target Companies by adopting the following resolution:

“WHEREAS, the Board of Directors of the Company has determined that it is expedient and in the best interests of the Company and its stockholders for the Company to dispose and sell its consumer businesses consisting of Rotor Riot, LLC and Fat Shark Holdings, Ltd. (the “Target Companies” on the terms and subject to the conditions set forth in that certain Share Purchase Agreement, by and between the Company, Jeffrey Thompson, and Unusual Machines, Inc. dated as of November 21, 2022 (as it may be amended from time to time and including all exhibits and schedules referenced therein and/or attached thereto, the “Share Purchase Agreement”).

RESOLVED, that the sale of the Target Companies on the terms and subject to the conditions set forth in the Share Purchase Agreement is hereby approved, authorized and adopted in all respects.”

A vote in favor of the Proposal One will be deemed the approval of the Share Purchase Agreement, the terms and conditions thereof, and the transactions contemplated therein and thereby, including any and all amendments thereto approved by the Board of Directors of the Company following approval.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL ONE.

PROPOSAL TWO: ADJOURNMENT PROPOSAL

If the number of shares of common stock present in person or represented by proxy at the Special Meeting and voting in favor of Proposal One is insufficient to approve the Purchase and Sale Agreement at the time of the Special Meeting, we intend to move to adjourn the Special Meeting, if necessary or appropriate (as determined by our Board of Directors) to a later time or date, from time to time, in order to enable the Board of Directors to solicit additional proxies in respect of Proposal One.

In the Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

Required Vote; Recommendation of the Board of Directors

Approval of Proposal Two requires the affirmative vote of the holders of a majority of the Company’s common stock present in person or by proxy and entitled to vote on the matter at the Special Meeting (meaning that of the shares of common stock represented at the Special Meeting and entitled to vote, a majority of them must be voted “FOR” the Adjournment Proposal for it to be approved). For Proposal Two, Mr. Thompson’s will be entitled to cast a vote “For” Proposal Two which shall be counted. For purposes of the vote on Proposal Two, an abstention will have the same effect as voting “AGAINST” the Adjournment Proposal, but the failure to sign and return your proxy card or vote by telephone, fax, over the Internet or in person at the Special Meeting will have no effect on the outcome of the proposal. Broker non-votes will also have no effect on the outcome of the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

THE SHARE PURCHASE AGREEMENT TRANSACTION

The discussion in this proxy statement is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and hereby incorporated by reference into this proxy statement. We encourage you to read the Share Purchase Agreement carefully and, in its entirety, as it is the legal document that governs the Sale.

Overview of the Share Purchase Agreement

On November 21, 2022 (the “Effective Date”), the Company, as seller, and Jeffrey Thompson, as principal stockholder, entered into a Share Purchase Agreement with Unusual pursuant to which Unusual will acquire, upon the terms and conditions set forth in the Share Purchase Agreement, 100% of the issued and outstanding equity interests of the Target Companies, for a total purchase price of $18 million consisting of (i) $5.0 million in cash, subject to adjustment for the Target Companies’ working capital balance on the closing date, and a $2.5 million 8% Senior Secured Convertible Promissory Note due ____________, 2026 (the “Unusual Note”) of Unusual convertible into common stock of Unusual, and (ii) $10.5 million in shares of Series A Convertible Preferred Stock (the “Unusual Preferred Stock”) of Unusual. Each of the Unusual Note and the Unusual Preferred Stock are convertible into Unusual common stock, par value $0.001 per share, at the lower of (A) $4.00 (subject to adjustment for stock splits, stock dividends or similar events) or (B) the Offering price of Unusual in its initial public offering transaction. The Unusual Note and the Unusual Preferred Stock contain 4.99/9.99% beneficial ownership blockers and other usual and customary provisions, including price protection for lower priced issuances, for so long as the Unusual Note or the Unusual Preferred Stock remain outstanding. In addition, all shares of Unusual common stock issuable upon conversion of Unusual’s 8% Senior Secured Convertible Notes and Series A Convertible Preferred Stock are subject to a registration rights agreement which obligates Unusual to register the shares of common stock issuable for resale by Red Cat under certain circumstances.

A copy of the Share Purchase Agreement is attached hereto as Annex A.

A copy of the 8% Senior Secured Convertible Note is attached hereto as Annex B.

A copy of the Security Agreement is attached hereto as Annex C

A copy of the Series A Convertible Preferred Stock Certificate of Designation is attached hereto as Annex D.

A copy of the Registration Rights Agreement is attached hereto as Annex E

The discussions in this proxy statement of the Share Purchase Agreement, 8% Senior Secured Note due ___ 2026, Security Agreement, Series A Convertible Preferred Stock Certificate of Designation, and Registration Rights Agreement are qualified in their entirety by reference to the copies thereof attached to this proxy statement as Annex A-E hereto and are incorporated by reference into this proxy statement. We encourage you to read the Annexes carefully and in their entirety as they are the legal documents that govern the transactions submitted for approval under Proposal One.

Parties to the Share Purchase Agreement

Red Cat Holdings, Inc.

Based in San Juan Puerto Rico, Red Cat acquired four separate businesses operating in various aspects of the drone industry. Following the most recent acquisition of Teal Drones, Inc., the Company focused on integrating and organizing its acquired businesses. These efforts included refining the establishment of Enterprise and Consumer segments to sharpen the Company’s focus on the unique opportunities in each sector of the drone industry. The Enterprise segment, which includes Teal Drones, Inc. and Skypersonic, Inc. is focused on opportunities in the commercial sector, including the military. Enterprise is building the infrastructure to manage drone fleets, fly and provide services remotely, and navigate confined industrial interior spaces and dangerous military environments. The Consumer segment, which includes Rotor Riot and Fat Shark, is focused on enthusiasts and hobbyists which are expected to increase as drones become more visible in our daily lives. Effective May 1, 2022, we began to manage our business operations through these business segments.

Effective May 15, 2019, the Company closed a Share Exchange Agreement (the “SEA”) with Red Cat Propware, Inc. (“Propware”), a privately-held Nevada corporation and each of its shareholders. Under the SEA, we acquired all of the issued and outstanding capital stock of Propware, in exchange for issuance to the Propware shareholders of: (i) 236,000,000 (pre-split) shares of common stock, and (ii) 2,169,068 (pre-split) shares of newly-designated Series A Preferred Stock. Our Series A Preferred Stock has been fully converted.

Jeffrey Thompson, founded the Company in 2018 as a privately held company, which became public as described above. He currently serves as our CEO and Chairman of the Board.

Unusual Machines, Inc.

Unusual is a Puerto Rico corporation organized in 2019. It is a development stage technology company engaged in the commercial drone industry and its current primary business objective is to acquire the Target Companies. Unusual intends for the Target Companies to continue to focus on leveraging and growing the market share in the consumer and hobbyist sectors of drone products for use in entertainment, recreational and competitive racing purposes. Unusual also plans to explore a potential expansion into new sub-markets such as public safety and drone delivery functions, organically and/or through strategic acquisitions.

Background to the Share Purchase Agreement

The following chronology summarizes the key meetings and events that led to the signing of the Share Purchase Agreement. This chronology does not purport to catalogue every conversation among the officers of Red Cat, the Board of Directors or the representatives of Red Cat, and other parties, including those employed by or associated with Unusual.

Strategic Review Process

From time to time, the Board of Directors and our senior management team review and evaluate strategic opportunities and alternatives as part of a long-term strategy to increase stockholder value. Such opportunities include remaining as a stand-alone entity, potential acquisitions of companies, businesses or assets that align with our strategic objectives and potential dispositions of one of more businesses. Following acquisition of Teal Drones, Inc. in August 2021, the Company began to establish separate enterprise and consumer divisions in anticipation of growth in government customers including defense, public safety, and infrastructure. The Company expects enterprise customers to become its most significant revenue drivers for the fiscal year beginning May 1, 2023, anchored by Teal. Following the Teal acquisition, several major driving forces were examined by the Board of Directors and senior management including the following:

Teal Drones

•	The U.S. Army banned its forces from using Chinese-made quadcopter due to security risks
•	The U.S. Department of Defense began developing its own alternatives under a defense program known as Blue sUAS
•	Teal opened a new 25,000 square foot manufacturing facility in Salt Lake City, Utah
•	Teal was one of five contractors awarded firm, fixed price, multiple award blanket purchase agreements by United States Customs and Border Protection with an estimated $90 million value over a 5 year period inclusive of orders that can be placed by the Department of Homeland Security
•	The US Infrastructure Investment and Jobs Act of 2022 was passed which management believes will enhance built in America sourcing
•	In March 2022, Teal was selected by the Innovation Unit of the Department of Defense and the U.S. Army to compete in the Short Range Reconnaissance Tranche 2 Program and notified it would advance to the prototype phase and awarded a $1.5 million contract
•	In April 2022, Teal secured an order for 15 Golden Eagle drone units, parts, and training from a NATO member country to be deployed in Ukraine
•	In May 2022, Teal completed development and production of a four-drone, multi-vehicle system for defense, government and public safety markets which provides the technology for a single pilot to simultaneously control up to four Golden Eagle drones

Skypersonic

•	In September 2021, Skypersonic was awarded a five-year contract with NASA to provide drone and rover software, hardware and support for NASDA’s Simulated Mars mission
•	In May 2022, Skypersonic completed a 2 year inspection program with General Motors in 19 of its North American facilities
•	In June 2022, Skypersonic completed inspection of a utility plant in Turin, Italy piloted from Orlando, Fl on an internet connection

Sale of Target Companies

In August of 2022, our Chief Operating Officer, Allan Evans, had several informal discussions with Brandon Torres Declet, Chief Executive Officer of Unusual, regarding a potential transaction involving the sale of the Target Companies to Unusual. On August 23, 2022, Evans and Mr. Torres Declet met in person for further discussions. Following that meeting, Unusual provided an unsolicited draft Letter of Intent outlining proposed terms for the acquisition of the Target Companies (the “LOI”).

On September 2, 2022, our Chief Operating Officer, Allan Evans, our Chief Financial Officer and our Lead Director Joseph Freedman, held a conference call to discuss the LOI.

On September 12, 2022, Mr. Freedman spoke with Mr. Torres Declet by telephone to discuss the LOI and to discuss his background and vision and the circumstances surrounding his appointment as CEO of Unusual Machines. During the call, issues related to competing with the Company, financing and the cash position of Unusual Machines were also raised.

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On September 15, 2022, the Board of Directors met by video conference, with outside legal and financial advisers participating. The Board of Directors heard an informal presentation from Think Equity!, its investment banking firm, addressing the condition of the public markets, the Company’s present market capitalization , the interest in the markets of an enterprise division separated from a consumer division, and the prospects for a successful spin-out in the current depressed market. No written report was provided. The Board discussed various aspects of the proposed LOI including valuation, a no-shop period, and current valuation and stock price of the Company. The Board of Directors also analyzed the conflict of interest concerning the Company’s Chief Executive Officer and his position as a founder, significant stockholder and board member of Unusual. Accordingly, the Board determined that a special committee consisting of Mr. Freedman and Mr. Moe, both independent directors, would be established to consider and evaluate the proposed sale of the Target Companies (the “Special Committee”). Mr. Freedman served as chair of the Special Committee. In addition, the Board determined that Mr. Thompson would be excluded from negotiations and abstain from voting on all matters related to the transaction.

During the period between September 15, 2022 and September 25, 2022, the Company’s outside legal counsel exchanged several drafts of the LOI with Unusual.

On September 23, 2022, the Company held its annual meeting of shareholders in Newport, Rhode Island. Following the meeting, the Special Committee met with Mr. Evans to discuss management’s views on the advantages of moving forward with an exclusive focus on the infrastructure segment, including military, border control, police and homeland security type opportunities. Afterwards, Mr. Torres Declet met with the Special Committee in person and reviewed materials he distributed outlining the proposal and future prospects for Unusual, including his background and experience as a drone company executive, Unusual’s present funding, its future IPO, its commitment to consumer focus, the terms of the purchase contract and securities to be issued and other aspects of the transaction should the transaction be approved. Outside counsel to the Company was also present and discussed legal requirements for approval, legal fiduciary duty obligations of directors of a Nevada publicly traded company to entertain alternative proposals, desire to obtain a third-party independent valuation and stockholder votes required for approval. The Special Committee indicated to Mr. Torres Declet that the Company would require that it entertain alternative bids and solicit proposals from third parties as part of the process in order for the Company to proceed with any proposal from Unusual, matters to which Mr. Torres Declet agreed in principal at the meeting.

On September 27, 2022, the Special Committee met via conference call with the Company’s outside legal counsel to consider the September 25, 2022, version of the LOI. The Special Committee focused on the risk and significance to the potential transaction of a successful initial public offering by Unusual and the nature of and parties to the representations and warranties being requested by Unusual with respect to the Target Companies. Following the meeting, the Company’s outside legal counsel spoke with Unusual’s legal counsel to discuss certain issues relating to the LOI.

On September 28, 2022, the Company’s outside legal counsel met with the Special Committee via conference call and briefed the Committee on the call with Unusual’s legal counsel the day before. Following that call, the Special Committee met again via conference call with Mr. Torres Declet and counsel to Unusual via conference call to discuss certain aspects of the documentation requests by Unusual. In particular, the Company generally rejected Unusual’s proposal that the Company provide business representations and warranties with respect to the operations of the Target Companies and indemnification rights that could be asserted against the Company for a period following closing. After that call, the Company’s outside legal counsel spoke with Mr. Thompson who indicated his approval to personally provide Unusual certain operational representations and warranties and his willingness to pledge Unusual shares to as security to Unusual to support any indemnification obligations in connection with the business representations and warranties. The Company’s legal counsel updated the Special Committee via conference call. There was a follow-up conference call with the Special Committee and Mr. Torres Declet to further discuss the proposed transaction. Over the next several days, the parties exchanged marked-up drafts of the LOI, the Special Committee had several calls to discuss the mark-ups, and remaining issues were resolved.

On September 29, 2022, the Special Committee met via conference call to address further LOI revisions.

On October 1, 2022, Unusual provided an executed version of the revised LOI to the Special Committee.

On October 2, 2022, counsel to the Company sent a message and non-disclosure agreement to a third-party potential alternative bidder for the Target Companies that had previously expressed interest in Fat Shark involved in the virtual headset business. In the call that followed, the potential bidder indicated it would not be interested in making an offer and no longer had interest in the specific business performed by Fat Shark.

On October 3, 2022, the full Board of Directors met by video conference to receive the recommendations of the Special Committee and consider the LOI and the proposed transaction. Mr. Thompson did not attend the meeting and did not participate in the deliberations or recommendations. The Company’s legal counsel outlined for the Board the history of the negotiations of the LOI and responded to questions of the Board members with respect thereto and outlined steps for a valuation, receiving alternative proposals and submission of a transaction to a vote of shareholders as contemplated by the LOI. After discussion, the members of the Board unanimously approved the LOI and authorized execution by the Company.

On October 3, 2022, the Company engaged Vantage Point Advisors, Inc. to prepare a valuation to be used in connection with the transaction.

Between October 4, 2022, and November 16, 2022, the Company’s management team worked with representatives of Unusual to facilitate due diligence review of the Target Companies and held discussions with other potential alternative bidders for the Target Companies. The management team also provided information and materials to Vantage Point Advisors to be used in their valuation of the Target Companies. In addition, during this period, the Company’s outside legal counsel worked with the Special Committee and representatives of Unusual to draft, negotiate and finalize the Share Purchase Agreement.

On November 16, 2022, the Special Committee met with outside legal counsel via a conference call to discuss the status of the Share Purchase Agreement. That was followed by a video conference call of senior management of each of the Company and Unusual to discuss the proposed transaction.

On November 21, 2022, the Board of Directors held a special meeting by video conference to consider the proposed transaction and the Share Purchase Agreement. The Company’s newly appointed director Mary Beth Long as well as the full board were provided with a lengthy presentation by the Special Committee and outside legal counsel of the history and negotiation of the Share Purchase Agreement. The Company’s Chief Financial Officer also participated in the meeting and provided comments. The Company’s outside legal counsel reviewed the history and nature of the Unusual relationship, the relationship of Mr. Thompson to Unusual, and the negotiation of the Share Purchase Agreement. The outside legal counsel and Special Committee responded to numerous questions from the Board members including the impact of the transaction on the projected revenues and cash flow of the Company. After discussion, the members of the Board present at the meeting unanimously (i) determined that the transactions contemplated in the Share Purchase Agreement are in the best interests of the Company and its stockholders, and (ii) approved the Share Purchase Agreement and the transactions contemplated therein, with Mr. Thompson abstaining from the vote.

Fair Market Value Analysis by Vantage Point Advisors, Inc.

On October 3, 2022, the Board engaged Vantage Point Advisors, Inc. (“VPA”) to prepare a fair market value analysis of each of the Target Companies. On December 14, 2022, VPA delivered draft reports to the Board with respect to each Target Company providing its analysis of the fair market value analysis of each Target Company as of November 30, 2022.

Summary of Material Financial Analysis

Vantage Point Advisors, Inc. (“VPA”), which was subsequently acquired by Stout Risius Ross, LLC, was engaged by the Company to provide a valuation of the Target Companies in connection with the proposed transaction. As part of its engagement, VPA, at the request of the Company, on December 14, 2022, provided to the Company materials regarding VPA's valuation of the Target Companies.

VPA's materials were provided for the information of the Company in its review of the Target Companies in connection with the proposed Transaction and were not to be used for any other purpose. VPA's materials did not address the underlying business decision of the Company, its board of directors or any other party to enter into the Share Purchase Agreement, or the relative merits of the proposed Transaction as compared to any alternative transaction or strategy that may have been available to the Company or the Target Companies. The materials were not intended to provide the sole basis for the Company's evaluation of the proposed Transaction, did not purport to contain all information that may have been required by, or of interest to, the Company in connection with such evaluation, and did not constitute an opinion or recommendation to the Company, its board of directors, any security holder of the Company or any other person or entity as to how to vote or act with respect to any matter relating to the Target Companies, the proposed Transaction or otherwise. VPA's materials did not constitute an opinion as to the fairness of the consideration, the financial terms or any other aspect of the proposed transaction.

With the consent of the Company, VPA assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information furnished by or discussed with the Company, the Target Companies and their respective representatives or otherwise available from public sources. VPA's role in reviewing such information was limited solely to performing such review as VPA deemed necessary and appropriate to support its analyses, and such review was not conducted on behalf of the Company, the Target Companies or any other person. With respect to the projections regarding the Target Companies prepared by Company management and provided to VPA, VPA was advised and assumed that they were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the Target Companies. VPA expressed no view or opinion with respect to such projections or the assumptions or circumstances on which they were based. At the direction of the Company, VPA assumed that such projections provided a reasonable basis upon which to evaluate the Target Companies and, at the Company's direction, VPA relied upon such projections for purposes of its analyses.

VPA further relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Target Companies since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to it, and that there was no information or any facts that would make any of the information discussed with or reviewed by VPA incomplete or misleading. In connection with its analyses, VPA did not conduct a physical inspection of the properties, assets or facilities of the Target Companies and was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities (fixed, contingent, derivative, off balance sheet or otherwise) of the Target Companies , nor was VPA furnished with any such evaluations or appraisals. VPA's materials did not constitute a solvency opinion or credit rating, and VPA had no obligation to evaluate the solvency of the Company, the Target Companies or any other person or entity under any law. VPA's analyses addressed only the estimated fair market value of the Target Companies and did not address any term or aspect of the Purchase and Sale Agreement or the proposed Transaction.

VPA is not an expert on, and did not provide an opinion, counsel, advice or interpretation as to, legal, accounting, regulatory, insurance or tax matters. VPA relied, with the Company's consent, on the assessments of the Company, the Target Companies and their respective advisors as to all legal, accounting, regulatory, insurance and tax matters with respect to the Target Companies. VPA's materials were necessarily based on conditions as in effect on, and the information made available to VPA as of, the date of the materials. None of the Company, its board of directors nor VPA has undertaken any obligation to update, revise or reaffirm the materials or the information, analyses or conclusions therein. Based upon and subject to the foregoing, and the qualifications and limitations and other matters set forth in the materials, VPA estimated the Target Companies had an enterprise value range of $5.1 million to $5.7 million, as of November 30, 2022.

Summary of Material Financial Analysis

The following is a summary of the valuation methodologies performed by VPA and provided to the Board in connection with VPA’s analysis relating to the Target Companies. The following is a summary only and does not purport to be a complete description of the financial analyses performed by VPA. Some of the summaries of financial analyses below include information presented in tabular form format. In order to fully understand VPA’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of VPA’s analyses.

Selected Company Analysis

With respect to its analysis of Rotor Riot, VPA performed a selected company analysis in which VPA reviewed certain financial and stock market data for the following public companies VPA deemed relevant:

•	Academy Sports and Outdoors, Inc
•	Build-A-Bear Workshop, Inc.
•	Big 5 Sporting Goods Corporation
•	Boot Barn Holdings, Inc.
•	Conn’s, Inc.
•	DICK’s Sporting Goods, Inc.
•	Destination XL Group, Inc.
•	JOANN Inc.
•	Kirkland’s, Inc.
•	Sportsman’s Warehouse Holdings, Inc.
•	The Container Store Group, Inc.
•	Tandy Leather Factory, Inc.

VPA reviewed, among other things, the business enterprise value (“BEV”) as a multiple of revenue for the last fiscal year (“LFY”) and 1-year forward. The selected company analysis resulted in minimum, lower (first) quartile, median, upper (third) quartile, and maximum BEV to revenue ratios as follows:

	LFY	1-year forward
Minimum	0.21x	0.24x
Lower (First) Quartile	0.41x	0.46x
Median	0.58x	0.66x
Upper (Third) Quartile	0.81x	0.78x
Maximum	1.45x	1.30x

Taking into account the results of the selected company analysis, VPA applied selected multiple ranges of 1.00x to 1.10x to LFY revenue of $2.0 million, and 0.60x. to 0.65x to 1-year forward revenue of $3.7 million. The selected company analysis indicated a total enterprise value range for Rotor Riot of $2.1 million to $2.3 million.

Analysis of Fat Shark

With respect to its analysis of Fat Shark, VPA performed a selected company analysis in which VPA reviewed certain financial and stock market data for the following public companies VPA deemed relevant:

•	Clarus Corporation
•	Corsair Gaming, Inc.
•	GoPro, Inc.
•	Koss Corporation
•	Logitech International S.A.
•	La-Z-Boy Incorporated
•	Mattel, Inc.
•	Movado Group, Inc.
•	Rocky Brands, Inc.
•	Universal Electronics Inc.
•	Yeti Holdings, Inc.

VPA reviewed, among other things, the BEV as a multiple of revenues for the LFY and 1-year forward. The selected company analysis resulted in minimum, lower (first) quartile, median, upper (third) quartile, and maximum BEV to revenue ratios as follows:

	LFY	1-year forward
Minimum	0.50x	0.55x
Lower (First) Quartile	0.78x	0.72x
Median	1.12x	1.05x
Upper (Third) Quartile	1.59x	1.51x
Maximum	2.76x	2.38x

Taking into account the results of the selected company analysis, VPA applied selected multiple ranges of 1.15x to 1.25x to LFY revenue of $2.6 million and 0.75x to 0.85x to 1-year forward revenue of $4.7 million. The selected company analysis indicated a total enterprise value range for Fat Shark of $3.3 million to $3.6 million.

Selected Transaction Analysis

With respect to its analysis of Rotor Riot, VPA reviewed transactions involving the following entities:

•	Online general retail store
•	Online retailer of home décor and remodeling products
•	Online retailer of commercial equipment part stores
•	Online retailer of skin care products
•	Online gun parts retailer
•	Online sporting goods retailer
•	Online retailer of personal drones
•	Online retailer and retailer of specialty bikes

VPA reviewed, among other things, BEV as a multiple of revenues for the last twelve months (“LTM”). The selected transaction analysis resulted in minimum, lower (first) quartile, median, upper (third) quartile, and maximum BEV to revenue ratios as follows:

LTM
Minimum	0.27x
Lower (First) Quartile	0.54x
Median	0.67x
Upper (Third) Quartile	1.16x
Maximum	1.20x

Taking into account the results of the selected transaction analysis, VPA applied the selected multiple range of 0.90x to 1.00x to $2.0 million, the most recent LTM financial data available for Rotor Riot. The selected transaction analysis indicated a total enterprise value range for Rotor Riot of $1.8 to $2.0 million.

With respect to its analysis of Fat Shark, VPA reviewed transactions involving the following entities:

•	Importer and distributor of branded hobby industry supplies
•	Custom golf club manufacturer
•	Electronics distribution business
•	Manufacturer of snow skis
•	Sporting goods manufacturer
•	Manufacturer and wholesaler of prosthetic products
•	Manufacturer and supplier of casino table game equipment to licensed casinos worldwide
•	Fishing tackle manufacturing and distribution business
•	Manufactures fishing lures and tackle

VPA reviewed, among other things, the BEV as a multiple of revenues for the LTM period. The selected transaction analysis resulted in minimum, lower (first) quartile, median, upper (third) quartile, and maximum BEV to revenue ratios as follows:

LTM
Minimum	0.58x
Lower (First) Quartile	1.11x
Median	1.13x
Upper (Third) Quartile	1.15x
Maximum	2.11x

Taking into account the results of the selected transaction analysis, VPA applied the selected multiple range of 1.15x to 1.25x revenue to $2.6 million, the most recent LTM data available for Fat Shark. The selected transaction analysis indicated total enterprise value range for Fat Shark of $3.0 to $3.3 million.

Income Approach – Discounted Cash Flow Analysis

VPA performed a discounted cash flow analysis of Rotor Riot based on projections provided by management. VPA applied a terminal multiple range of 0.9x to 1.0x to 2027 estimated revenue. VPA applied discount rates ranging from 14.0% to 16.0%.

The discounted cash flow analysis indicated an enterprise value range of $0.5 million to $0.6 million for Rotor Riot.

VPA performed discounted cash flow analysis of Fat Shark based on projections provided by management. VPA applied a terminal growth rate of range 2.5 percent to 3.5 percent to Fat Shark’s estimated terminal year cash flow. VPA applied discount rates ranging from 12.0% to 14.0%.

The discounted cash flow analysis indicated an enterprise value range of $3.0 million to $3.9 million for Fat Shark.

Agreements Related to the Share Purchase Agreement

The Share Purchase Agreement

The following discussion sets forth the material terms of the Share Purchase Agreement and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. You are encouraged to read the Purchase Agreement carefully and in its entirety. The summary of the Share Purchase Agreement is included in this information statement only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the parties or their respective businesses. You should read the information provided elsewhere in this information statement for information regarding the parties and their respective businesses. This summary may not contain all of the information about the Purchase Agreement that is important to you. You should refer to the full text of the Share Purchase Agreement for details of the transaction and the terms and conditions of the Share Purchase Agreement.

Additionally, the representations, warranties and covenants described in this summary and contained in the Purchase Agreement have been made only for the purpose of the Share Purchase Agreement and, as such, are intended solely for the benefit of the Company and Unusual. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Share Purchase Agreement. Furthermore, many of the representations and warranties contained in the Share Purchase Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company and Unusual, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Share Purchase Agreement or may change in the future, and these changes may not be fully reflected in the public disclosures made by the Company and Unusual. As a result of the foregoing, you are strongly encouraged not to rely on the representations, warranties and covenants contained in the Share Purchase Agreement, or any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company, the Target Companies, Unusual or any other party. You are likewise cautioned that you are not a third-party beneficiary under the Purchase Agreement and do not have any direct rights or remedies pursuant to the Share Purchase Agreement.

Sale of the Target Companies

Upon the terms and subject to the conditions of the Share Purchase Agreement, Unusual will purchase from the Company all outstanding capital stock of the Target Companies for a total purchase price of $18 million consisting of (i) $5.0 million in cash, subject to adjustment for the Target Companies’ working capital balance as of the closing date, (ii) a $2.5 million of Unusual Notes, and (iii) $10.5 million in Unusual Convertible Preferred.

Closing

The closing will take place at 11:30 AM EST, or as soon as commercially practicable unless the Share Purchase Agreement has been terminated pursuant to its terms or unless another time or date is agreed to by the parties.

Escrow Shares

At the Closing, the Principal Stockholder shall deliver to the escrow agent, 450,000 shares of Unusual common stock, to provide security for the Company’s and the Principal Stockholder’s indemnification obligations under the Share Purchase Agreement.

Post-Closing Audit; Purchase Price Adjustment

The Share Purchase Agreement provides that no more than 10 and no later than three days prior to the Closing Date, we will prepare and deliver to Unusual (i) an unaudited preliminary consolidated balance sheets of the Target Companies (the “Unaudited Preliminary Balance Sheets”) as of the Closing Date and a preliminary unaudited profit and loss statement for the period ending on the Closing Date (the “Preliminary Unaudited Profit & Loss Statement”), in accordance GAAP (collectively, the “Closing Trial Balance”), (ii) a statement (the “Estimated Working Capital Statement”) setting forth our reasonable and good faith estimate of the Closing Date Working Capital, by reference to the Closing Trial Balance and (iii) a statement setting forth the calculation of the amount by which the estimated Closing Date Working Capital either exceeds the Agreed Working Capital (such amount, the “Estimated Working Capital Excess Amount”) or is less than the Agreed Working Capital (such amount, the “Estimated Working Capital Deficiency Amount”).

If there was an Estimated Working Capital Excess Amount or an Estimated Working Capital Deficiency Amount, at the Closing the aggregate Consideration shall be adjusted upward or downward dollar-for-dollar as appropriate. If there is an Estimated Working Capital Excess Amount, the amount shall be paid to Red Cat as additional cash Consideration at the Closing, unless Red Cat agrees to payment terms for current assets such as inventory. Working capital balances fluctuate over time and it is expected that the amount of working capital reflected in the pro-forma financial statements presented in this proxy statement will be reduced significantly prior to closing, with the cash proceeds from sales of inventory, among other things, reducing intercompany loan balances to zero or close to the average working capital that would be reflected for normal monthly operations. If there is an Estimated Working Capital Deficiency Amount, the amount shall first be credited to the Unusual Note amount and any additional amount applied as a reduction in the cash Consideration.

Within 45 days after the Closing Date or as soon thereafter as is reasonably practical using commercially reasonable efforts, Unusual will prepare and deliver to us (i) closing balance sheets of each of the Target Companies as of the Closing Date, in accordance with GAAP (the “Closing Date Balance Sheets”), (ii) the calculations (the “Working Capital Calculations”) of the Working Capital of each of the Target Companies (the “Working Capital”) as of the Closing Date, and (iii) a statement setting forth the actual calculation of the Closing Date Working Capital of both Target Companies. The same procedure outlined above shall be followed in paying Red Cat the actual excess of the Closing Date Working Capital over the Estimated Closing Date Working Capital or in crediting Unusual the amount by which the actual Closing Date Working Capital deficiency exceeds the Estimated Working Capital.

Representations and Warranties

Representations and Warranties by Unusual

The Share Purchase Agreement contains customary representations and warranties made by Unusual to the Company. Specifically, the representations and warranties of Unusual in the Share Purchase Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules delivered by Unusual to the Company, as may or may not be specifically indicated in the text of the Share Purchase Agreement) relate to the following subject matters, among other things:

• the organization, standing and power of Unusual and its subsidiaries;

• the charter documents of Unusual;

• the capital structure of each of Unusual’s subsidiaries and Unusual’s ownership interest in each such subsidiary;

• the capital structure of Unusual;

• Unusual’s corporate power and authority to enter into the Share Purchase Agreement and the other agreements entered into in connection therewith, and to consummate the transactions contemplated thereby, and the enforceability of the Share Purchase Agreement and the other agreements entered into in connection therewith;

• the absence of conflicts with or defaults under Unusual’s organizational documents, material contracts, applicable law or required permits or approvals from governmental authorities or third parties, or result in the imposition of any encumbrances, other than permitted encumbrances, each as relates to the Share Purchase Agreement, the other agreements contemplated thereby, and the Share Purchase Agreement, and subject to the terms of the Share Purchase Agreement;

• the absence of any governmental consents required in connection with Unusual’s execution, delivery, and performance of the Share Purchase Agreement;

• the approval of the Share Purchase Agreement and the transactions contemplated thereby by the Board of Directors of Unusual;

• broker, finder or other fees and expenses;

• legal proceedings and government orders with respect to Unusual;

• certain financial information of Unusual and its subsidiaries;

• the absence of undisclosed liabilities of Unusual;

• the registration statement filed by Unusual with the SEC in connection with the Unusual IPO (the “Registration Statement”);

• compliance by Unusual with respect to certain employment matters;

• the accuracy of information contained in the Share Purchase Agreement or in any agreement, certificate, or other documents furnished to the Company or Principal Stockholder by Unusual;

• the absence of covenant to notify of any “disqualification events” under the Securities Act of 1933, as amended (the “Securities Act”); and

• having entered into a letter of intent with an underwriter to underwrite the Offering in connection with the Unusual IPO (as described below).

Representations and Warranties by the Company and Principal Stockholder

The Share Purchase Agreement contains certain representations and warranties made by the Company and the Principal Stockholder, each jointly and severally, to Unusual concerning Red Cat. Specifically, the representations and warranties of the Company and the Principal Stockholder in the Share Purchase Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules delivered by the Company to Unusual, as may or may not be specifically indicated in the text of the Share Purchase Agreement) relate to the following subject matters, among other things:

• the Company’s corporate power and authority to enter into the Share Purchase Agreement and perform its obligations under the Share Purchase Agreement, subject to approval of the Share Purchase Agreement by the holders of a majority of the outstanding disinterested shares of Red Cat common stock (the “Requisite Red Cat Vote”), and the other agreements entered into in connection therewith, and to consummate the transactions contemplated thereby, and the enforceability of the Share Purchase Agreement and the other agreements entered into in connection therewith;

• the absence of conflicts with or defaults under Unusual’s organizational documents, material contracts, applicable law or required permits or approvals from governmental authorities or third parties, or result in the imposition of any encumbrances, other than permitted encumbrances, each as relates to the Share Purchase Agreement, the other agreements contemplated thereby, and the Share Purchase Agreement, and subject to the terms of the Share Purchase Agreement;

• the absence of any governmental consents in connection with the Company’s execution, delivery, and performance of the Share Purchase Agreement;

• the approval of the Share Purchase Agreement and the transactions contemplated thereby by the Board of Directors of Company and the submission of the Share Purchase Agreement to the disinterested stockholders of the Company for approval;

• the absence of any anti-takeover statue or regulation applicable to the Share Purchase Agreement;

• broker, finder or other fees and expenses;

• the Company’s ownership of the capital stock of the Target Companies;

• the absence of options, warrants or other rights relating to the capital stock of the Target Companies;

• legal proceedings and government orders with respect to the Company or the Target Companies;

• the compliance of all reports, schedules and forms filed by the Company under the Securities Act, and Securities Exchange Act of 1934, as amended, with all applicable law, and that the Company’s financial statements have been prepared in accordance with GAAP and fairly present the financial condition and results of operation of the Company and its subsidiaries;

•  the Company’s investment intent with respect to the Unusual Note and the shares of Unusual to be acquired in connection with conversion of the Unusual Note and the Unusual Preferred Stock (the “Exchange Shares”);

•  the investment experience and accredited investor status of the Company;

•  the status of the Exchange Shares as “restricted securities” under the Securities Act;

•  the legend that the certificate representing the Unusual Note, Unusual Preferred Stock and Exchange Shares may bear; and

•  that the information supplied by the Company and included in the Unusual IPO Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Representations and Warranties by Principal Stockholder Regarding Target Companies

In addition to the representations and warranties of the Company and the Principal Stockholder set forth above concerning Red Cat, the Share Purchase Agreement also contains certain representations and warranties made by the Principal Stockholder to Unusual with respect to the Target Companies. Specifically, the representations and warranties of the Principal Stockholder in the Share Purchase Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules delivered by the Company to Unusual, as may or may not be specifically indicated in the text of the Share Purchase Agreement) relate to the following subject matters, among other things:

• the organization, standing and power of each Target Company;

• the corporate power and authority of each Target Company to execute and deliver the Share Purchase Agreement, and related documents, and consummate the transactions contemplated thereby, and the enforceability of the Share Purchase Agreement and the other agreements entered into in connection therewith against each Target Company;

• the absence of conflicts with or defaults under each Target Company’s organizational documents, material contracts, applicable law or required permits or approvals from governmental authorities or third parties, or result in the imposition of any encumbrances, other than permitted encumbrances, each as relates to the Share Purchase Agreement, the other agreements contemplated thereby, and the Share Purchase Agreement, and subject to the terms of the Share Purchase Agreement;

• the possession by each Target Company of all necessary certificates, authorizations and permits issued by government authorities;

• broker, finder or other fees and expenses;

• the organizational documents and corporate records of each Target Company;

• the capital structure of each of the Target Companies and the Company’s ownership interest in the capital stock of each Target Company;

• the absence of options, warrants or other rights relating to the capital stock of the Target Companies;

• the financial statements of the Target Companies;

• the absence of any undisclosed liabilities of each Target Company;

• the compliance of each Target Company with applicable laws;

• the compliance of each Target Company with regulatory requirements, including:

•	compliance with all laws and regulations that regulate the Target Company products and services;
•	all Target Company Products manufactured in accordance with product registrations applicable to Target Company products, specifications under which Target Company products are manufactured, and current “CE” sand “UL” good manufacturing practices;
•	obtaining all FAA and other permits required by any governmental authority;
•	lack of any product recalls and compliance with all laws relating to governmental approvals;
•	lack of any basis for any recall, withdrawal or suspension with respect to any registration, license, approval, market, testing or market classification of any Target Company Product;
•	compliance of inventory with regulatory approvals;
•	maintenance and submission of reports or records required by FAA and other government authorities;
•	lack of criminal conviction, conduct or criminal proceedings that could result in disbarment, exclusion or disqualification by the FAA or other governmental authority or civil or criminal liability;
•	maintenance of measures and safeguards to protect personally identifiable information and compliance with all laws relating to privacy and consumer protection;
•	lack of any corporate integrity agreement, monitoring agreements, consent decrees, settlement agreements or other agreements with governmental authorities; and
•	having provided to Unusual, copies of data, protocols, study reports, safety report and/or other relevant documents and materials.

• the compliance of each Target Company with environmental laws;

• legal proceedings and government orders with respect to the Target Companies;

• title to and condition of personal property of the Target Companies;

• real property owned or leased;

• employment matters;

• labor relations;

• material contracts;

• tax matters;

• guaranties;

• insurance;

• inventories;

• intellectual property rights;

• powers of attorney;

• absence of any Material Adverse Effects (as defined below);

• accounts and notes receivable and payable;

• related parties;

• bank accounts;

• accuracy of information furnished; and

• employment compliance;

For purposes of the Share Purchase Agreement, “Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, condition (financial or otherwise) prospects or assets of any Party, or (b) the ability of any Party to consummate the transactions contemplated in the Share Purchase Agreement.

Other Representations and Warranties by the Principal Stockholder

In addition to the representations and warranties of the Principal Stockholder made with the Company, and of the Principal Stockholder with respect to the Target Companies, described above, the Share Purchase Agreement contains certain representations and warranties made by the Principal Stockholder to Unusual. Specifically, the representations and warranties of the Principal Stockholder in the Share Purchase Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules delivered by the Company to Unusual, as may or may not be specifically indicated in the text of the Share Purchase Agreement) relate to the following subject matters, among other things:

• the power and authority of the Principal Stockholder to enter into the Share Purchase Agreement and the other agreements entered into in connection therewith, and to consummate the transactions contemplated thereby, and the enforceability of the Share Purchase Agreement and the other agreements entered into in connection therewith;

• the absence of conflicts with applicable law or required permits or approvals from governmental authorities or third parties, [or result in the imposition of any encumbrances, other than permitted encumbrances, each as relates to the Share Purchase Agreement, the other agreements contemplated thereby, and the Share Purchase Agreement, and subject to the terms of the Share Purchase Agreement];

• the possession by Principal Stockholder of all necessary certificates, authorizations and permits issued by government authorities;

• broker, finder or other fees and expenses;

• ownership of the Unusual Escrow Shares;

• the absence of options, warrants or other rights relating to the Escrow Shares; and

• the compliance of each Target Company with certain employment related laws.

Survival of Representations and Warranties

The Share Purchase Agreement provides that the representations and warranties and indemnification obligations of Red Cat, the Principal Stockholder and Unusual described below shall survive the Closing Date for a period of one (1) year from the Closing Date; provided, however, that the representations and warranties of (i) Unusual with respect to organization, capital structure, authority, non-contravention, governmental consents, board approval, Rule 506(d) bad actor disqualification representations and covenants; (ii) the Company and the Principal Stockholder with respect authority, non-contravention, governmental consents, capitalization, rights, warrants, options, and (iii) the Principal Stockholder with respect to compliance with environmental laws, and employment matters, shall survive the Closing Date until the expiration of the period specified in the applicable statute of limitations; provided, further, any claims with respect to the tax representations shall survive the Closing for a period of 90 days following the expiration of the applicable statute of limitations period. If, at any time prior to the expiration of the limitation periods described in this paragraph including any applicable statute of limitations, any Indemnified Party delivers to the Indemnifying Party a written notice asserting in good faith a claim for recovery under the indemnification provisions described below, then the claim asserted in such notice shall survive such expiration time until such time as such claim is fully and finally resolved including the expiration of any applicable time to appeal.

General Release

The Share Purchase Agreement provides that Red Cat shall unconditionally and irrevocably release and forever discharge, effective as of the Closing Date, each Target Company and its officers, managers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating exclusively to such Target Company which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of Law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of such Target Company to Red Cat, other than any fraud, willful misconduct or gross negligence of such person.

Indemnification

Indemnification by Red Cat

The Share Purchase Agreement provides that Red Cat will defend, indemnify and hold harmless Unusual and its affiliates (which, after the Closing shall include the Target Companies) and their respective directors, officers, managers, employees (the “Unusual Indemnitees”) and agents from, against and in respect of, the full amount of:

(i)  (A) any and all actions, suits, proceedings, demands, liabilities, damages, claims, deficiencies, fines, penalties, interest, assessments, judgments, losses, taxes, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, the “Indemnified Losses”) arising from or in connection with any breach or violation of any of the representations and warranties of Red Cat, contained in the Share Purchase Agreement or (B) any and all Indemnified Losses arising from or in connection with any breach or violation of the covenants or agreements exclusively of Red Cat contained in the Share Purchase Agreement (other than with respect to tax matters it being understood that the remedy for any such breach, violation or failure shall be pursuant to the section of the Share Purchase Agreement specifically dealing with tax matters); and

(ii)  any and all Indemnified Losses not reserved for on the Closing Trial Balance related to the business or operations of any Target Company prior to the Closing Date.

Indemnification by Principal Stockholder

The Share Purchase Agreement provides that the Principal Stockholder will defend, indemnify and hold harmless the Unusual Indemnitees from, against and in respect of, the full amount of:

(i)  any and all Indemnified Losses arising from or in connection with any breach or violation of any of the representations and warranties of Red Cat or any Target Company or the Principal Stockholder contained in the Share Purchase Agreement or (B) any and all Indemnified Losses arising from or in connection with any breach or violation of the covenants or agreements of the Principal Stockholder or any Target Company contained in the Share Purchase Agreement (other than with respect to tax matters it being understood that the remedy for any such breach, violation or failure shall be pursuant to the section of the Share Purchase Agreement specifically dealing with tax matters);

(ii)  any and all Indemnified Losses related to or arising from claims for breach of contract existing on or prior to the Closing Date, and/or which are brought after the Closing Date for acts and omissions of any Target Company or Red Cat, which occurred prior to the Closing Date;

(iii)  any and all Indemnified Losses related to or arising from any Target Company Products delivered by either Target Company prior to the Closing Date, including without limitation, Indemnified Losses for Target Company Product recalls, Target Company Product defects, warranty claims, personal injury or death;

(iv)  any and all Indemnified Losses which relate to any Legal Proceedings which are not set forth on the specified schedules to the Share Purchase Agreement, existing on or prior to the Closing Date, and/or which are brought after the Closing Date for acts and omissions of any Target Company or Red Cat, which occurred prior to the Closing Date; and

(v)  any and all Indemnified Losses not reserved for on the Closing Trial Balance related to the business or operations of any Target Company prior to the Closing Date.

Indemnification by Unusual

The Share Purchase Agreement provides that Unusual will defend, indemnify and hold harmless Red Cat and its Affiliates and their respective directors, officers, managers, employees and agents from, against and in respect of, the full amount of

(i)  any and all Indemnified Losses arising from or in connection with any breach or violation of any of the representations or warranties of Unusual contained in the Share Purchase Agreement,

(ii)  any and all Indemnified Losses arising from or in connection with any breach or violation of any of the covenants or agreements of Unusual contained in the Share Purchase Agreement.

(iii)  Any and all Indemnified Losses arising from the Offering or the Registration Statement.

The indemnification obligations discussed above are subject to the following limitations:

(a) The aggregate sums payable with respect to the indemnification obligations exceed (i) with respect to Red Cat and the Principal Stockholder, the Escrow Shares, and (ii) with respect to Unusual, $1.8 million.

 (b) The Share Purchase Agreement provides that no Party shall be obligated to indemnify and hold harmless any other under for breaches of representations and warranties unless and until all Indemnified Losses in respect of which such Party is obligated to provide indemnification exceed $250,000 (the “Basket Amount”) following which such Party shall be obligated to indemnify and hold harmless, the other Party for all such Indemnified Losses (not merely the amount by which the Indemnified Losses exceed the Basket Amount); provided, however the Basket Amount shall not apply to indemnity obligations for Indemnified Losses arising as a result of fraud or breaches of the representations and warranties of the Principal Stockholder with respect to the capitalization of the Target Companies, rights, warrants and options relating to the Target companies, and the absence of a Material Adverse Effect with respect to either of the Target Companies.

(c) The foregoing limitations on the Party’s indemnification obligations do not apply to matters related to fraud.

Interim Covenants

Form S-1. As soon as practicable following the Effective Date, Unusual shall file a Form S-1 Registration Statement (the “Registration Statement”) with the SEC providing for Unusual to sell at least $15 million of Unusual Common Stock, plus an additional $2.5 million in shares of Unusual Common Stock issuable upon conversion of the Unusual Note to be offered by Red Cat or certain affiliated parties as selling stockholders on a delayed or continuous basis following the Offering, or in the Offering by the underwriter for Unusual (the “Offering”). Unusual may use a portion of the proceeds to pay additional cash consideration in lieu of issuing the Unusual Note as part of the Consideration at the Closing. Unusual shall not file the Registration Statement, or any amendment thereto, absent the express prior written approval therefor by Red Cat, such consent not to be unreasonably withheld, delayed or denied.

Interim Operation of Target Companies. The Share Purchase Agreement provides that, from the Effective Date until the Closing Date, the Company shall cause each Target Company to operate it business in accordance with its ordinary course and past practice. In addition, during the period commencing on the Effective Date and until the Closing Date, each Target Company shall and Red Cat shall cause such Target Company to, except to the extent Unusual specifically gives its prior written consent to the contrary:

(i)  use its best efforts to preserve intact its business organization and the goodwill of its customers, suppliers and others having business relations with it;

(ii)  use its best efforts to keep available to Unusual the services of such Target Company’s officers, managers, employees, independent contractors and agents;

(iii)  promptly furnish to Unusual a copy of any correspondence received from or delivered to any governmental authority;

(iv)  maintain and keep its properties and assets in the same repair and condition as they were on the date of the Share Purchase Agreement, ordinary wear and tear excepted;

(v)  continue and maintain the approval process in the ordinary course of business with respect to the Target Company products and any Target Company products being developed by such Target Company; and

(vi)  continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the Effective Date.

The Share Purchase Agreement also provides that, during the period from the Effective Date to the Closing Date, except with the prior written consent of Unusual, no Target Company shall and Red Cat shall not permit such Target Company to, directly or indirectly:

(i)  amend or otherwise change such Target Company’s charter documents;

(ii)  issue, sell or authorize for issuance or sale, shares of any class of its equity securities (including, but not limited to, by way of share split or dividend) or any subscriptions, options, warrants, rights, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities, unless the sole purchaser is Red Cat;

(iii)  issue or sell any indebtedness including any convertible indebtedness;

(iv)  redeem, purchase or otherwise acquire directly or indirectly any shares of its authorized share capital or any option, warrant or other right to purchase or acquire any such shares;

(v)  declare or pay any dividend or other distribution to its equity holders;

(vi)  sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible), except for sales or dispositions of inventory in the ordinary course of business consistent with past practice;

(vii)  grant, make or subject itself or any of its assets or properties to any Lien;

(viii)  create, incur or assume any liability other than Indebtedness which would remain with such Target Company after the Closing Date, except in the ordinary course of business consistent with past practice;

(ix)  enter into, amend or terminate any material Target Company contract;

(x)  commit to make any capital expenditures in excess of $100,000, which would be payable by such Target Company after the Closing Date;

(xi)  issue any guaranty of sums due from any other person;

(xii)  waive, release, assign, settle or compromise any material claim or litigation;

(xiii)  except as required by Law, increase the compensation payable or to become payable to directors, officers, managers, employees, consultants or agents or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with any of the foregoing Persons or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, share option, restricted share, pension, retirement, deferred compensation, employment, termination, severance or other Target Company plan, agreement, trust, fund, policy or arrangement for the benefit of any of the foregoing persons;

(xiv)  acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets;

(xv)  alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

(xvi)  make any Tax election or settle or compromise any material federal, state or local or federal income tax liability (“Tax Liability”);

(xvii)  change its accounting practices, methods or assumptions or write down any of its assets;

(xviii)  enter into any commitment or transaction, which would survive the Closing Date, except in the ordinary course of business consistent with past practice;

(xix)  accelerate, terminate, modify or cancel any material Target Company contract;

(xx)  grant any license or sublicense of any right under or with respect to any Intellectual Property or disclose any proprietary or confidential information to any third party;

(xxi)  take or omit to take any action which would render any of such Target Company’s or any of any Red Cat’s representations or warranties contained in the Share Purchase Agreement untrue or misleading, or which would be a breach of any of such Target Company’s or any Red Cat’s covenants contained in the Share Purchase Agreement;

(xxii)  enter into any material contract, transaction or arrangement with any affiliate;

(xxiii)  take any action which could have a Material Adverse Effect on either Target Company; or

(xxiv)  agree, whether in writing or otherwise, to do any of the foregoing.

Conduct of Business of Unusual. The Share Purchase Agreement provides that, from the Effective Date until the Closing Date, Unusual shall operate its business in accordance with its ordinary course and past practice. In addition, during the period commencing on the Effective Date and until the Closing Date, Unusual shall, except to the extent Red Cat specifically gives its prior written consent to the contrary:

(i)  use its best efforts to preserve intact its business organization and the goodwill of its customers, suppliers and others having business relations with it;

(ii)  use its best efforts to keep available to Unusual the services of its officers, managers, employees, independent contractors and agents;

(iii)  promptly furnish to Red Cat a copy of any correspondence received from or delivered to any governmental authority;’

(iv)  maintain and keep its properties and assets in the same repair and condition as they were on the date of the Share Purchase Agreement, ordinary wear and tear excepted;

(v)  continue and maintain the approval process in the ordinary course of business with respect to Unusual products and any products being developed by Unusual; and

(vi)  continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the Effective Date.

(b)  Additionally, during the period from the Effective Date to the Closing Date, except with the prior written consent of Red Cat, Unusual shall not directly or indirectly:

(i)  amend or otherwise change its charter documents;

(ii)  issue, sell or authorize for issuance or sale, shares of any class of its equity securities (including, but not limited to, by way of share split or dividend) or any subscriptions, options, warrants, rights, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;

(iii)  issue or sell any Indebtedness including any convertible indebtedness;

(iv)  redeem, purchase or otherwise acquire directly or indirectly any shares of its authorized share capital or any option, warrant or other right to purchase or acquire any such shares;

(v)  declare or pay any dividend or other distribution to its equity holders;

(vi)  sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible), except for sales or dispositions of inventory in the ordinary course of business consistent with past practice;

(vii)  grant, make or subject itself or any of its assets or properties to any Lien;

(viii)  create, incur or assume any liability other than Indebtedness, except in the ordinary course of business consistent with past practice;

(ix)  enter into, amend or terminate any material Unusual contract;

(x)  commit to make any capital expenditures in excess of $100,000, which would be payable by Unusual after the Closing Date;

(xi)  issue any guaranty of sums due from any other person;

(xii)  waive, release, assign, settle or compromise any material claim or litigation;

(xiii)  except as required by law or scheduled to the Share Purchase Agreement with respect to certain equity awards, increase the compensation payable or to become payable to directors, officers, managers, employees, consultants or agents or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with any of the foregoing persons or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, share option, restricted share, pension, retirement, deferred compensation, employment, termination, severance or other Unusual plan, agreement, trust, fund, policy or arrangement for the benefit of any of the foregoing persons;

(xiv)  acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets;

(xv)  alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

(xvi)  make any tax election or settle or compromise any material federal, state or local or federal income tax liability;

(xvii)  change its accounting practices, methods or assumptions or write down any of its assets;

(xviii)  enter into any commitment or transaction, which would survive the Closing Date, except in the ordinary course of business consistent with past practice;

(xix)  accelerate, terminate, modify or cancel any material Unusual contract;

(xx)  grant any license or sublicense of any right under or with respect to any Intellectual Property or disclose any proprietary or confidential information to any third party;

(xxi)  enter into any material contract, transaction or arrangement with any affiliate;

(xxii)  take any action which could have a Material Adverse Effect on Unusual; or

(xxiii)  agree, whether in writing or otherwise, to do any of the foregoing.

Consent of Government Authorities. The Share Purchase Agreement provides that each of Unusual, on the one hand, and each Target Company and Red Cat, on the other hand, agree to file, submit or request (or cause to be filed, submitted or requested) promptly after the Effective Date and to prosecute diligently any and all (a) applications or notices required to be filed or submitted to any governmental authorities, and (b) in the case of each Target Company, requests for consents and approvals of persons required to be obtained in connection with the transactions contemplated by this Agreement. Each of Unusual, on the one hand, and each Target Company and Red Cat on the other hand, shall promptly make available to the other or to a relevant governmental authority, as the case may be, such information as each of them may reasonably request relative to its business, assets and property as may be required by each of them to prepare and file or submit such applications and notices and any additional information requested by any governmental authority, and shall update by amendment or supplement any such information given in writing.

No Solicitation

Takeover Proposal. The Share Purchase Agreement provides that neither Red Cat nor Unusual, shall, and each shall cause their respective representatives, subsidiaries or subsidiaries’ representatives as applicable, not to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any takeover proposal (“Takeover Proposal”) or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to the paragraph below: (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Red Cat or Unusual or any of their respective subsidiaries, as applicable, to, afford access to the business, properties, assets, books, or records of Red Cat or Unusual or any of their respective subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal; (ii) except where the Red Cat Board or Unusual Board, as applicable, makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would cause it to be in breach of its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Red Cat or Unusual, as applicable, or any of their respective Subsidiaries to, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Red Cat or Unusual, as applicable, or any of their respective Subsidiaries; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Target Company contract relating to any Takeover Proposal (each, an “Acquisition Agreement”). Except as expressly permitted by the Share Purchase Agreement, the Red Cat Board shall not effect a Red Cat Adverse Recommendation Change (“Red Cat Adverse Recommendation Change”). Red Cat on the one hand, and Unusual, on the other hand, shall, and shall cause their respective representatives, subsidiaries and subsidiaries’ representatives to, cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the Effective Date with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Red Cat or Unusual, as applicable, and any of their respective subsidiaries that was furnished by or on behalf of such party or its respective subsidiaries to return or destroy (and confirm destruction of) all such information. Without limiting the foregoing, it is understood that any violation of or the taking of actions inconsistent with the restrictions described herein by any Representative of Red Cat or its subsidiaries, on the one hand, or Unusual or its subsidiaries, on the other hand, whether or not such representative is purporting to act on behalf of the applicable party or any of its subsidiaries, shall be deemed to be a breach of these provisions by the applicable party.

Superior Proposal. Notwithstanding the restriction in the foregoing paragraph, prior to the receipt of the Requisite Red Cat Vote, the Red Cat Board, directly or indirectly through any representative, may, subject to the provisions described below: (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Red Cat Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; (ii) thereafter furnish to such third party non-public information relating to such Party or any of its subsidiaries pursuant to an executed Confidentiality Agreement that constitutes an acceptable Confidentiality Agreement (“Acceptable Confidentiality Agreement”) (a copy of which Confidentiality Agreement shall be promptly (in all events within 24 hours) provided for informational purposes to the other Party); (iii) following receipt of and on account of a Superior Proposal, make a Red Cat Adverse Recommendation Change; and/or (iv) take any action that any court of competent jurisdiction orders such Party to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv), only if the Red Cat Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would cause it to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Red Cat Board from disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Party determines, after consultation with its financial advisors and outside legal counsel, that failure to disclose such position would cause Red Cat Board to be in breach of its fiduciary duties under applicable Law.

Notification to the Other Party. The Red Cat Board, shall not take any of the actions referred to in clauses (i) through (iv) of the prior paragraph unless Red Cat shall have delivered to Unusual a prior written notice advising Unusual that it intends to take such action. Red Cat shall notify Unusual promptly (but in no event later than 24 hours) after it obtains Knowledge of the receipt by Red Cat (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to Red Cat or any of its subsidiaries or for access to the business, properties, assets, books, or records of Red Cat or any of its subsidiaries by any third party. In such notice, Red Cat shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. Red Cat shall keep Unusual fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. Red Cat shall provide Unusual with at least 48 hours prior notice of any meeting of the Red Cat Board, or any committee (“Red Cat Board Committee”) thereof (or such lesser notice as is provided to the members of the Red Cat Board or Red Cat Board Committee) at which the Red Cat Board, or Red Cat Board Committee, is reasonably expected to consider any Takeover Proposal. Red Cat shall promptly provide Unusual with a list of any non-public information concerning such Red Cat’s or any of its Subsidiaries’ business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Unusual, copies of such information.

Adverse Recommendation Change or Acquisition Agreement. Except as expressly permitted by the provisions discussed in this section, the Red Cat Board shall not effect a Red Cat Adverse Recommendation Change; or enter into (or permit any of its respective Subsidiaries to enter into) an Acquisition Agreement. Notwithstanding the foregoing, at any time: (i) prior to the receipt of the Requisite Red Cat Vote, the Red Cat Board may effect a Red Cat Adverse Recommendation Change or enter into (or permit any subsidiary to enter into) an Acquisition Agreement that did not result from a breach of the provisions discussed in this section, if (A) Red Cat promptly notifies Unusual, in writing, at least five Business Days (the “Superior Proposal Notice Period”) before making a Red Cat Adverse Recommendation Change, as applicable, or entering into (or causing one of its Subsidiaries to enter into) an Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that Red Cat has received a Takeover Proposal that the Red Cat Board or Red Cat Board Committee intends to declare a Superior Proposal and that it intends to effect a Red Cat Adverse Recommendation Change, and/or Red Cat intends to enter into an Acquisition Agreement, (B) Red Cat specifies the identity to Unusual whom is making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) and any related documents including financing documents, to the extent provided by the relevant Party in connection with the Superior Proposal, (C) Red Cat shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with Unusual in good faith to make such adjustments in the terms and conditions of the Share Purchase Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Unusual, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three Business Days remains in the Superior Proposal Notice Period subsequent to the time Red Cat notifies Unusual of any such material revision (it being understood that there may be multiple extensions)), and (D) Red Cat Board or Red Cat Board Committee determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Unusual during the Superior Proposal Notice Period in the terms and conditions of the Share Purchase Agreement) and that the failure to take such action would cause Red Cat Board to be in breach of its fiduciary duties under applicable Law.

Proxy Statement, Special Stockholders Meeting and Requirement for Stockholder Approval

As soon as reasonably practicable following the Effective Date, Red Cat shall prepare and file the Proxy Statement with the SEC. Red Cat and Unusual shall furnish to the other party all information concerning such person and its affiliates required by the Exchange Act to be set forth in the Proxy Statement. Each of Red Cat and Unusual shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect. Each of Red Cat and Unusual shall take all steps necessary to amend or supplement the Proxy Statement, as applicable, and Red Cat shall cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and disseminated to the holders of Red Cat Common Stock and other voting securities to the extent required by applicable Law.

Red Cat shall promptly provide Unusual and its counsel with any comments or other communications, whether written or oral, Red Cat, or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments. Prior to the filing of the Proxy Statement with the SEC (including in each case any amendment or supplement thereto) or the dissemination thereof to the holders of Red Cat Common Stock and voting securities, or responding to any comments of the SEC with respect to the Proxy Statement, Red Cat shall provide Unusual and its counsel a reasonable opportunity to review and comment on such Proxy Statement, or response (including the proposed final version thereof), and Red Cat shall give reasonable and good faith consideration to any comments made by Unusual or their counsel.

Following clearance of the Proxy Statement by the SEC, we agreed to take all lawful action to call, give notice of, convene and hold as promptly as practical a meeting of Red Cat’s stockholders at which the Requisite Red Cat Vote will be sought.

Preparation of Nasdaq Listing Application

In connection with the Offering, as soon as reasonably practicable following the Effective Date, Unusual shall prepare and file a listing application with the Nasdaq Capital Market (“Nasdaq”) to allow trading of its common stock under the symbol “UMAC” or other symbol acceptable to Unusual but not similar to RCAT (the “Nasdaq Listing Application”). Red Cat and Unusual shall each furnish to the other party all information concerning such person and its affiliates required by the Exchange Act to be set forth in the Nasdaq Listing Application. Each of Red Cat and Unusual shall promptly correct any information provided by it for use in the Nasdaq Listing Application if and to the extent that such information shall have become false or misleading in any material respect. Each of Red Cat and Unusual shall take all steps necessary to amend or supplement the Nasdaq Listing Application, as requested by Nasdaq.

Notice of Certain Events

Subject to applicable Law, Red Cat shall notify Unusual promptly of: (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Share Purchase Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by the Share Purchase Agreement; and (c) any event, change, or effect between the Effective Date and the Closing which individually or in the aggregate causes or is reasonably likely to cause or constitute (i) a material breach of any of its representations, warranties, or covenants contained in the Share Purchase Agreement, or (ii) the failure of any of the conditions to closing set forth in the Share Purchase Agreement to be satisfied; provided that, any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of the provisions described in this paragraph or the failure of any closing condition set forth in the Share Purchase Agreement to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the closing conditions set forth in the Share Purchase Agreement to be satisfied; and provided, further, that the delivery of any notice described in this paragraph shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the Party receiving such notice.

Reasonable Best Efforts

Governmental and Other Third-Party Approval; Cooperation and Notification. The Share Purchase Agreement provides that upon the terms and subject to the conditions set forth therein (including those described in this paragraph, each of the Parties hereto shall, and shall cause its Subsidiaries to, use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, (and in any event no later than the End Date, as defined), the Share Purchase Agreement and the other transactions contemplated by the Share Purchase Agreement, including: (i) the obtaining of all Material Permits, waivers, and actions or non-actions from Governmental Authorities and the making of all necessary registrations, filings, and notifications (including filings with any Governmental Authority) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Share Purchase Agreement and to fully carry out the purposes of the Share Purchase Agreement. Red Cat and Unusual shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply each other with any information that may be reasonably required in order to effectuate the taking of such actions. Each Party hereto shall promptly inform the other Party or Parties, as the case may be, of any communication from any Governmental Authority regarding any of the transactions contemplated by the Share Purchase Agreement. If Red Cat, on the one hand, or Unusual, on the other hand, receives a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by the Share Purchase Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Authority, provide the other Party’s counsel with advance notice and the opportunity to attend and participate in any meeting or other form of communication with any Governmental Authority in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

Actions or Proceedings. In the event that any Legal Proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Share Purchase Agreement or any other transaction contemplated by the Share Purchase Agreement, or any other agreement contemplated thereby, each Party shall cooperate in all respects with the other Party and shall use its reasonable best efforts to contest and resist any Legal Proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by the Share Purchase Agreement. Notwithstanding anything in the Share Purchase Agreement to the contrary, no Party, or any of its Affiliates shall be required to defend, contest, or resist any Legal Proceeding, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by the Share Purchase Agreement.

Public Announcements

The Share Purchase Agreement provides that initial press release with respect to the Share Purchase Agreement and the transactions contemplated thereby shall be a release mutually agreed to by Red Cat and Unusual. Thereafter, each of Red Cat and Unusual agrees that no public release, statement, announcement, or other disclosure concerning the Share Purchase Agreement and the other transactions contemplated hereby shall be issued by any Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law; (b) court process; (c) Nasdaq; or (d) any Governmental Authority to which the relevant Party is subject or submits; provided, in each such case, that the Party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance. Notwithstanding the foregoing, the restrictions described in this Paragraph shall not apply to any release, statement, announcement, or other disclosure made with respect to the Share Purchase Agreement and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by Red Cat or Unusual in accordance with this Paragraph.

Anti-Takeover Statues

If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Red Cat or Unusual relating to the Share Purchase Agreement, then each of Red Cat and the Red Cat Board on the one hand, and Unusual and the Unusual Board on the other hand, shall grant such approvals and take such actions as are necessary so that the transactions contemplated by the Share Purchase Agreement may be consummated as promptly as practicable on the terms contemplated thereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Stockholder Litigation

Red Cat shall promptly advise Unusual in writing after becoming aware of any legal proceeding commenced, or to Red Cat’s knowledge threatened, against Red Cat or any of its directors by any stockholder of Red Cat (on their own behalf or on behalf of Red Cat) relating to the Share Purchase Agreement or the transactions contemplated thereby (including the Share Purchase Agreement and the other transactions contemplated by the Share Purchase Agreement) and shall keep Unusual reasonably informed regarding any such legal proceeding. Red Cat shall: (a) give Unusual the opportunity to participate in the defense and settlement of any such stockholder litigation, (b) keep Unusual reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide Unusual with the opportunity to consult with Red Cat regarding the defense of any such litigation, which advice Red Cat shall consider in good faith, and (c) not settle any such stockholder litigation without the prior written consent of Unusual.

Resignations

At the written request of Unusual, Red Cat shall cause each director or manager of any of the Target Companies and Subsidiaries to resign in such capacity, with such resignations to be effective as of the Closing.

Debt

On or prior to the Closing, Red Cat shall have eliminated any and all indebtedness, relating to the Target Companies and all liens related to the assets of the Target Companies shall have been released prior to the Closing, except for permitted liens.

Assignment of Intellectual Property

On or prior to the Closing, Red Cat shall have taken all action to assign or license the trademarks and other Intellectual Property on Rotor Riot and Fat Shark from Red Cat, UAV Patent Corp., or any other Red Cat Subsidiary to Unusual at the Closing (the “IP Assignments”).

Lock-Up Agreements

If requested by the underwriters in connection with the Offering, Red Cat shall enter into a lock-up agreement for a maximum of 180 days, provided, however, that on and following 90 days after the Closing, in the event that the trading price on the principal exchange for Unusual Common Stock equals or exceeds 150% of the Offering price, Red Cat (and its successors and assigns) shall be permitted to offer and sell up to 25% of the 30 day average daily trading volume per day for Unusual Common Stock underlying the Unusual Preferred Stock. Unusual’s officers, directors and 5% stockholders shall enter into a lock-up agreement with Red Cat for 180 days following the Offering and if requested by the underwriters in connection with the Offering, Unusual shall enter into a lock-up agreement with such underwriters if requested by the underwriters in connection with the Offering (the “Lock-Up Agreements”).

Registration Rights Agreement

At the Closing, Unusual and Red Cat shall execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”) which shall cover the Exchange Securities issuable upon conversion of the Unusual Note and the Unusual Preferred Stock.

Escrow Agreement

At the Closing, Red Cat, Unusual, the Principal Stockholder and the Escrow Agent shall execute and deliver the Escrow Agreement on terms and conditions reasonably acceptable to the Parties.

Notice of Developments

During the period from the date of the Share Purchase Agreement to the Closing Date, each Party will give prompt written notice after discovery thereof to the other Parties of any material adverse development causing a breach of any of such Party’s representations, warranties and covenants set forth herein.

Delivery of Financial Statements

Each Party will prepare and deliver to the other Parties audited financial statements and reviewed any unaudited financial statement for any interim period, in each instance that will be reasonably requested by the other Party prior to or following Closing, including all material respect required to be included in the Registration Statement or the Proxy.

Non-Competition Agreement

Red Cat and Unusual shall enter into a Non-Competition Agreement which shall be in form and substance mutually acceptable to the Parties. The Non-Competition Agreement will generally bar Unusual for a period of time from pursuing enterprise or government contracts, other than in connection with Red Cat. Mr. Brandon Torres Declet will also be required to enter into an employment agreement which contains comparable restrictions on competition with Red Cat and restrictions on competition with Unusual.

Tax Matters

Tax Covenants

Without the prior written consent of Unusual, Red Cat (and, prior to the Closing, the Target Companies, their respective affiliates and its and their respective representatives) shall not, to the extent it may affect, or relate to, the Target Companies, make, change or rescind any tax election, amend any tax return or take any position on any tax return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the tax liability or reducing any tax asset of Unusual or the Target Companies in respect of any Post-Closing Tax Period. Red Cat agrees that Unusual is to have no liability for any Tax resulting from any action of Red Cat, the Target Companies, their respective Affiliates or any of its or their respective representatives, and agrees to indemnify and hold harmless Unusual (and, after the Closing Date, the Target Companies) against any such Tax or reduction of any Tax asset.

All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the Share Purchase Agreement and the transaction documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Red Cat when due. Red Cat shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Unusual shall cooperate with respect thereto as necessary).

Unusual shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Target Companies after the Closing Date with respect to a Pre-Closing Tax Period. Any such tax return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Unusual to Red Cat (together with schedules, statements and, to the extent requested by Red Cat, supporting documentation) at least 45 days prior to the due date (including extensions) of such Tax Return. If Red Cat objects to any item on any such Tax Return, it shall, within 10 days after delivery of such Tax Return, notify Unusual in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Unusual and Red Cat shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Unusual and Red Cat are unable to reach such agreement within 10 days after receipt by Unusual of such notice, the disputed items shall be resolved by the Independent Accounting Firm and any determination by the Independent Accounting Firm shall be final. The Independent Accounting Firm shall resolve any disputed items within 20 days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accounting Firm is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Unusual and then amended to reflect the Independent Accounting Firm’s resolution. The costs, fees and expenses of the Independent Accounting Firm shall be borne equally by Unusual and Red Cat. The preparation and filing of any Tax Return of the Target Companies that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Unusual.

Termination of Existing Tax Sharing Agreements

Any and all existing Tax sharing agreements (whether written or not) binding upon the Target Companies shall be terminated as of the Closing Date. After such date none of the Target Companies, Red Cat nor any of Red Cat's or the Target Companies’ affiliates and their respective representatives shall have any further rights or liabilities thereunder.

Tax Indemnification

Except to the extent treated as a liability in the calculation of Final Working Capital, Red Cat and the Principal Stockholder shall jointly and severally indemnify the Target Companies, Unusual, and each Unusual Indemnitee and hold them harmless from and against: (a) any Indemnified Losses attributable to any breach of or inaccuracy in any representation or warranty made with respect to tax matters; (b) any Indemnified Losses attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation described in this Tax Matters section; (c) all Taxes of the Target Companies or relating to the business of the Target Companies for all Pre-Closing Tax Periods ("Pre-Closing Taxes"); (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Target Companies (or any predecessor of the Target Companies) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on the Target Companies arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys' and accountants' fees) incurred in connection therewith, Red Cat shall reimburse Unusual for any Taxes of the Target Companies that are the responsibility of Red Cat as described in this paragraph within [10] business days after payment of such Taxes by Unusual or the Target Companies.

Straddle Period

In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)  in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b)  in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Contests

Unusual agrees to give written notice to Red Cat of the receipt of any written notice by [the Acquisition], Unusual or any of Unusual's Affiliates which involves the assertion of any claim, or the commencement of any Legal Proceeding, in respect of which an indemnity may be sought by any Unusual Indemnitee described in this Tax Matters section (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Unusual's right to indemnification under the Share Purchase Agreement. Unusual shall control the contest or resolution of any Tax Claim; provided, however, that Unusual shall obtain the prior written consent of Red Cat (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such Tax Claim; and, provided, further, that Red Cat shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Red Cat.

Cooperation and Exchange of Information

Red Cat and Unusual shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return described in this Tax Matters section or in connection with any audit or other proceeding in respect of Taxes of the Target Companies. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Red Cat and Unusual shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Target Companies for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Target Companies for any taxable period beginning before the Closing Date, Red Cat or Unusual (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Tax Treatment of Indemnification Payments

Any indemnification payments described in this Tax Matters section shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Payments to Unusual

Any amounts payable to Unusual described in this Tax Matters section shall be satisfied from Red Cat and the Principal Stockholder, jointly and severally.

Survival

Notwithstanding anything in the Share Purchase Agreement to the contrary, the representation and warranty of the Company and the Principal Stockholder regarding taxes, and the provisions described in this Tax Matters section shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 90 days. If, at any time prior to the expiration of the limitation period described in this paragraph including any applicable statute of limitations, any Unusual Indemnitee delivers to the Red Cat a written notice asserting in good faith a claim for recovery described in this Tax Matters section), then the claim asserted in such notice shall survive such expiration time until such time as such claim is fully and finally resolved including the expiration of any applicable time to appeal.

Closing Conditions

Conditions to Each Party’s Obligation to Effect the Closing of the Share Purchase Agreement . The respective obligations of each Party to effect the Share Purchase Agreement is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions (collectively, the “Closing Conditions”):

(c)  The sale of the Target Companies shall have been duly approved by the Requisite Red Cat Vote.

(d)  The SEC shall have declared the Registration Statement effective and the Offering shall have been consummated.

(e)  Unusual’s Nasdaq Listing Application shall have been approved and trading shall commence simultaneously with the consummation of the Offering and the Closing of the Share Purchase Agreement.

(f)   Brandon Torres Declet and Unusual shall have entered into an Employment Agreement (with a customary non-compete provision that may not be amended or waived without the reasonable consent of Red Cat) in form and substance reasonably acceptable to Unusual and Brandon Torres Declet and Unusual and the Target Companies shall have entered into a Non-Competition Agreement with Red Cat referenced in the Share Purchase Agreement in form and substance mutually acceptable to the Parties.

(g)  Unusual and Red Cat shall have executed and delivered a Demand Registration Rights Agreement for Unusual Common Stock issuable upon conversion of the Unusual Preferred Stock, which shall be in form and substance mutually acceptable to the Parties.

(h)  The Principal Stockholder and Unusual and the Escrow Agent shall have executed and delivered the Escrow Agreement.

(i)   Unusual shall have entered into an Engagement Letter and Underwriting Agreement with Revere Securities in form and substance satisfactory to Red Cat.

(j)   Lockup Agreements with officers, directors and 5% owners of Unusual in form and substance acceptable to Red Cat shall have been executed and delivered by the applicable parties.

(k)  Unusual and Red Cat shall execute and deliver a transition services agreement (the “Transition Services Agreement”)

(l)   Unusual, Red Cat and each Target Company shall have obtained all authorizations, waivers, consents and approvals of, and made all filings, applications and notices with, persons which are necessary or advisable to consummate the transactions contemplated by the Share Purchase Agreement, each of which shall have been obtained without the imposition of any materially adverse term or condition.

(m)      No governmental authority shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Share Purchase Agreement, or the other transactions contemplated by the Share Purchase Agreement.

(n)  Each Party shall deliver updated disclosure schedules to the Share Purchase Agreement necessary to make their respective representations and warranties true and correct as of the Closing Date.

Conditions to Obligations of Unusual. The obligations of Unusual to effect the Share Purchase Agreement are also subject to the satisfaction or waiver (where permissible pursuant to applicable law) by Unusual on or prior to the Closing of the following conditions:

(a)  The representations and warranties of the Parties (other than Unusual set forth in the Share Purchase Agreement) shall be true and correct in all respects (without giving effect to any limitation indicated by the words “in all material respects,” “in any material respect,” “material,” or “materially”) as of the Effective Date and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Parties.

(b)  Red Cat and the Principal Stockholder shall have performed in all material respects all obligations and complied in all material respects with the agreements and covenants, in the Share Purchase Agreement required to be performed by or complied with by it at or prior to the Closing.

(c)  There shall not have occurred any Material Adverse Effect with respect to Red Cat or Target Company, the impact of which the Parties have not been able to resolve to the satisfaction of the Parties, acting in good faith and in a commercially reasonable manner.

(d)  Each Target Company shall have delivered to Unusual a certificate executed by an authorized representative of such Target Company, on behalf of such Target Company and of Red Cat, dated the Closing Date, certifying in such detail as Unusual may reasonably request, that the conditions described in this Conditions to Obligations of Unusual section have been fulfilled.

(e)  No legal proceeding shall be pending or threatened by or before any Governmental Authority, no law shall have been enacted after the date of the Share Purchase Agreement, and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by the Share Purchase Agreement.

(f)   Red Cat shall have delivered to Unusual the Closing Trial Balance, which shall not reflect any indebtedness.

(g)  Red Cat shall have delivered to Unusual certificates representing the Target Companies’ Capital Stock with stock powers endorsed in blank, free and clear of any Liens, which deliveries and maybe in book entry.

(h)  Red Cat shall have executed and delivered to Unusual the IP Assignment, in a form and substance reasonably acceptable to Unusual or taken steps to deliver promptly following closing.

(i)   The Principal Stockholder and the Escrow Agent shall have executed and delivered to Unusual the Escrow Agreement, and the Escrow Agent shall have received the Escrow Shares.

(j)   Red Cat shall have executed and delivered to Unusual the Lock-Up Agreement.

(k)  The Persons set forth on Schedule 10.02 to the Share Purchase Agreement shall have entered into agreements with Unusual or the applicable Target Company in form and substance satisfactory to Unusual providing for the continued services for the applicable Target Company, for protection from disclosure of confidential information, protection of Intellectual Property and trade secrets, compliance with Law, and non-competition for a minimum term of 12 months for such non-competition with Red Cat substantially on the terms acceptable to Red Cat. The Persons listed on Schedule 10.02(l) to the Share Purchase Agreement have waived the payments of any severance arising solely from a change of control of the Target Companies.

(l)   Unusual will have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Red Cat certifying as to the matters described in this Conditions to Obligations of Unusual.

Conditions to Obligations of Red Cat and Principal Stockholder. The obligations of Red Cat and the Principal Stockholder to effect the Share Purchase Agreement and the transaction contemplated by it is also subject to the satisfaction or waiver by Red Cat on or prior to the Closing of the following conditions:

(a)  The representations and warranties of contained in the Share Purchase Agreement or in any certificate or other document delivered pursuant to the Share Purchase Agreement, shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct to the extent of such materiality), as of the Closing Date with the same force and effect as though made on and as of such date and shall have been true as of the Effective Date.

(b)  Unusual shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in the Share Purchase Agreement required to be performed by or complied with it at or prior to the Closing.

(c)  Since the Effective Date, there shall not have been any Unusual Material Adverse Effect with respect to Unusual or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Unusual.

(d)  No legal proceedings shall be pending or threatened by or before any governmental authority; no laws shall have been enacted after the date of the Share Purchase Agreement, and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by the Share Purchase Agreement.

(e)  Red Cat will have received a certificate, signed by the Chief Executive Officer and Chief Financial Officer of Unusual, certifying in such detail as Red Cat may reasonably request, that the conditions described in this Conditions to Obligations of Red Cat and Principal Stockholder have been fulfilled.

Termination

Termination by Mutual Consent. The Share Purchase Agreement may be terminated at any time prior to the Closing by the mutual written consent of Unusual and Red Cat.

Termination by Either Red Cat or Unusual. The Share Purchase Agreement may be terminated by either Red Cat or Unusual at any time prior to the Closing:

(a)  if the Share Purchase Agreement has not been consummated on or before March 30, 2023 (the “End Date”); provided, however, that this right to terminate the Share Purchase Agreement shall not be available to any Party whose breach of any representation, warranty, covenant, or agreement set forth in the Share Purchase Agreement has been the principal cause of, or that resulted in, the failure of the Share Purchase Agreement to be consummated on or before any the End Date;

(b)  if any governmental authority shall have enacted, issued, promulgated, enforced, or entered any law or order making illegal, or permanently enjoining, the consummation of the Share Purchase Agreement, or the other transactions contemplated by the Share Purchase Agreement, and such Law or Order shall have become final and non-appealable;

(c)  if the Share Purchase Agreement has been submitted to the stockholders of Red Cat for approval at a duly convened Red Cat Stockholders Meeting and the Requisite Red Cat Vote shall not have been obtained at such meeting (unless such Red Cat Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); or

(d)  if any Closing Condition described under Conditions to Each Party’s Obligation to Effect the Share Purchase Agreement section shall not be satisfied by Unusual.

Termination by Red Cat. The Share Purchase Agreement may be terminated by the Red Cat at any time prior to the Closing:

(a)  if prior to the receipt of the Requisite Red Cat Vote at the Red Cat Stockholders Meeting or any adjournment thereof, the disinterested Red Cat stockholders fail to approve this Agreement by a majority vote or the Red Cat Board shall have accepted a Superior Proposal and entered into an Acquisition Agreement with a third party;

(b)  if Unusual shall have breached or failed to perform in any material respect any of its covenants and agreements described in the Interim Covenants section above; or

(c)  if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Unusual set forth in the Share Purchase Agreement such that the conditions to the Closing of the Share Purchase Agreement described in subparagraph (a) or (b) under Conditions to Obligations of Red Cat and Principal Stockholder above, as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that Red Cat shall have given Unusual at least 30 days written notice prior to such termination stating Red Cat’s intention to terminate the Share Purchase Agreement pursuant to the provisions described in this paragraph; provided further, that Red Cat shall not have the right to terminate the Share Purchase Agreement pursuant to the provision described in this paragraph if Red Cat is then in material breach of any representation, warranty, covenant, or obligation contained in the Share Purchase Agreement that would cause any condition set forth in subparagraph (a) or (b) under Conditions to Obligations of Red Cat and Principal Stockholder above, not to be satisfied.

Termination by Unusual. The Share Purchase Agreement may be terminated by Unusual at any time prior to the Closing:

(a)  if prior to the receipt of the Requisite Red Cat Vote at the Red Cat Stockholders Meeting, or any adjournment thereof the disinterested Red Cat stockholders fail to approve the Share Purchase Agreement by a majority vote or the Red Cat Board shall have accepted a Superior Proposal and entered into an Acquisition Agreement with a third party;

(b)  if Red Cat shall have breached or failed to perform in any material respect any of its covenants and agreements described in the Interim Covenants section above; or

(c)  if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Red Cat, the Target Companies or the Principal Stockholder set forth in the Share Purchase Agreement such that the conditions to the Closing of the Share Purchase Agreement described in subparagraph (a) or (b) under Conditions to Obligations of Unusual above, as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that Unusual shall have given Red Cat, the Target Companies and the Principal Stockholder, as applicable, at least 30 days written notice prior to such termination stating Unusual’s intention to terminate this Agreement pursuant to this Paragraph; provided further, that Unusual shall not have the right to terminate this Agreement pursuant to this Paragraph if Unusual is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in subparagraph (a) or (b) under Conditions to Obligations of Unusual above, not be satisfied.

Termination Fee. The Share Purchase Agreement provides that if Red Cat accepts an Acquisition Proposal relating to a third party obtaining control of the Target Companies collectively, an “Acquisition Proposal”), then Red Cat upon closing the Acquisition Proposal shall pay Unusual a non-refundable fee in the amount of $500,000 in cash or shares of Red Cat common stock if elected by Red Cat, at the highest VWAP prior to the date of issuance payable within 5 days. For purposes of the immediately preceding sentence, the term “obtaining control” or “acquiring control” (collectively “Control”) shall mean one or more persons obtaining or acquiring more than 50.1% of the voting power of the Target Companies in the case of Red Cat. In no event shall a Termination Fee by payable if the Share Purchase Agreement is not consummated by the End Date (unless such End Date is extended by the written agreement of the Parties) Notwithstanding anything to the contrary herein, if Unusual (1) fails to Close on or prior to March 31, 2023, (2) fails to complete the Offering on or prior to March 31, 2023 or (3) enters into an alternative transaction for an acquisition and a public offering within 12 months of termination of this Agreement, Unusual shall pay Red cat a non-refundable fee in the amount of $500,000 in cash or shares of Unusual if Unusual has a class of its securities listed for trading on a national securities exchange if elected by Unusual at the highest VWAP prior to the date of issuance.

8% Senior Secured Convertible Note due ______ 2026

 The following discussion sets forth the material terms of the Unusual 8% Senior Secured Convertible Note due _____ 2026 to be issued to the Company pursuant to the Share Purchase Agreement, and is qualified in its entirety by reference to the complete text of the 8% Senior Secured Convertible Note due ____ 2026, a copy of which is attached as Annex B to this proxy statement and is incorporated by reference into this proxy statement. You are encouraged to read Annex B carefully and in its entirety.

Under the Share Purchase Agreement, at closing Unusual will issue to Red Cat $2.5 million original principal amount of its 8% Senior Secured Convertible Note due ___ 2026 unless Unusual elects to pay Red Cat an additional $2.5 million of cash purchase price at closing.

The Unusual Note matures on ____, 2026 (36 months following the date of issuance), and bears interest at a rate of 8% per annum, payable in cash on each of the three, six, nine and twelve month anniversary of the end of each calendar quarter until paid in full on the maturity date. The Unusual Note is secured by a security interest granted to Red Cat in all of the assets and property of Unusual. The Unusual Note is initially convertible into Unusual common stock at a conversion price of $___ per share. The conversion price is subject to adjustment in the event of certain events, including stock splits and dividends and for so long as the Unusual Note is outstanding, upon a lower-priced issuance by Unusual, other than Exempt Issuances, as defined in the Unusual Note.

At no time may all or a portion of the Unusual Note be converted if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Unusual common stock owned by the holder at such time, the number of shares of common stock which would result in the holder beneficially owning more than 4.99% of all of the common stock outstanding at such time; provided, however, that upon the holder providing Unusual with sixty-one (61) days’ advance notice that the holder would like to waive this paragraph with regard to any or all shares of common stock issuable upon conversion of the Unusual Note, this paragraph will be of no force or effect with regard to all or a portion of the Unusual Note referenced in the 4.99% waiver. Following waiver, at no time may all or a portion of the Unusual Note be converted if the number of shares of common stock to be issued pursuant to such conversion, when aggregated with all other shares of common stock owned by the holder at such time, would result in the holder beneficially owning in excess of 9.99% of the then issued and outstanding shares of common stock outstanding at such time.

Unusual has agreed to file a “resale” registration statement with the Securities and Exchange Commission covering the Common Stock underlying the Unusual Note upon Red Cat’s written request made following 90 days after the effective date of any underwritten public offering by Unusual (including the Unusual IPO) and a piggy-back registration statement whenever Unusual shall file a registration statement for its own account or the account of other security holders (other than the Unusual IPO). Unusual has agreed to use its best efforts to have the registration statement filed and declared effective.

In the event that the Company issues any Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holders of the Notes will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holders could have acquired if the holders had held the number of shares of Common Stock acquirable upon complete conversion of the Notes.

Security Agreement

 The following discussion sets forth the material terms of the Unusual Security Agreement to be issued to the Company pursuant to the Share Purchase Agreement, and is qualified in its entirety by reference to the complete text of the Security Agreement, a copy of which is attached as Annex C to this proxy statement and is incorporated by reference into this proxy statement. You are encouraged to read Annex C carefully and in its entirety.

Under the Security Agreement, as collateral for the prompt payment in full when due of the obligations of Unusual under the Unusual Note, Unusual (as debtor, including each of its subsidiaries) will grant to Red Cat as closing of the Share Purchase Agreement, provided the Unusual Note is issued at closing, a first priority lien and security interest on Unusual’s assets and properties consisting of Instruments, Accounts, Inventory, General Intangible, Equipment, Documents, Contracts, Goods, Investment Property, Deposit Accounts, Trademarks, Patents and Copyrights as well as books and records, tangible and intangible property of Unusual whether currently owned or acquired in the future, as such terms are defined in the Security Agreement.

Series A Convertible Preferred Stock - Certificate of Designation

The following discussion sets forth the material terms of Unusual’s Series A Convertible Preferred Stock – Certificate of Designation to be issued to the Company pursuant to the Share Purchase Agreement, and is qualified in its entirety by reference to the complete text of the Certificate of Designation, a copy of which is attached as Annex D to this proxy statement and is incorporated by reference into this proxy statement. You are encouraged to read Annex D carefully and in its entirety.

Under the Share Purchase Agreement, at closing Unusual will issue to Red Cat $10.5 million its Series A Convertible Preferred Stock. The Stated Value of each share of Unusual Preferred Stock is $10 per share and Unusual will issue 1,050,000 shares of Series A Preferred to Red Cat at closing of the Share Purchase Agreement.

The Unusual Preferred Stock is initially convertible into Unusual common stock at a conversion price of $___ per share. The conversion price is subject to adjustment in the event of certain events, including stock splits and dividends and for so long as the Unusual Preferred Stock is outstanding, upon a lower-priced issuance by Unusual, other than Exempt Issuances, as defined in the Unusual Preferred Stock Certificate of Designation.

The holder of Unusual Preferred Stock shall be entitled to vote on all matters submitted to shareholders of Unusual and shall be entitled to the number of votes for each share of Unusual Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of common stock such shares of Unusual Preferred Stock are convertible into at such time. Except as otherwise required by law, the holders of shares of Unusual Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class.

Upon the liquidation, dissolution or winding up of the business of Unusual, whether voluntary or involuntary, the holder of Unusual Preferred Stock shall be entitled to receive, for each share thereof, out of assets of Unusual legally available therefor, a preferential amount in cash equal to (and not more than) the stated value. All preferential amounts to be paid to the holders of Unusual Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of Unusual to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Unusual Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) Unusual’s common stock. If upon any such distribution the assets of Unusual shall be insufficient to pay the holders of the outstanding shares of Unusual Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Unusual Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of Unusual) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

At no time may all or a portion of the Unusual Preferred Stock be converted if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Unusual common stock owned by the holder at such time, the number of shares of common stock which would result in the holder beneficially owning more than 4.99% of all of the common stock outstanding at such time; provided, however, that upon the holder providing Unusual with sixty-one (61) days’ advance notice that the holder would like to waive this paragraph with regard to any or all shares of common stock issuable upon conversion of the Unusual Preferred Stock, this paragraph will be of no force or effect with regard to all or a portion of the Unusual Preferred Stock referenced in the 4.99% waiver. Following waiver, at no time may all or a portion of the Unusual Preferred Stock be converted if the number of shares of common stock to be issued pursuant to such conversion, when aggregated with all other shares of common stock owned by the holder at such time, would result in the holder beneficially owning in excess of 9.99% of the then issued and outstanding shares of common stock outstanding at such time.

Unusual has agreed to file a “resale” registration statement with the Securities and Exchange Commission covering the Common Stock underlying the Unusual Preferred Stock upon Red Cat’s written request made following 90 days after the effective date of any underwritten public offering by Unusual (including the Unusual IPO) and a piggy-back registration statement whenever Unusual shall file a registration statement for its own account or the account of other security holders (other than the Unusual IPO). Unusual has agreed to use its best efforts to have the registration statement filed and declared effective.

 The Registration Rights Agreement

The following discussion sets forth the material terms of Unusual’s Registration Rights Agreement to be issued to the Company pursuant to the Share Purchase Agreement, and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is attached as Annex E to this proxy statement and is incorporated by reference into this proxy statement. You are encouraged to read Annex E carefully and in its entirety.

Pursuant to the Share Purchase Agreement, Unusual agreed to enter into a Registration Rights Agreement with Red Cat at closing. The Registration Rights Agreement provides that subject to the terms and conditions thereof, Unusual will register for resale, pursuant to a registration statement filed pursuant to the Securities Act, shares of Unusual’s common stock issuable to Red Cat upon conversion of the Unusual Note and the Unusual , inlcuidng any accrued and unpaid interest and dividends thereon. The parties agreed following execution of the Share Purchase Agreement and in response to comments from the staff of the SEC to eliminate from the Unusual IPO registration statement shares of Unusual common stock issuable under the Unusual Note, and instead to include such shares of common stock as registerable securities under the Registration Rights Agreement. The Registration Rights Agreements provides that as soon as practicable following Red Cat’s written request, Unusual, shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities of Red Cat which Unusual has been requested to register.

The Registration Rights Agreement provides that, subject to certain conditions, each time Unusual proposes for any reasons to register any of its Common Stock under the Securities Act in connection with the proposed offer and sale of its Common Stock for money, either for its own account or on behalf of other security holders, Unusual shall offer Red Cat the right to request inclusion of its Registrable Securities in such registration.

In connection with any registration, Unusual shall be obligated to pay all costs and expenses incident to the performance of Unusual’s obligations and registration, other than discounts and commissions on sale incurred by Red Cat.

The Registration Rights Agreement provides that in the event of any registration under the agreement, Unusual shall indemnify and hold harmless Red Cat from and against any losses, claims, damages or liabilities to witch Red Cat may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities, or which arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by Unusual of the Securities Act, the Exchange Act, or state securities or blue sky laws applicable to Unusual and relating to action or inaction required of Unusual in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. If Unusual fails to defend Red Cat as required, it shall reimburse (after receipt of appropriate documentation) Red Cat for any legal or any other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Unusual shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said prospectus, or said amendment or supplement or any document incident to registration or qualification of any Registrable Securities in reliance upon and in conformity with written information furnished to Unusual by Red Cat specifically for use in the preparation thereof or information omitted to be furnished by Red Cat or (ii) any act or failure to act of Red Cat including the failure of Red Cat to deliver a prospectus as required by the Securities Act.

FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information included herein presents the historical consolidated financial statements of Red Cat, adjusted to give effect to the sale of the Target Companies, as further described in Note 1 — Description of Transaction and Basis of Presentation.

The unaudited pro forma condensed combined balance sheet as of October 31, 2022 gives effect to the transaction as if it had occurred on October 31, 2022. The unaudited pro forma condensed combined statement of operations gives effect to the transaction as if it had occurred at the beginning of each indicated reporting period.

The unaudited pro forma condensed combined financial information was derived from Red Cat’s historical annual and interim consolidated financial statements, which were prepared in accordance with U.S. GAAP, and should be read in conjunction with the following:

• The accompanying notes to the unaudited pro forma condensed combined financial information;

• Red Cat’s audited consolidated financial statements as of and for the years ended April 30, 2022 and 2021, included in its Annual Report on Form 10-K for the year ended April 30, 2022;

• Red Cat’s unaudited condensed consolidated financial statements for the six months ended October 31, 2022, included in its Quarterly Report on Form 10-Q for the quarter ended October 31, 2022;

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the prior pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and to allow the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Red Cat has elected not to present Management’s Adjustments and have only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only, and is not necessarily indicative of what the Company’s financial position or results of operations would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Company.

The final purchase consideration paid by UM could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements. Adjustments related to the final amounts of working capital on the closing date could result in a material change in the amount of consideration payable by UM. If there was an Estimated Working Capital Excess Amount or an Estimated Working Capital Deficiency Amount at the Closing, then the aggregate Consideration shall be adjusted upward or downward dollar-for-dollar, as appropriate. If there is an Estimated Working Capital Excess Amount, the amount shall be paid to Red Cat as additional cash Consideration at the Closing, unless Red Cat agrees to payment terms for current assets such as inventory. Working capital balances can fluctuate from period to period and were unusually high as of the October 31, 2022 date of the pro-forma balance sheet. This higher than normal level was primarily attributable to inventory deposits and purchases, primarily related to the supply chain challenges of securing inventory on a timely basis. These challenges are beginning to ease and the Company expects that working capital balances will be lower on the date of the closing of the transaction. Prior to closing the transaction, Red Cat plans to capitalize, as an investment in the Target Companies, any amounts owed by the Target Companies such that the balance owed at closing shall be zero. If there is an Estimated Working Capital Deficiency Amount, the amount shall first be credited to the Unusual Note amount and any additional amount applied as a reduction in the cash consideration.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information.

Red Cat Holdings

Pro Forma Condensed Combined Balanced Sheet

As of October 31, 2022

(Unaudited)

		(Sale of Consumer Business - Note 1)		Transaction	Pro Forma
	Red Cat Holdings	Fat Shark	Rotor Riot	Accounting Adjustments	Red Cat Holdings	Notes
Assets
Current assets:
Cash and cash equivalents	$1,582,751	$63,221	$27,589	$9,497,551	$10,989,492	A, B
Marketable securities	31,302,888	—	—	—	31,302,888
Available for sale securities	—	—	—	10,500,000	10,500,000	A
Accounts receivable, net	917,802	578,685	42,500	—	296,617	B
Notes receivable	—	—	—	2,500,000	2,500,000	A
Inventory	6,560,092	988,116	839,133	—	4,732,843	B
Prepaid expenses and other current assets	4,453,439	2,432,923	109,275	—	1,911,241	B
Total current assets	44,816,972	4,062,945	1,018,497	22,497,551	62,233,081

Operating lease assets	852,065	—	105,461	—	746,604	C
Property and equipment, net	1,700,821	—	—	—	1,700,821
Goodwill	19,839,750	6,168,260	—	(1,849,073)	11,822,417	C
Intangible assets, net	7,777,741	1,312,534	20,000	(601,680)	5,843,527	C
Other assets	57,033	—	3,853	—	53,180	C
Total assets	$75,044,382	$11,543,739	$1,147,811	$20,046,798	$82,399,630

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,649,341	$378,040	$22,775	$—	$1,248,526	B
Accrued expenses	541,097	68,973	35,393	—	436,731	B
Debt obligations - short term	895,257	—	—	—	895,257
Customer deposits	123,308	64,476	14,234	—	44,598	B
Due to Parent	—	5,759,514	2,587,393	8,346,907	—	C
Operating lease liabilities	298,609	—	46,090	—	252,519	C
Warrant derivative liability	1,013,675	—	—	—	1,013,675
Total current liabilities	4,521,287	6,271,003	2,705,885	8,346,907	3,891,306

Operating lease liabilities, net of current portion	601,243	—	67,416	—	533,827	C
Debt obligations - long term	694,581	—	—	—	694,581
Total liabilities	5,817,111	6,271,003	2,773,301	8,346,907	5,119,714
Commitments and contingent liabilities

Stockholders’ equity:
Preferred stock - Series B	9,867	—	—	—	9,867
Common stock	54,229	1	—	(1)	54,227	C
Additional paid-in capital	108,406,712	6,351,076	(249,323)	9,549,388	111,854,347	A,B,C
Accumulated other comprehensive income	(1,688,405)	—	—	—	(1,688,405)
(Accumulated deficit) Retained earnings	(37,555,132)	(1,078,341)	(1,376,167)	2,150,504	(32,950,120)	D
Total stockholders’ equity	69,227,271	5,272,736	(1,625,490)	11,699,891	77,279,916
Total liabilities and stockholders’ equity	$75,044,382	$11,543,739	$1,147,811	$20,046,798	$82,399,630

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Red Cat Holdings

Pro Forma Condensed Combined Statement of Operations

For the Six Months ended October 31, 2022

(Unaudited)

		(Sale of Consumer Business - Note 1)		Transaction	Pro Forma
	Red Cat Holdings	Fat Shark	Rotor Riot	Accounting Adjustments	Red Cat Holdings	Notes
Revenue	$4,599,733	$1,983,871	$1,624,947	$883,248	$1,874,163	E
Cost of goods sold	4,008,451	1,727,121	1,394,051	780,913	1,668,192	E
Gross Margin	591,282	256,750	230,896	102,335	205,971

Operating expenses
Operations	2,800,959	135,030	197,808	—	2,468,121
Research and development	1,887,684	143,469	27,295	—	1,716,920
Sales and marketing	1,334,000	9,726	353,565	—	970,709
General and administrative	3,037,202	60,893	98,591	—	2,877,718
Stock based compensation	2,002,267	17,616	97,107	—	1,887,544
Total cost and expenses	11,062,112	366,734	774,366	—	9,921,012
Loss from operations	(10,470,830)	(109,984)	(543,470)	102,335	(9,715,041)

Other Expense (Income)
Change in fair value of derivative liability	(593,822)	—	—	—	(593,822)
Investment income, net	(234,113)	—	—	—	(234,113)
Interest expense	68,172	—	—	—	68,172
Other, net	345,009	29,744	(8,051)	—	323,316
Other Expense (Income)	(414,754)	29,744	(8,051)	—	(436,447)
Net Loss	$(10,056,076)	$(139,728)	$(535,419)	$102,335	$(9,278,594)
Net loss per share – basic and diluted	$(0.19)	$(0.00)	$(0.01)		$(0.17)
Weighted average shares outstanding - basic and diluted	53,928,133	53,928,133	53,928,133		53,928,133

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Red Cat Holdings

Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year ended April 30, 2022

(Unaudited)

		(Sale of Consumer Business - Note 1)		Transaction	Pro Forma
	Red Cat Holdings	Fat Shark	Rotor Riot	Accounting Adjustments	Red Cat Holdings	Notes
Revenue	$6,428,963	$2,627,792	$2,028,149	$104,961	$1,877,983	E
Cost of goods sold	5,503,448	2,569,307	1,587,674	107,535	1,454,002	E
Gross Margin	925,515	58,485	440,475	(2,574)	423,981

Operating expenses
Operations	1,353,904	252,545	372,473	—	728,886
Research and development	2,606,141	407,881	58,719	—	2,139,541
Sales and marketing	1,127,532	60,616	220,007	—	846,909
General and administrative	5,548,589	169,096	220,366	—	5,159,127
Stock based compensation	3,291,635	15,606	161,087	—	3,114,942
Total cost and expenses	13,927,801	905,744	1,032,652	—	11,989,405
Loss from operations	(13,002,286)	(847,259)	(592,177)	(2,574)	(11,565,424)

Other Expense (Income)
Change in fair value of derivative liability	(1,042,129)	—	—	—	(1,042,129)
Investment income, net	(355,769)	—	—	—	(355,769)
Interest expense	147,724	19,338	4,701	—	123,685
Other, net	(62,984)	44,126	—	—	(107,110)
Other Expense (Income)	(1,313,158)	63,464	4,701	—	(1,381,323)
Net Loss	$(11,689,128)	$(910,723)	$(596,878)	$(2,574)	$(10,184,101)
Net loss per share – basic and diluted	$(0.24)	$(0.02)	$(0.01)		$(0.21)
Weighted average shares outstanding - basic and diluted	48,220,265	48,220,265	48,220,265		48,220,265

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Red Cat Holdings

Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year ended April 30, 2021

(Unaudited)

		(Sale of Consumer Business - Note 1)		Transaction	Pro Forma
	Red Cat Holdings	Fat Shark	Rotor Riot	Accounting Adjustments	Red Cat Holdings	Notes
Revenue	$4,999,517	$2,887,475	$2,194,503	$82,461	$—	E
Cost of goods sold	3,929,832	2,361,342	1,638,070	69,580	—	E
Gross Margin	1,069,685	526,133	556,433	12,881	—

Operating expenses
Operations	590,342	208,990	374,556	—	6,796
Research and development	516,084	165,427	28,368	—	322,289
Sales and marketing	172,182	27,110	81,449	—	63,623
General and administrative	1,279,471	121,053	121,342	—	1,037,076
Stock based compensation	3,388,216	—	—	—	3,388,216
Total cost and expenses	5,946,295	522,580	605,715	—	4,818,000
Loss from operations	(4,876,610)	3,553	(49,282)	12,881	(4,818,000)

Other Expense (Income)
Derivative expense	4,630,288	—	—	—	4,630,288
Change in fair value of derivative liability	2,492,894	—	—	—	2,492,894
Interest expense	1,223,767	25,791	20,327	—	1,177,649
Other, net	12,616	5,652	—	—	6,964
Other Expense (Income)	8,359,565	31,443	20,327	—	8,307,795
Net Loss	$(13,236,175)	$(27,890)	$(69,609)	$12,881	$(13,125,795)
Net loss per share – basic and diluted	$(0.56)	$(0.00)	$(0.00)		$(0.55)
Weighted average shares outstanding - basic and diluted	23,655,743	23,655,743	23,655,743		23,655,743

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Note 1. Description of Transaction and Basis of Presentation

Description of Transaction

On November 21, 2022, the Company entered into a Share Purchase Agreement related to the sale by the Company of the Target Companies to Unusual Machines.  The parties to the agreement include (i) the Company, as seller, (ii) Unusual, as purchaser, and (iii) Jeffrey Thompson, the Principal Stockholder of the Company who is also a significant stockholder of Unusual.

The total purchase price of $18 million consists of (i) $5.0 million in cash, subject to adjustment based on the working capital balances of the Target Companies on the closing date, (ii) $2.5 million in the form of the Unusual Note, and (iii) $10.5 million shares of the Unusual Preferred Stock.  The Unusual Note and the Unusual Preferred Stock will be convertible into common stock of Unusual at the lesser of $4.00 per share or the initial public offering price of UM.  The Unusual Note and the Unusual Preferred Stock will include anti-dilution protection if UM issues common stock, or securities convertible into common stock, at an effective price lower than the applicable conversion price.

The closing of the SPA is subject to customary closing conditions which include shareholder approval by a majority of the disinterested shareholders of the Company. The Principal Stockholder, who holds approximately 24% of the voting power of the Company, shall abstain from the vote on approval of the SPA. On November 21, 2022, the Board of Directors of the Company approved the SPA. In addition, closing of the SPA is subject to successful completion of an initial public offering (the “IPO”) by UM in the minimum amount of $15 million, and the listing of UM’s common stock on NASDAQ.

Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using Red Cat’s historical annual and interim consolidated financial statements, which were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Note 2. Accounting Policy Adjustments

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies utilized by Red Cat.

Note 3. Preliminary Sales Price Allocation and Gain on Sale

The following is a preliminary allocation of the sales price to each of the Consumer businesses, and a preliminary estimate of the Gain on Sale:

	Fat Shark	Rotor Riot	Total
Total Sales Price	$13,000,000	$5,000,000	$18,000,000
Cost Basis
Original acquisition cost	8,354,076	1,995,114	10,349,190
Additional investment	6,532,264	3,465,593	9,997,857
Working capital adjustment	(3,551,456)	(946,095)	(4,497,551)
Total cost basis	11,334,884	4,514,612	15,849,496
Gain on Sale	$1,665,116	$485,388	$2,150,504

The sales price allocation will be finalized after completion of the necessary valuation work by the Company’s valuation consultant, consultation with the Company’s tax advisor, and related accounting analyses. The final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments included herein.

Note 4. Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

A)	Reflects transaction consideration including (i) cash payment of $5.0 million, (ii) note agreement for $2.5 million, and (iii) shares of Series A Preferred Stock with a value of $10.5 million;

B)	Represents a preliminary working capital adjustment of $4,497,551 as of October 31, 2022, of which $3,551,456 and $946,095 related to Fat Shark and Rotor Riot, respectively. Inventory, including deposits with purchase orders, represented $4,369,447, or 97% of the total preliminary adjustment. Inventory deposits of Fat Shark totaled $2,431,723 at October 31, 2022 and were placed with its manufacturer based in China. This high deposit balance reflects continuing challenges with the supply chain in sourcing components and expected higher demand associated with the launch of the Company's newest product. Inventory levels at Fat Shark reflect higher stocking levels for its new product and inventory levels at Rotor Riot were increased to support higher sales associated with recent marketing initiatives. Fat Shark plans to place orders funded by its deposits and expects that the deposit balance may decrease steadily through the closing date, as will inventory balances as the product cycle for its newest product matures. In summary, working capital balances at October 31, 2022 were unusually high and are expected to be lower at closing, especially as customer deposits are applied to orders and inventory levels stabilize. The Company has agreed to work with the Buyer to optimize inventory balances at closing and the working capital adjustment calculation may differ from that provided in the pro forma financials.

C)	Relates to the elimination of other asset and liability balances associated with the transaction, including (i) funding balances due to Parent, (ii) intangible assets recognized in connection with the acquisition of Fat Shark and Rotor Riot, and (iii) miscellaneous assets and liabilities included in the sale of the Consumer business

D)	Reflects a preliminary estimate of the gain on sale

Note 5. Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

E)	Reflects intercompany sales between Fat Shark and Rotor Riot that were eliminated in Red Cat’s consolidated amounts.

Electronic Delivery of Stockholder Communication

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

•	Registered Owner (you hold our common stock in your own name through our transfer agent, Equity Stock Transfer, LLC, or you are in possession of stock certificates): visit www.equitystock.com and log into your account to enroll.

•	Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided by your broker, bank, trustee or nominee.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter before the Special Meeting other than those matters specified in the Notice of Special Meeting of Stockholders. If any other matters properly come before the Special Meeting, it is intended that the holders of the proxies will vote in respect thereof in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Joe Freedman
Joe Freedman, Lead Director and Chairman of the Special Committee

ANNEX A

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 21, 2022 (the “Effective Date”) among Unusual Machines, Inc., a Puerto Rico corporation (“Unusual”), Red Cat Holdings, Inc., a Nevada corporation (“Red Cat”), and Jeffrey Thompson, an individual, (the “Principal Stockholder”) for the purchase and sale of Rotor Riot, LLC, an Ohio limited liability company (“Rotor Riot”) and Fat Shark Holdings, Ltd, a Nevada corporation (“Acquisition” and together with Rotor Riot, each, a “Target Company” and collectively, the “Target Companies”). Unusual, Red Cat, and the Principal Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. As used in this Agreement, references to any Party other than the Principal Stockholder includes their respective Subsidiaries. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in Article I.

WHEREAS, Red Cat owns 100% of the issued and outstanding equity interests of the Target Companies (the “Target Companies’ Capital Stock”);

WHEREAS, the Board of Directors of Red Cat (the “Red Cat Board”), in its capacity as the sole holder of the Target Companies’ Capital Stock, has: (a) determined that it is in the best interests of Red Cat to enter into this Agreement with Unusual and the Principal Stockholder whereby Unusual will acquire 100% of the Target Companies’ Capital Stock in accordance with the terms and conditions set forth in this Agreement; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend approval of the sale of the Target Companies’ Capital Stock (the “Purchase and Sale”) by a majority of the disinterested stockholders of Red Cat, in accordance with the Nevada Revised Statutes (the “NRS”);

WHEREAS, the Board of Directors of Unusual (the “Unusual Board”) has approved this Agreement and the Purchase and Sale; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants, and agreements in connection with the Purchase and Sale and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Purchase and Sale.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement, the following capitalized words and terms have the following meanings in the Agreement, the Escrow Agreement or they are generic terms referring to names such as the names of particular agreement:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 8.07(b).

“Accredited Investor” has the meaning set forth in Section 4.12.

“Acquisition Agreement” has the meaning set forth in Section 8.07(a).

“Acquisition Proposal” has the meaning set forth in Section 11.07.

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. With respect to this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. When used in this Agreement with respect to Red Cat or a Target Company, Affiliate includes the Principal Stockholder.

“Agreement” has the meaning set forth in the Preamble.

“Agreed Working Capital” shall mean $0.

“Anti-Takeover Statues” has the meaning set forth in Section 4.01(e).

“Audited Financial Statements” has the meaning set forth in Section 8.23.

“Basket Amount” has the meaning set forth in Section 7.04(b).

“Business Day(s)” means any day except Saturday, Sunday or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.

“Cash Consideration” has the meaning set forth in Section 2.01 of this Agreement.

“Charter Documents” means: (a) with respect to a corporation, the articles or certificate of incorporation, as applicable, and bylaws thereto; (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement, as applicable, thereto; (c) with respect to a partnership, the certificate of formation and the partnership agreement, as applicable, thereto; and (d) with respect to any other Person, the organizational, constituent and/or governing documents and/or instruments of such Person.

“Claim(s)” has the meaning set forth in Section 7.03(e)(i).

“Closing” has the meaning set forth in Section 2.02.

“Closing Conditions” has the meaning set forth in 10.01.

“Closing Date” has the meaning set forth in Section 2.02.

“Closing Date Balance Sheet” has the meaning set forth in Section 2.04(b).

“Closing Date Working Capital” has the meaning set forth in Section 2.04(b).

“Closing Trial Balance Sheet” has the meaning set forth in Section 2.04(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” has the meaning set forth in Section 8.06.

“Company Covered Person” has the meaning set forth in Section 3.11.

“Consideration” has the meaning specified in Section 2.01.

“Control” has the meaning set forth in Section 11.07.

“Corporate Minute Books” has the meaning set forth in Section 5.06.

“COVID-19” means the COVID-19 virus.

“COVID-19 Measures” means any measures taken by applicable Governmental Authorities to combat the COVID-19 virus.

“Customs Import Duties and Impositions” has the meaning set forth in Section 5.16(d).

“Dispute Amounts” has the meaning set forth in Section 2.04(d).

“Disqualification Event” has the meaning set forth in Section 3.11.

“EDGAR” means Electronic Data Gathering, Analysis, and Retrieval system.

“End Date” has the meaning set forth in Section 11.02(a).

“Effective Date” has the meaning set forth in the Preamble.

“Escrow” means all the Escrow Shares or other funds or property deposited by the Principal Stockholder with the Escrow Agent under the Escrow Agreement.

“Escrow Agent” means the escrow agent specified in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement to be entered into as of the Closing Date among the Red Cat, Unusual and the Escrow Agent, which shall be in form and substance mutually acceptable to the Parties and the Escrow Agent.

“Escrow Shares” is defined in Section 2.03(a).

“EST” means Eastern Standard Time.

“Estimated Working Capital” has the meaning set forth in Section 2.04(a).

“Estimated Working Capital Deficiency Amount” has the meaning set forth in Section 2.04(a).

“Estimated Working Capital Excess Amount” has the meaning set forth in Section 2.04(a).

“Estimated Working Capital Statement” has the meaning set forth in Section 2.04(a).

“Exchange Act” has the meaning set forth in Section 4.01(c).

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Proxy Statement, or in connection with other Regulatory Approvals, and all other matters related to the Purchase and Sale, and the other transactions contemplated by this Agreement.

“Final Working Capital” has the meaning set forth in Section 2.04(b).

“Final Working Capital Deficiency Amount” has the meaning set forth in Section 2.04(b).

“Final Working Capital Excess Amount” has the meaning set forth in Section 2.04(b).

“GAAP” has the meaning set forth in Section 4.07.

“Government bid” means any bid that, if accepted or awarded, reasonably would be expected to lead to a Government Contract between Unusual and/or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand.

“Government Contract” means any prime contract, subcontract, facility contract, purchase order, task order, delivery order, teaming agreement or arrangement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, blanket purchase agreement, letter contract, grant, cooperative agreement or other similar arrangement, commitment or funding vehicle of any kind that is currently active in performance, or that has been active in performance at any time in the five year period prior to the date of the Agreement and for which final payment has not yet been made (or has not been finally closed by the relevant Government Authority) with: (a) any Governmental Authority; (b) any prime contractor of a Governmental Authority in its capacity as a prime contractor; or (c) any subcontractor at any tier with respect to any contract of a type described in the foregoing clause (a) or clause (b) above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Governmental Authority” means any national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

“Governmental Consents” has the meaning set forth in Section 3.03(c).

“Hazardous Substance” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indebtedness” has the meaning set forth in Section 4.06.

“Indemnified Losses” has the meaning set forth in Section 7.03(a)(i)(A).

“Independent Accounting Firm” has the meaning set forth in Section 2.01.

“Indemnified Party” has the meaning set forth in Section 7.04(c).

“Indemnifying Party” has the meaning set forth in Section 7.04(c).

“Intellectual Property” means all intellectual property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

“IP Assignments” has the meaning set forth in Section 8.18.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) the actual knowledge or constructible knowledge of each officer, director or manager of a Party.

“Law(s)” means any federal, state, local, municipal, foreign, multi-national or other Laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which a Party or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any Party to this Agreement or any of its Subsidiaries thereunder.

“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in Real Property held by each of the Target Companies or any of their respective Subsidiaries.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative or appellate proceeding), investigation or preliminary inquiry regardless of what terms a Governmental Authority may use, hearing, claim, audit, examination commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Liability” means any liability, Indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever including statutory liens.

“Lock Up Agreements” has the meaning set forth in Section 8.19.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, condition (financial or otherwise) prospects or assets of any Party, or (b) the ability of any Party to consummate the transactions contemplated hereby.

“Material Contracts” means any contract where the consideration to be paid or consideration has been accrued in the 12 months prior to the date of this Agreement and in either case is in excess of $100,000 including through purchase orders.

“Material Permits” has the meaning set forth in Section 5.04.

“Nasdaq” has the meaning set forth in Section 8.11(a).

“Nasdaq Listing Application” has the meaning set forth in Section 8.11(a).

“Offering” has the meaning set forth in Section 8.01.

“Order” has the meaning set forth in Section 8.23.

“Other Covered Person” has the meaning set forth in Section 3.11.

“Party” has the meaning set forth in the preamble.

“Parties” has the meaning set forth in the preamble.

“PCAOB” has the meaning set forth in Section 8.23.

“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Authority having jurisdiction over such Person’s owned or leased Real Property, which are not violated by the current use and operation of such Real Property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased Real Property, which do not materially impair the occupancy or use of such Real Property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such Real Property for the purposes for which it is currently used in connection with such Person’s businesses; and (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Authority, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Personal Data” means: (a) information that can be used to identify an individual either alone or when combined with other personal or identifying information that is linked or linkable to a specific individual, and (b) any other information covered by any applicable data privacy or security Law, each in connection with the operation of the applicable Party’s business.

“Personally Identifiable Information” means information pertaining to an individual that is regulated by one or more information privacy or security Laws.

“Preliminary Unaudited Profit & Loss Statements” has the meaning set forth in Section 2.04(a).

“Principal Stockholder” has the meaning set forth in the preamble.

“Privacy Policies” means all published privacy policies and internal privacy policies and guidelines maintained or published by the Target Company or privacy policies required by applicable Laws.

“Product Data” has the meaning set forth in Section 5.12(d).

“Product Inventory” has the meaning set forth in Section 5.12(g).

“Proxy Statement” has the meaning set forth in Section 4.01(c).

“Purchase and Sale” means the sale of the Target Companies’ Capital Stock in exchange for the consideration specified in Section 2.01.

“Purchase Price” has the meaning set forth in Section 2.01.

“Purchase Price Allocation” has the meaning set forth in Section 2.01.

"Real Property" means the real property owned, leased or subleased, together with all buildings, structures and facilities located thereon.

“Red Cat” has the meaning set forth in the preamble.

“Red Cat Adverse Recommendation Change” has the meaning set forth in Section 8.07(a).

“Red Cat Board” has the meaning set forth in the preamble.

“Red Cat Board Recommendation” has the meaning set forth in Section 4.01(d).

“Red Cat Common Stock” has the meaning set forth in Section 4.01(a).

“Red Cat Financial Statements” has the meaning set forth in Section 4.07.

“Red Cat Preferred Stock” has the meaning set forth in 4.01(a).

“Red Cat Stockholders” has the meaning set forth in the preamble.

“Red Cat Stockholder Proposals” has the meaning set forth in Section 4.01(c).

“Red Cat Stockholders Meeting” has the meaning set forth in Section 4.01(d).

“Registration Rights Agreement” has the meaning set forth in Section 8.20.

“Registration Statement” has the meaning set forth in Section 8.01.

“Regulatory Approvals” has the meaning set forth in Section 5.12(c).

“Representative(s)” means, with respect to any Person, such Person’s directors, officers, employees, stockholders, investment bankers, attorneys, accountants, consultants, or other agents or advisors.

“Requisite Red Cat Vote” has the meaning set forth in Section 4.01.

“Schedule Update” has the meaning set forth in Section 12.01(b).

“Schedules” has the meaning set forth in Section 12.01(a).

“SEC” has the meaning set forth in Section 4.01(c).

“SEC Reports” has the meaning set forth in Section 4.07.

“Securities Act” has the meaning set forth in Section 4.07.

“Special Economic Zone” has the meaning set forth in Section 5.16(d).

“Statement of Disputed Amounts” has the meaning set forth in Section 2.04(d).

“Straddle Period” has the meaning set forth in Section 9.04.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Superior Proposal” means a bona fide written proposal with respect to either or both of the Target Companies or its Subsidiaries that such Party’s board determines in good faith (after consultation with outside legal counsel and such Party’s financial advisor) is more favorable to the holders of such Party’s common stock than the transactions contemplated by this Agreement, including without limitation from a financial point of view, taking into account: (a) all financial considerations; (b) the identity of the third party making such Takeover Proposal; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (d) the other terms and conditions of such Takeover Proposal and the implications thereof on such Party, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by such Party (including any conditions relating to financing, stockholder approval, Regulatory Approvals, or other events or circumstances beyond the control of the Party invoking the conditions). For the absence of doubt a Superior Proposal may arise from any offer for either or both of the Target Companies that is lower than the Consideration or for such an offer that includes a larger cash payment at closing or thereafter than as provided in this Agreement.

“Superior Proposal Notice Period” has the meaning set forth in Section 8.07(d).

“Takeover Proposal” means with respect to either or both of the Target Companies or its Subsidiaries, as the case may be, an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of such Party hereto or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of such Party and its Subsidiaries’ consolidated assets or to which 15% or more of such Party’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 15% or more of the voting equity interests of such Party hereto or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income, or assets of such Party and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of such Party hereto; (d) merger, consolidation, other business combination, or similar transaction involving such Party hereto or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the consolidated net revenues, net income, or assets of such Party and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of such Party hereto or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 15% or more of the consolidated net revenues, net income, or assets of such Party and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

“Target Company” has the meaning set forth in the preamble.

“Target Companies” has the meaning set forth in the preamble.

“Target Company Contracts” has the meaning set forth in Section 5.20.

“Target Companies’ Capital Stock” has the meaning set forth in the preamble.

“Target Company Plans” has the meaning set forth in Section 5.18(c).

“Target Company Product(s)” has the meaning set forth in Section 5.12(b).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), Real Property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Claim” has the meaning set forth in Section 9.07.

“Tax Liability” has the meaning set forth in Section 8.02(b)(xvi).

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trading Market” means any of the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, or the Nasdaq Global Market, or any successors of any of these exchanges on which the common stock is listed.

“Transaction Documents” has the meaning set forth in Section 5.02.

“Transition Services Agreement” has the meaning set forth in Section 11.01(i).

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“UAV” means an unmanned aerial vehicle.

“Unaudited Preliminary Balance Sheet” has the meaning set forth in Section 2.04(a).

“Unusual Board” has the meaning set forth in the preamble.

“Unusual Board Approval” has the meaning set forth in Section 3.03(d).

“Unusual Capital Stock” has the meaning defined in Section 2.01.

“Unusual Common Stock” has the meaning set forth in Section 2.01.

“Unusual Disclosure Schedules” has the meaning set forth in Article III.

“Unusual Equity Award Plan” has the meaning set forth in Section 3.01(b).

“Unusual Equity Awards” has the meaning set forth in Section 8.03(c).

“Unusual Financial Statements” has the meaning set forth in Section 3.06.

“Unusual Indemnitee(s)” has the meaning set forth in Section 7.03(a).

“Unusual Note” has the meaning set forth in Section 2.01.

“Unusual Preferred Stock” has the meaning set forth in Section 2.01.

“Unusual Subsidiary Securities” has the meaning set forth in Section 8.03(b).

“Unusual Stockholders” has the meaning set forth in Section 3.03(d).

“Unusual Subsidiaries” has the meaning set forth in Section 3.01(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the common stock are then listed or quoted on a Trading Market, the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the Trading Market on which the common stock are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. to 4:02 p.m. (EST), “Trading Day”), (b) if the common stock are traded on OTCQB or OTCQX, the volume weighted average sales price of the common stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the common stock are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the common stock are then reported in the “Pink Open Market” or successor operated by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) in all other cases, the fair market value of a share of common stock as determined by an independent broker-dealer selected in good faith by the Principal Stockholder and reasonably acceptable to Unusual, the fees and expenses of which shall be paid by the Principal Stockholder.

“Working Capital” has the meaning set forth in 2.4(b).

“Working Capital Calculations” has the meaning set forth in Section 2.04(b)

ARTICLE II
PURCHASE AND SALE

(a)             Section 2.01 Purchase and Sale. At the Closing, Red Cat agrees to sell to Unusual 100% of the Target Companies’ Capital Stock owned by Red Cat in exchange for a Purchase Price of $18.0 million (the “Purchase Price”) consisting of (a) $5.0 million in cash plus the amount of any Agreed Working Capital, if any (the “Cash Consideration”) at the Closing (subject to adjustment as provided in Section 2.04(c) for the amount of working capital balance, if any, on the Closing Date) (the “Final Working Capital”) and a $2.5 million Unusual Senior Secured Convertible Promissory Note (the “Unusual Note”) which shall be in form and substance mutually acceptable to the Parties, and (b) $10.5 million of shares of Unusual’s Series A Convertible Preferred Stock (the “Unusual Preferred Stock”) (the common stock issuable upon conversion of the Unusual Note or the Unusual Preferred Stock and the Unusual Preferred Stock (the “Unusual Capital Stock”). The Cash Consideration, Unusual Note and the Unusual Preferred Stock are collectively referred to herein as the “Consideration”. The Certificate of Designation of the Unusual Preferred Stock shall be in form and substance mutually acceptable to the Parties. The Unusual Note and the Unusual Preferred Stock shall be convertible into Unusual Common Stock, par value $0.01 per share (the “Unusual Common Stock”) at the lower of (A) $4.00 (subject to adjustment for stock splits, stock dividends or similar events) or (B) the Offering price. The Unusual Note and the Unusual Preferred Stock will contain 4.99/9.99% beneficial ownership blockers and other usual and customary provisions, including price protection for lower priced issuances for so long as the Unusual Note or the Unusual Preferred Stock remain outstanding. The allocation of the Purchase Price as between the acquisition of Fat Shark Holdings, Ltd and the acquisition of Rotor Riot (the “Purchase Price Allocation”) shall be mutually agreed upon prior to the Closing (as defined below) in accordance with the following procedures. Within 45 days following the Closing, Red Cat shall provide Unusual with a detailed written statement with its proposed calculation of the Purchase Price Allocation. Unusual shall have 15 days after its receipt of the proposed Purchase Price Allocation to agree or disagree with such calculation. If Unusual disagrees with such calculation and Unusual and Red Cat are unable to finally resolve such dispute within 30 days after Unusual’s receipt of the Purchase Price Calucation, then the dispute shall be resolved by a nationally-recognized accounting firm that is reasonably acceptable to Unusual and Red Cat (the “Independent Accounting Firm”).

Section 2.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Purchase and Sale (the “Closing”) will take place at 11:30 a.m. EST, or as soon as commercially practicable unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties hereto. The Closing shall take place at the offices of Nason, Yeager, Gerson, Harris & Fumero, P.A., or remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed to in writing by the Parties. The actual date of the Closing is referred to as the “Closing Date.” At the Closing, Red Cat shall sell to Unusual 100% of the Target Companies’ Capital Stock, free and clear of all Liens, in return for the Consideration. In addition, as of the Closing, the officers and directors or manager of the Target Companies shall be as reflected on Schedule 2.02.

Section 2.03 Escrow Shares.

(b)             At the Closing, the Principal Stockholder shall deliver to the Escrow Agent, 450,000 shares of Unusual Common Stock with an agreed upon value of $1.8 million (the “Escrow Shares”). The Escrow Shares shall provide security for Red Cat’s and the Principal Stockholder’s indemnification obligations in Article VII including, without limitation, in connection with a breach of any representation and warranty made by Red Cat or the Principal Stockholder.

(c)             Any claim against the Escrow must be made within 9 months following Closing. If a claim is timely made the Escrow Agent shall continue to hold the Escrow Shares as provided in the Escrow Agreement.

Section 2.04 Post Closing Audit; Purchase Price Adjustment; Dispute.

(a)             No more than 10 and no later than 3 business days prior to the Closing Date, Red Cat shall prepare and deliver to Unusual (i) unaudited preliminary balance sheets of the Target Companies (the “Unaudited Preliminary Balance Sheets”) as of the Closing Date and a preliminary unaudited profit and loss statement for the period ending on the Closing Date (the “Preliminary Unaudited Profit & Loss Statements”), in accordance GAAP (collectively, the “Closing Trial Balance”), (ii) a statement (the “Estimated Working Capital Statement”) setting forth Red Cat’s reasonable and good faith estimate of the Closing Date Working Capital and the components and calculations thereof in reasonable detail, by reference to the foregoing Closing Trial Balance and (iii) a statement setting forth the calculation of the amount by which the estimated Closing Date Working Capital as shown on the Estimated Working Capital Statement (the “Estimated Working Capital”) either exceeds the Agreed Working Capital (such amount, the “Estimated Working Capital Excess Amount”) or is less than the Agreed Working Capital (such amount, the “Estimated Working Capital Deficiency Amount”).

(b)             If there was an Estimated Working Capital Excess Amount or an Estimated Working Capital Deficiency Amount, at the Closing the aggregate Consideration shall be adjusted upward or downward dollar-for-dollar as appropriate. If there is an Estimated Working Capital Excess Amount, the amount shall be paid to Red Cat as additional Cash Consideration at the Closing. If there is an Estimated Working Capital Deficiency Amount, the amount shall first be credited to the Unusual Note amount and any additional amount applied as a reduction in the Cash Consideration.

(c)             Within 45 days after the Closing Date or as soon thereafter as is reasonably practical using commercially reasonable efforts, Unusual will prepare and deliver to Red Cat (i) closing balance sheets of each of the Target Companies as of the Closing Date in accordance with GAAP (the “Closing Date Balance Sheets”), (ii) the calculations (the “Working Capital Calculations”) of the Working Capital of each of the Target Companies (the “Working Capital”) as of the Closing Date, and (iii) a statement setting forth the calculation of the actual Closing Date Working Capital of both Target Companies. The same procedure outlined in Section 2.04(a) shall be followed in paying Red Cat the actual excess of the Closing Date Working Capital over the Estimated Closing Date Working Capital or in crediting Unusual the amount by which the actual Closing Date Working Capital deficiency exceeds the Estimated Working Capital.

(d)             If Red Cat disputes the Closing Date Balance Sheets or the Closing Date Working Capital as set forth in the Working Capital Calculations, then, within 45 days following receipt of the deliverables specified in Section 2.04(c), Red Cat shall give Unusual a detailed written statement identifying all disputed items (collectively, the “Disputed Amounts”) (the “Statement of Disputed Amounts”). Unusual and Red Cat shall use reasonable efforts to resolve any such dispute. If Unusual and Red Cat are unable to finally resolve such dispute within 30 days after Unusual’s receipt of Red Cat’s Statement of Disputed Amounts, then the dispute shall be resolved by the Independent Accounting Firm. Unusual and Red Cat shall retain the Independent Accounting Firm within 30 days of the end of the 30 day period for Unusual and Red Cat to resolve their dispute. The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding on Unusual and Red Cat. The fees and expenses of the Independent Accounting Firm shall be allocated 50% to Unusual and Red Cat, provided that if the disputed amount as finally determined by the Independent Accounting Firm equals or exceeds 25% of the Closing Date Balance Sheets amount prepared by Unusual, Unusual shall be responsible for 100% of the Independent Accounting Firm fees.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF UNUSUAL

In order to induce Red Cat to enter into this Agreement and to consummate the transactions contemplated hereby, Unusual makes the representations and warranties set forth below to Red Cat and the Principal Stockholder which representations and warranties shall be true and correct on the Effective Date and as of the Closing Date, except as set forth in a Disclosure Schedule delivered by Unusual to Red Cat and the Principal Stockholder:

Section 3.01 Organization.

(a)             Organization; Standing and Power. Unusual and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of Unusual and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, an Material Adverse Effect.

(b)             Charter Documents. The Certificate of Incorporation and By-Laws of Unusual as most recently provided to Red Cat are true, correct, and complete copies of such documents as in effect as of the Effective Date. Unusual has delivered or made available to Red Cat a true and correct copy of the Charter Documents of each of Unusual’s Subsidiaries. Neither Unusual nor any of Unusual’s Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c)             Subsidiaries. Schedule 3.01(c) lists each of Unusual’s Subsidiaries as of the Effective Date and its place of organization. Schedule 3.01(c) sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by Unusual: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the Effective Date; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the Effective Date, are owned, directly or indirectly, by Unusual. All of the outstanding shares of capital stock of, or other equity or voting interests in, each of Unusual’s Subsidiaries that is owned directly or indirectly by Unusual have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens and restrictions, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of Unusual. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Unusual does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02 Capital Structure.

(a)             Capital Stock. The authorized capital stock of Unusual consists of: (i) 90,000,000 shares of Unusual Common Stock; and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share, of Unusual (the “Unusual Preferred Stock”, and together with the Unusual Preferred Stock, the “Unusual Capital Stock”). (A) 8,184,500 shares of Unusual Common Stock were issued and outstanding; (B) no shares of Unusual Common Stock were issued and held by Unusual in its treasury; and (C) no shares of Unusual Preferred Stock are issued and outstanding. All of the outstanding shares of capital stock of Unusual are, and all shares of capital stock of Unusual which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. None of Unusual’s Subsidiaries own any shares of Unusual Common Stock. The Unusual Common Stock and Unusual Preferred Stock represents One Hundred Percent (100%) of the issued and outstanding shares of capital stock of Unusual. Unusual has no investment or equity interest in any other Person. None of the Unusual Capital Stock has been, or will be, issued in violation of any law, preemptive right, right of first refusal or similar agreement. Neither the Unusual Notes nor the Unusual Preferred Stock to be issued to Red Cat has been, or will be, issued in violation of any federal or state law, rule, regulation or order, preemptive right, right of first refusal or similar agreement. No written or oral agreement or understanding with respect to the disposition of the Unusual Capital Stock, or the Unusual Notes, or any rights therein, other than this Agreement, exists.

(b)             Rights, Warrants, Options. Except as set forth on Schedule 3.02(b), and as contemplated to be issued or sold pursuant to the Registration Statement, there are no options, warrants or other rights, arrangements or commitments of any character to which Unusual is a party or by which Unusual is bound relating to Unusual’s Capital Stock, or obligating Unusual to issue or sell any shares of Unusual Capital Stock, or other equity interests in, Unusual or any of its Subsidiaries.

Section 3.03 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a)             Authorization. Unusual has all requisite right, power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and consummate the transactions contemplated thereby. As used in this Agreement, “Transaction Documents” means this Agreement, the Unusual Notes, the Unusual Preferred Stock, Registration Rights Agreement, the Escrow Agreement, the Transition Services Agreement and the Non-Competition Agreement. The execution and delivery of this Agreement, the Transaction Documents to which it is a party by Unusual and the consummation by Unusual of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action. This Agreement and has been duly executed and delivered by Unusual and constitutes the legal, valid and binding obligation of Unusual, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law.

(b)             Non-Contravention. The execution, delivery, and performance of this Agreement by Unusual, and the consummation by Unusual of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Unusual Notes and the Unusual Preferred Stock, including the Purchase and Sale, do not and will not: (i) contravene or conflict with, or result in any violation or breach of Unusual’s Charter Documents; (ii) assuming that all Governmental Consents have been obtained or made, conflict with or violate any Law applicable to Unusual, any Unusual’s Subsidiaries, any of Unusual’s stockholders or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Unusual’s or any of Unusual’s Subsidiaries’ loss of any benefit or the imposition of any additional payment or other Liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Governmental Consent under, any Material Contract to which Unusual or any of Unusual’s Subsidiaries or Unusual’s stockholders is a party or otherwise bound as of the Effective Date; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Unusual or any of Unusual’s Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other Liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Governmental Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)             Governmental Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Governmental Consent”), any Governmental Authority is required to be obtained or made by Unusual in connection with the execution, delivery, and performance by Unusual of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Unusual Notes and the Unusual Preferred Stock, or the consummation by Unusual of the Purchase and Sale and other transactions contemplated hereby, (excluding the Offering, as hereinafter defined, the Nasdaq listing), except for such other Consents which if not obtained or made would not have, individually or in the aggregate, a Material Adverse Effect.

(d)             Unusual Board Approval. The Unusual Board, by resolutions duly adopted by a unanimous vote at a meeting of the Unusual Board duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Purchase and Sale, upon the terms and subject to the conditions set forth herein, are in the best interests of Unusual; (ii) approved this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Purchase and Sale, the Offering, the Registration Rights Agreement, the Escrow Agreement, the Unusual Notes and the Unusual Preferred Stock, upon the terms and subject to the conditions set forth herein (“Unusual Board Approval”).

Section 3.04 Brokers. Unusual has not employed any financial advisor, broker or finder and has not incurred and will not incur any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement which would be payable by Red Cat. Unusual will pay the discounts and other expenses of the Offering.

Section 3.05 Legal Proceedings. There is no action, claim, dispute, suit, investigation or proceeding pending or, to Unusual’s knowledge, threatened against Unusual or any of its properties or rights, nor any judgment, order, injunction or decree before any court, arbitrator or administrative or governmental body which might adversely affect or restrict the ability of Unusual to consummate the transactions contemplated by this Agreement including the Purchase and Sale or to perform its obligations thereunder.

Section 3.06 Financial Statements. Unusual has delivered to the other Parties a true and complete copy of the audited balance sheet of Unusual and each of Unusual’s Subsidiaries as of December 31, 2021 and 2020, and the audited consolidated profit and loss statement, statement of cash flow and statement of changes in stockholders’ equity of Unusual and each of Unusual’s Subsidiaries for the period ending on such dates and unaudited financials for the three and nine months periods ended September 30, 2022, certified by Unusual’s chief executive officer, without giving effect to any of the transactions contemplated by this Agreement (collectively, the “Unusual Financial Statements”). The Unusual Financial Statements: (a) have been prepared in accordance with the books of account and records of Unusual; (b) fairly present, and are true, correct and complete statements in all material respects of the consolidated financial condition of Unusual and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with GAAP consistently applied with prior periods. The Unusual Financial Statements have been prepared in accordance with the books of account and records of Unusual in accordance with GAAP and fairly present and are true and correct in all material respects of the consolidated financial condition of Unusual as the Closing Date.

Section 3.07 Absence of Undisclosed Liabilities. Other than Liabilities incurred in the ordinary course of business consistent with past practice, Unusual has no debts, claims, Liabilities, commitments or obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than as provided for in this Agreement or disclosed and accrued for or reserved against in the Unusual Financial Statements. There is no basis for assertion against Unusual of any such debt, claim, Liability, commitment, obligation or loss.

Section 3.08 Registration Statement. The Registration Statement has been prepared by Unusual and does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.09 Employment Compliance. In the last 5 years:

(a)             to the Knowledge of Unusual, no allegations of sexual harassment, sexual misconduct, sexual, gender, racial, religious other discrimination which is in violation of applicable Laws, o retaliation or policy violations have been made involving any current or former director, officer, manager, employee or independent contractor of Unusual;

(b)             Unusual has not entered into any settlement agreement related to allegations referred to in Section 3.09(a); and

(c)             no Legal Proceedings are pending or, to the Knowledge of Unusual, threatened related to allegations referred to in Section 3.09(a) against Unusual.

Section 3.10 Accuracy of Information Furnished. No representation, statement or information contained in this Agreement (including the various exhibits attached hereto) or any agreement executed in connection herewith or in any certificate or other document delivered pursuant hereto or thereto or made or furnished to Red Cat or Principal Stockholder or its representatives by Unusual, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained herein and therein, in the light of the circumstances under which they were made, not misleading. Copies of all documents listed or described in the various exhibits attached hereto and provided by Unusual to Red Cat and Principal Stockholder are true, accurate and complete.

Section 3.11 Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(a)             No Disqualification Events. Neither Unusual, nor any of its predecessors, Affiliates, any manager, executive officer, other officer of the Unusual or any Subsidiary participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of Unusual’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Unusual in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is or has prior to the Effective Date been subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Unusual has exercised reasonable care to determine: (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. Unusual has complied with its disclosure obligations under Rule 506(e).

(b)             Other Covered Persons. Unusual is not aware of any person (other than any Company Covered Person) who has been or will be paid (directly or indirectly) remuneration in connection with the sale of the Unusual Capital Stock who is subject to a Disqualification Event (each, an “Other Covered Person”).

(c)             Reasonable Notification Procedures. With respect to each Company Covered Person, Unusual has established procedures reasonably designed to ensure that Unusual receives notice from each such Company Covered Person of (A) any Disqualification Event relating to that Company Covered Person, and (B) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(d)             Notice of Disqualification Events. Unusual will notify Red Cat immediately in writing upon becoming aware of (A) any Disqualification Event relating to any Company Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

Section 3.12 The Offering. Unusual has entered into a non-binding letter of intent with an underwriter which has agreed to underwrite the Offering. A copy of the letter of intent is annexed as Schedule 3.12 hereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING RED CAT

In order to induce Unusual to enter into this Agreement and to consummate the transactions contemplated hereby, Red Cat and the Principal Stockholder, jointly and severally, make the representations and warranties set forth below to Unusual which representations and warranties shall be true and correct as of the Effective Date and the Closing Date, except as set forth in a Disclosure Schedule attached to this Agreement. All references in this Article IV to either Target Company shall include any Subsidiaries of such Target Company.

Section 4.01 Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.

(a)             Authority. Red Cat has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, subject to approval of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding disinterested shares of Red Cat common stock (the “Red Cat Common Stock”) (including the shares of Red Cat Preferred Stock (“Red Cat Preferred Stock”) voting on an as-converted basis) (the “Requisite Red Cat Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Red Cat and the consummation by Red Cat a of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Red Cat and no other corporate proceedings on the part of Red Cat are necessary to authorize the execution and delivery of this Agreement or to consummate the Purchase and Sale and the other transactions contemplated hereby, subject only, in the case of consummation of the Purchase and Sale, to the receipt of the Requisite Red Cat Vote. The Requisite Red Cat Vote is the only vote or consent of the holders of any class or series of Red Cat’s capital stock necessary to approve this Agreement and consummate the Purchase and Sale and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Red Cat and, assuming due execution and delivery by Unusual and Principal Stockholder, constitutes the legal, valid, and binding obligation of Red Cat, enforceable against Red Cat in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)             Non-Contravention. The execution, delivery, and performance of this Agreement by Red Cat, and the consummation by Red Cat of the transactions contemplated by this Agreement, including the Purchase and Sale, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of Red Cat or any of the Target Companies; (ii) assuming that all Governmental Consents have been obtained or made and, in the case of the consummation of the Purchase and Sale, obtaining the Requisite Red Cat Vote and assuming the absence of a Superior Proposal, conflict with or violate any Law applicable to Red Cat, any of its Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any of Red Cat’s or the Target Companies’ loss of any benefit or the imposition of any additional payment or other Liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Governmental Consent under, any Material Contract to which any of the Target Companies are a party or otherwise bound as of the Effective Date; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of any of the Target Companies, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)             Governmental Consents. No Governmental Consent by any Governmental Authority is required to be obtained or made by Red Cat or any of the Target Companies in connection with the execution, delivery, and performance by Red Cat of this Agreement or the consummation by Red Cat of the Purchase and Sale and other transactions contemplated hereby (excluding any implementation of the Red Cat Vote and assuming the absence of a Superior Proposal, other than the Closing of the Purchase and Sale), except for: (i) the filing with the Securities and Exchange Commission (“SEC”) of (A) the Proxy Statement in preliminary and definitive form (“Proxy Statement”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) other filings required by applicable securities Laws, and (C) such reports under the Exchange Act as may be required in connection with this Agreement, and the other transactions contemplated by this Agreement; and (ii) such other Governmental Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)             Red Cat Board Approval. The Red Cat Board, by resolutions duly adopted by a unanimous vote (exclusive of the Principal Stockholder who shall have abstained) at a meeting of the Red Cat Board duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Purchase and Sale, upon the terms and subject to the conditions set forth herein, are in the best interests of, Red Cat and its stockholders (“Red Cat Stockholders”); (ii) approved this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Purchase and Sale, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the disinterested Red Cat Stockholders for adoption at the Red Cat Stockholders Meeting (the “Red Cat Stockholders Meeting”); and (iv) resolved to recommend that the Red Cat Stockholders vote in favor of adoption of this Agreement and the Purchase and Sale in accordance with the NRS (collectively, the “Red Cat Board Recommendation”).

(e)             Anti-Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any Laws applicable to Red Cat is applicable to Red Cat, or any of the other transactions contemplated by this Agreement (“Anti-Takeover Statues”).

Section 4.02 Brokers. Neither Red Cat, the Target Companies nor the Principal Stockholder has employed any financial advisor, broker or finder and each has not incurred and will not incur any broker’s, finder’s, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

Section 4.03 Capitalization. Red Cat is and will immediately prior to the Closing be the legal, record and beneficial owner of 100% of the Target Companies’ Capital Stock, and such Target Companies’ Capital Stock is and will immediately prior to the Closing be owned free and clear of any Liens, whatsoever, claims or rights under any voting trust agreements, proxies, stockholder agreements or other agreements. At the Closing, Red Cat will transfer and convey and Unusual will acquire good and valid title to the Target Companies’ Capital Stock free and clear of all Liens. No written or oral agreement or understanding with respect to the disposition of the Target Companies’ Capital Stock or any rights therein, other than this Agreement, exists.

Section 4.04 Rights, Warrants, and Options. Other than this Agreement, there are no options, warrants or other rights, arrangements or commitments of any character to which Red Cat is a party or by which Red Cat is bound relating to the Target Companies’ Capital Stock or obligating Red Cat to sell, pledge or otherwise dispose of any shares, or other equity interests in either of the Target Companies.

Section 4.05 Legal Proceedings. There is no Legal Proceeding pending or, to Red Cat’s Knowledge, threatened against Red Cat, the Target Companies or any of their respective properties or rights, nor any judgment, order, injunction or decree before any Governmental Authority which would (i)adversely affect or restrict the ability of Red Cat to consummate the transactions contemplated by this Agreement, including the Purchase and Sale or to perform their respective obligations thereunder, or (ii) could reasonably be expected to result in Material Adverse Effect on either of the Target Companies.

Section 4.06 Intentionally omitted.

Section 4.07 SEC Reports; Financial Statements. Since April 1, 2021, Red Cat has filed all reports, schedules, forms, Registration Statements and other documents required to be filed by Red Cat under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act including pursuant to Section 13(a) for the 2 years preceding the Effective Date and as the Closing Date (or such shorter period as Red Cat was required by Law to file such documents) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the Target Company information in the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the Target Company Information statements contained therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 4.07, the financial statements of Red Cat (the “Red Cat Financial Statements”) included in the SEC Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Target Company information contained in the Red Cat Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in the Red Cat Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Red Cat and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.08 Intentionally Omitted.

Section 4.09 Intentionally Omitted.

Section 4.10 Investment Intent. The Consideration consisting of the Unusual Note and Unusual Preferred Stock to be received by Red Cat hereunder will be acquired for investment and only for Red Cat’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Red Cat has no present intention of publicly selling, granting any participation in, or otherwise distributing the same, other than as contemplated in the Registration Rights Agreement, the Registration Statement, the Offering and in connection with any distribution of the Unusual Note or the Unusual Capital Stock to the stockholders of Red Cat by dividend or distribution; provided, that, by making the representations herein, other than as set forth herein, Red Cat does not agree to hold any of the Unusual Note or the Unusual Capital Stock for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Unusual Note or the Unusual Capital Stock pursuant to an effective Registration Statement under the Securities Act or under an exemption from such registration (provided that Red Cat complies with the conditions thereof) and in compliance with applicable federal and state securities Laws.

Section 4.11 Investment Experience. Red Cat is an experienced investor and acknowledges and represents that: (a) it is able to fend for itself; (b) can bear the economic risk of its investment in the Unusual Note or the Unusual Capital Stock; and (c) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risk of its investment in the Unusual Note or the Unusual Capital Stock.

Section 4.12 Accredited Investor Status. Red Cat is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act (“Accredited Investor”), as amended.

Section 4.13 Status of the Unusual Note and the Unusual Capital Stock. Red Cat understands and agrees as follows: (a) the Unusual Note and the Unusual Capital Stock constitute “restricted securities” under the Securities Act inasmuch as they are being acquired from Unusual in a transaction not involving a public offering; (b) subject to limited exceptions, the Unusual Note and Unusual Capital Stock may not be resold, disposed of or transferred, in whole or in part, without registration under the Securities Act; and (c) it must bear the economic risk of this investment indefinitely unless the Unusual Note and Unusual Capital Stock are registered pursuant to the Securities Act, or an exemption from registration is available. Red Cat understands that the Unusual Common Stock underlying the Unusual Note shall be registered for public sale in the Offering and it is receiving demand registration rights from the Unusual Common Stock underlying the Unusual Preferred Stock.

Section 4.14 Legend. Red Cat acknowledges that all certificates or other instruments representing the Unusual Note and Unusual Capital Stock subject to this Agreement may, at the option of Unusual, bear a restrictive legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, OTHERWISE DISPOSED OF OR TRANSFERRED, IN WHOLE OR IN PART, EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS OR SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Section 4.15 Information Supplied. None of the information supplied or to be supplied by or on behalf of Red Cat for inclusion in the Registration Statement (exclusive of information concerning the Target Companies) or any final prospectus with respect to the Offering shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, or in the case of any final prospectus, filed with the SEC, at the time it is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING THE TARGET COMPANIES

In order to induce Unusual to enter into this Agreement and to consummate the transactions contemplated hereby, the Principal Stockholder makes the representations and warranties set forth below to Unusual which representations and warranties shall be true and correct as of the Effective Date and the Closing Date, except as otherwise noted herein or as set forth in the attached Disclosure Schedules. All references in this Article V to either Target Company shall include any Subsidiaries of such Target Company.

Section 5.01 Organization. Acquisition is a corporation duly organized and validly existing under the Laws of the State of Nevada. Rotor Riot is a limited liability company duly organized and validly existing under the Laws of the State of Ohio. Each Target Company is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned or operated by it or the nature of its business makes such qualification or licensing necessary. Each Target Company has all requisite right, power and authority to (a) own and operate its properties, (b) conduct its business as presently conducted in accordance with local business practices and (c) engage in and consummate the transactions contemplated hereby. Each Target Company is not in default under, or breach of, its Charter Documents.

Section 5.02 Authorization; Enforceability. Each Target Company has all requisite right, power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and consummate the transactions contemplated thereby. The execution and delivery of this Agreement, the Transaction Documents to which it is a party by each Target Company and the consummation by each Target Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by each Target Company and constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law.

Section 5.03 No Consent, Violation or Conflict. With respect to each Target Company, the execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and compliance by each Target Company with the provisions hereof, (a) do not and will not violate or, if applicable, conflict with any provision of Law, or any provision of such Target Company’s Charter Documents, and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, cause the acceleration of performance or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Target Company pursuant to any instrument or agreement to which such Target Company is a party or by which such Target Company’s properties may be bound or affected.

Section 5.04 Regulatory Permits. Each Target Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Governmental Authority necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Target Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. Neither Target Company is in conflict with, or in default or violation of any Material Permit.

Section 5.05 Brokers. No Target Company has incurred or will incur any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

Section 5.06 Organizational Documents and Corporate Records. A true and complete copy of the Charter Documents of each Target Company, as amended, will be delivered to Unusual prior to the Closing Date. The minute book of each Target Company (the “Corporate Minute Books”) will also be delivered to Unusual prior to the Closing Date. Such Corporate Minute Books contain complete and accurate records of all meetings and other corporate actions of the board of directors and/or the stockholders or members, as applicable, of each Target Company from the date of its incorporation or formation to the Effective Date. All matters requiring the authorization or approval of the board of directors and/or the stockholders or members of each Target Company have been duly and validly authorized and approved by them.

Section 5.07 Capitalization. Set forth on Schedule 5.07 is the capital structure of each Target Company. All of the Target Companies’ Capital Stock issued prior to the Closing Date has been and will be duly authorized and are and will be validly issued, fully paid and non-assessable. Red Cat is and immediately prior to the Closing will, directly or indirectly, be the legal, record and beneficial owner of 100% of the Target Companies’ Capital Stock, and such Target Companies’ Capital Stock is and immediately prior to the Closing will be owned free and clear of any Liens whatsoever, including, without limitation, claims or rights under any voting trust agreements, stockholder agreements, limited liability company agreements or other agreements. The Target Companies’ Capital Stock represents 100% of the issued and outstanding shares and/or equity interests of each Target Company. Each Target Company has no investment or equity interest in any other Person. None of the Target Companies’ Capital Stock was or will be issued in violation of any law, preemptive right, right of first refusal or similar agreement. No written or oral agreement or understanding with respect to the disposition of the Target Companies’ Capital Stock or any rights therein, other than this Agreement, exists.

Section 5.08 Rights, Warrants, and Options. There are no options, warrants or other rights, arrangements or commitments of any character to which either Target Company is a party or by which either Target Company is bound relating to the issued or unissued securities of such Target Company or obligating such Target Company to issue or sell any shares of common stock or other equity interests of, such Target Company. There are no outstanding obligations of either Target Company to redeem or otherwise acquire any of the Target Companies Capital Stock and there are no outstanding contractual obligations of either Target Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

Section 5.09 Financial Statements. Red Cat has delivered to Unusual a true and complete copy of the audited consolidated balance sheet of the Target Companies as of April 30, 2021 and 2022, and the audited consolidated profit and loss statement, statement of cash flow and statement of changes in stockholders’ equity of the Target Companies for the period ending on such dates together with the same financial statements for the three and six months ended July 31 and October 31, 2021 and 2022 which interim financial statements have been reviewed by Red Cat’s auditors (collectively, the “Target Companies’ Financial Statements”). Each of the consolidated Target Companies’ Financial Statements (including, in each case, any notes and schedules thereto) : (i) have been prepared in accordance with the books of accounts and records of the Target Companies; (ii) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (iii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); (iv) reflected the effects of COVID-19 and COVID-19 Measures on the Target Companies and include adequate provisions to reflect the material effects of COVID-19 and COVID-19; and (v) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Target Companies and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material). The Target Companies’ Financial Statements will (a) be prepared in accordance with the books of account and records of each Target Company for the six months ended October 31, 2021 and 2022 and will be true, correct and complete statements in all material respects of the consolidated financial condition of each Target Company as the Closing Date.

Section 5.10 Absence of Undisclosed Liabilities. As of the Closing Date, each Target Company has no Liabilities, of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than as provided for in this Agreement or disclosed and accrued for or reserved against in the Financial Statements or in the Closing Trial Balance. There is no basis for assertion against either Target Company of any such debt, claim, Liability. For the avoidance of doubt, the Red Cat acknowledges that Unusual is not assuming any such Liabilities, not disclosed and accrued for or reserved against in the Closing Trial Balance, and Unusual will be indemnified for such pursuant to Section 7.04.

Section 5.11 Compliance with Laws.

(a)             In addition to the representations and warranties set forth in Sections 5.12 and 5.13, each Target Company is in compliance with all Laws applicable to it or its properties or has made all necessary filings to be in compliance with all such Laws, including, without limitation, those relating to (i) the development, testing, manufacture, packaging and labeling of Target Company Products, (ii) employment, occupational safety and employee health, (iii) sexual or other harassment and discriminatory practices in violation of any constitution or Laws, (iv) building, zoning and land use; and (v) the Foreign Corrupt Practices Act and all applicable anti-bribery, anti-kickback and related Laws and regulations. No Target Company has received notification from any Governmental Authority asserting that it is not in compliance with or has violated any of the Laws which such Governmental Authority enforces, or threatening to revoke any authorization, consent, approval, franchise, license, or permit, and each Target Company is not subject to any agreement or consent decree with any Governmental Authority arising out of previously asserted violations, except such non-compliance which is not reasonably expected to result in a Material Adverse Effect on such Target Company.

(b)             Each Target Company has at all times been in compliance all Laws applicable to it relating to export control, trade embargoes, and anti-boycott prohibitions. No Target Company Product sold or services provided by any Target Company during the last 5 years has been, directly or indirectly, sold to or performed on behalf of any country subject to the restricted list of the Office of Foreign Assets Control Regulations (OFAC), or International Traffic In Arms Regulations (ITAE), or similar restrictions of the United States, including Cuba, Iraq, Iran, Libya or North Korea or customers in such countries.

Section 5.12 Regulatory Compliance; UAV.

(a)             Each Target Company is in compliance with all applicable Laws, and policies administered or enforced by any Governmental Authority that regulates Target Company Products or services and any other Governmental Authority that regulates the development of UAV or educational products in any jurisdiction, including, without limitation, relating to state or federal anti-kickback sales and marketing practices, insurance and bonding, advertising and promotion, pre- and post-marketing reporting, and all other pre- and post-marketing reporting requirements, as applicable.

(b)             Schedule 5.12(b) lists each product developed, manufactured, licensed, distributed or sold by each Target Company (collectively, the “Target Company Product(s)”). Each Target Company Product manufactured by or on behalf of each Target Company has been manufactured in accordance with (i) the product registration applicable to such Target Company Product, (ii) the specifications under which the Target Company Product is normally and has normally been manufactured, (iii) the applicable provisions of current “CE” or “UL” good manufacturing practices or other Governmental Authority and (iv) without limiting the generality of Section 5.24, the provisions of all applicable Laws.

(c)             Each Target Company has obtained all registrations or submissions and all FAA permits required for the Target Company Products and all amendments and supplements thereto, and all other Material Permits required by any Governmental Authority to conduct the business as it is currently conducted (the “Regulatory Approvals”). All of the Regulatory Approvals have been duly and validly issued and are in full force and effect, and each Target Company is in compliance with each FAA permit and Material Permit held by or issued to it. Except as listed on Schedule 5.12(c), each Target Company is the sole and exclusive owner of the Regulatory Approvals and holds all right, title and interest in and to all such Regulatory Approvals. Neither Target Company has granted any third party any right or license to use, access or reference any of the Regulatory Approvals, including without limitation, any of the know-how contained in any of the Regulatory Approvals nor rights (including any regulatory exclusivities) associated with each such Regulatory Approvals.

(d)             There is no action or proceeding by any Governmental Authority pending or, to the Knowledge of each Target Company, Red Cat or any of their Affiliates, threatened seeking the recall of any of the Target Company Products or the revocation or suspension of any Regulatory Approval. Each Target Company has made available to Unusual its complete and correct copies of all Regulatory Approvals. In addition, (i) each Target Company has made available to Unusual a complete and correct copy of the Target Company Products’ Data (“Product Data”); (ii) to the Knowledge of the Target Companies, or any of their Affiliates, Red Cat, all Laws applicable to the preparation and submission of the Regulatory Approvals to the relevant regulatory authorities have been complied with; (iii) to the Knowledge of the Target Companies, Red Cat or any of their Affiliates, each Target Company has filed with the relevant Governmental Authority all required notices, supplemental applications, and annual or other reports, including adverse experience reports, with respect to the Regulatory Approvals.

(e)             There exist no set of facts: (i) which could furnish a basis for the recall, withdrawal or suspension of any Target Company Product registration, Target Company Product license, manufacturing license, wholesale dealers license, export license or other license, approval or consent of any Governmental Authority with respect to either Target Company or any of the Target Company Products; or (ii) which could furnish a basis for the recall, withdrawal or suspension of any Target Company Product from the market, the termination or suspension of any testing of any Product, or the change in marketing classification of any Target Company Product.

(f)              Except as set forth on Schedule 5.12(h), all Target Company Products have been merchantable and free from defects in material or workmanship for the term of any applicable warranties and under the conditions of any express or implied specifications and warranties arising under Law and as set forth in the specific order. Except as disclosed on Schedule 5.12(h) hereto, neither Target Company has received any claims based on alleged failure to meet the specifications or breach of product warranty arising from any applicable manufacture or sale of Target Company Products.

(g)             As of the Closing Date, all inventory (“Product Inventory”) will conform to the specifications therefor contained in the Regulatory Approvals and to the Regulatory Approvals and with the requirements of all applicable Regulatory Approvals and is capable of maintaining such until the expiration date therefor.

(h)             Each Target Company is and has been in compliance with all Laws requiring the maintenance or submission of reports or records under requirements administered by the FAA or any other Governmental Authority. No Target Company, nor any of their respective employees or agents, have made an untrue or fraudulent statement to the FAA or any other applicable Governmental Authority, or in any records and documentation prepared or maintained to comply with the applicable Laws, or failed to disclose a fact required to be disclosed to the FAA or any other similar Governmental Authority.

(i)              No Target Company nor Red Cat has been convicted of any crime or engaged in any conduct that could result or resulted in debarment, exclusion or disqualification by the FAA or any other Governmental Authority and there are no Legal Proceedings pending or, to the Knowledge of either Target Company, Red Cat or any of their Affiliates, threatened that reasonably might be expected to result in criminal or civil liability or debarment, exclusion or disqualification by the FAA or any other Governmental Authority. No Target Company has received written notice of or been subject to any other enforcement action involving the FAA or any other Governmental Authority, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter, and none of the foregoing are pending or, to any Target Company’s, Red Cat’s or any of their Affiliates, Knowledge, threatened in writing against any Target Company.

(j)              Each Target Company has security measures and safeguards in place to protect Personally Identifiable Information it collects from customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. To the Knowledge of Red Cat, the Target Company or any of their Affiliates, the Target Companies have complied in all material respects with all applicable Laws relating to privacy and consumer protection and neither has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by applicable Laws related to privacy, whether collected directly or from third parties, in an unlawful manner. The Target Companies have taken all reasonable steps to protect Personally Identifiable Information against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse.

(k)             Neither Target Company is party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Authority.

(l)              True and complete copies of all information, data, protocols, study reports, safety reports and/or other relevant documents and materials have been made available to Unusual.

Section 5.13 Compliance with Environmental Laws. Each Target Company is in compliance with all applicable Environmental Laws. Except as set forth on Schedule 5.13, there have been no governmental claims, citations, notices of violation, judgments, decrees or orders issued against either Target Company for impairment or damage, injury or adverse effect to the environment or public health and there have been no private complaints with respect to any such matters. There is no condition relating to any properties of either Target Company that would require any type of remediation, clean-up, response or other action under applicable Environmental Laws and each Target Company has complied with Environmental Laws in the generation, treatment, storage and disposal of Hazardous Substances.

Section 5.14 Legal Proceedings. (a) No Target Company is a party to any pending or threatened Legal, Proceeding, and (b) no Person who is or was within the last 5 years a director or officer of either Target Company is a party to any pending, or threatened, Legal Proceeding in such Person’s capacity as a director or officer (or the equivalent managerial authority) of such Target Company, which might adversely affect such Target Company to consummate the transactions contemplated by this Agreement, including the Purchase and Sale or to perform their respective obligations thereunder, or might reasonably be expected to result in Material Adverse Effect on either of the Target Companies.

Section 5.15 Title to and Condition of Personal Property.

(a)             Each Target Company has and will have good and marketable title or leasehold interest to each item of equipment and other personal property worth more than $10,000 included as an asset in the Closing Trial Balance and/or used in connection with the operation of its business.

(b)             The buildings, structures, appurtenances, leasehold improvements, equipment, machinery, rolling stock and other tangible property owned or used by each Target Company (i) are not, and as of the Closing Date, will not be in need of substantial maintenance or repairs (except for ordinary or routine maintenance or repairs), (ii) are, and as of the Closing Date will be, free of structural or non-structural defects, and (iii) have access to adequate water, sewer, gas, telephone, high speed Internet service needed for the business of each Target Company and electric utilities which are in good working order; in each instance as is sufficient to conduct the business of such Target Company as currently conducted.

(c)             Each item of equipment, personal property and asset of each Target Company, which will be included as an asset in the Closing Trial Balance and/or used in connection with the operation of its business shall remain with such Target Company. Schedule 5.15(c) sets forth the full and complete list of all assets owned by each Target Company as of the Effective Date which will be updated as of the Effective Date. Except as set forth on such Schedule 5.15(c), none of the items of equipment, personal property and assets included therein was imported under a temporary import or similar regulatory regime that would restrict the transfer, or would cause either Target Company to owe additional Taxes as a result of the transfer, of such property.

Section 5.16 Real Property.

(a)             Schedule 5.16(a) sets forth the street address of each parcel of Real Property leased by each Target Company. Unusual has been delivered true and complete copies of all of the lease agreements relating to the Real Property. Each Target Company enjoys peaceful and undisturbed possession of the Real Property.

(b)             No Target Company owns any Real Property.

(c)             All construction and improvements made on the Real Property are and, as of the Closing Date, will not be in need of substantial repairs except for ordinary or routine maintenance or repairs.

(d)             Acquisition’s Subsidiary, Fat Shark Holdings, Ltd, a Cayman Islands exempted company, is exempted from “Customs Import Duties and Impositions” and operates in the Special Economic Zone pursuant to the Special Economic Zones Law of the Caymans Island under Identification No. 101259659, which is in full force and effect. There is no action or proceeding by any Governmental Authority pending or, to the Knowledge of Red Cat or the Principal Stockholder threatened seeking the revoke or suspend the exemption from Customs Import Duties and Impositions.

Section 5.17 Intentionally Omitted.

Section 5.18 Employment Matters.

(a)             There are no employment, consulting, severance or indemnification arrangements, arrangements which contain change of control provisions, agreements, or understandings between either Target Company and any officer, director, manager, consultant or employee. Schedule 5.18(a) contains the names, job descriptions and annual salary rates and other compensation of all officers, directors, employees and consultants of each Target Company (including compensation paid or payable by such Target Company under the Target Company Plans (as defined)), and a list of all employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment or providing services, including working conditions, vacation and sick leave (or paid time off), a complete copy of each of which (or a description, if unwritten) has been delivered to Unusual.

(b)             Each Target Company has complied with all applicable employment Laws, including payroll and related obligations, benefits, and social security, and does not have any obligation in respect of any amount due to employees of such Target Company or Governmental Authorities, other than normal salary, other fringe benefits and contributions accrued but not payable on the Effective Date.

(c)             Schedule 5.18(c) sets forth a complete list of all pension, retirement, 401-K, share purchase, share bonus, share ownership, share option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other material employee benefit plan, policy, agreement, commitment, arrangement or practice currently or previously maintained by each Target Company for any of its directors, officers, consultants, employees or former employees (the “Target Company Plan(s)”).

Without limiting the generality of Section 5.18, each Target Company Plan has been administered in accordance with its terms and applicable Law. With respect to the Target Company Plans, (i) no event has occurred and there exists no condition, facts or circumstances, which could give rise to any liability of either Target Company under the terms of such Target Company Plans or any applicable Laws, (ii) each Target Company has paid or accrued all amounts required under applicable Laws and any Target Company Plan to be paid as a contribution to each Target Company Plan through the Effective Date, (iii) each Target Company has set aside adequate reserves to meet contributions which are not yet due under any Target Company Plan, (iv) the fair market value of the assets of each funded Target Company Plan, the liability of each insurer for any Target Company Plan funded through insurance or the book reserve established for any Target Company Plan, together with accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Target Company Plan according to the actuarial assumptions and valuations most recently used to determine employee contributions to such Target Company Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations, and (v) each Target Company Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

On or after the Effective Date, no Target Company Plan has been, or will be, (i) terminated, (ii) amended in any manner which would directly or indirectly increase the benefits accrued, or which may be accrued, by any participant thereunder or (iii) amended in any manner which would materially increase the cost to either Target Company or Unusual of maintaining such Target Company Plan. No Target Company Plan provides retiree medical or retiree insurance benefits to any Person. Except as disclosed or noted in the Financial Statements, there are no amounts due or owing to any employee of either Target Company for any accrued salary, remuneration, compensation and/or benefit, including, without limitation, amounts due for accrued vacation, sick leave or commissions.

Section 5.19 Labor Relations. There is no strike or dispute pending or threatened involving any employees of either Target Company. None of the employees of either Target Company is a member of any labor union and neither Target Company is a party to, otherwise bound by, or threatened with any labor or collective bargaining agreement. None of the employees of either Target Company are known to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Without limiting the generality of Section 5.18, (a) no unfair labor practice complaints are pending or threatened against either Target Company, and (b) no Person has made any claim, and there is no basis for any claim, against either Target Company under any statute, regulation or ordinance relating to employees or employment practices, including without limitation those relating to age, sex, gender, racial or other types of discrimination, conditions of employment, and wages and hours.

Section 5.20 Contracts. Schedule 5.20 sets forth a list of all Material Contract to which each Target Company is a party (all such contracts, agreements, arrangements or commitments as are required to be set forth on Schedule 5.20 being referred to herein collectively as the “Target Company Contracts”), including, without limitation with respect to each Target Company:

(a)             each partnership, joint venture or similar agreement of such Target Company with another Person;

(b)             each contract or agreement under which such Target Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness or under which such Target Company has imposed (or may impose) a Lien on any of its assets, whether tangible or intangible securing;

(c)             each contract or agreement which involves or contributes to such Target Company, aggregate annual remuneration which exceeds 5% of such Target Company’s consolidated annual net revenues for the 12 months ended April 30, 2021 or 2022;

(d)             all leases and subleases from any third Person to such Target Company;

(e)             each contract or agreement to which such Target Company or any of its Affiliates is a party limiting the right of such Target Company (i) to engage in, or to compete with any Person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by such Target Company or (ii) to solicit any customer or client;

(f)              fire, casualty, liability, title, worker’s compensation and all other insurance policies and binders maintained by such Target Company;

(g)             all collective bargaining or other labor union contracts or agreements to which such Target Company is a party or applicable to Persons employed by such Target Company;

(h)             all licenses, licensing agreements and other agreements providing in whole or part for the use of any Intellectual Property of such Target Company; and

(i)              all other contracts or agreements which individually or in the aggregate are material to such Target Company or the conduct of its business, other than those which are terminable upon no more than 30 days’ notice by such Target Company without penalty or other adverse consequence.

Schedule 5.20 further identifies each of the Target Companies’ Material Contracts which contain anti-assignment, change of control or notice of assignment provisions. The Target Companies Material Contracts are each in full force and effect and are the valid and legally binding obligations of each Target Company which is a party thereto and are valid and binding obligations of the other parties thereto. To the Knowledge of the Red Cat and the Target Companies, no Target Company is a party to, nor is its business or any of its assets bound by, any oral agreement. No Target Company is in default under its Charter Documents or in default under any Material Contract to which it is a party, and no event has occurred which with the giving of notice or lapse of time or both would constitute such a default.

Section 5.21 Tax Matters. Except as set forth on Schedule 5.21:

(a)              All Tax Returns required to be filed on or before the Closing Date by or with respect to the Target Companies and their Subsidiaries (which for this Section 5.21 shall exclude any Cayman Island Subsidiaries) have (or by the Closing Date will have) been duly filed or the time for filing such Tax Returns shall have been validly extended to a date after the Closing Date. Such Tax Returns are true, correct, and complete in all respects. Except for Taxes reflected or reserved against in the Target Companies’ Financial Statements, the Target Companies and their Subsidiaries have paid all Taxes due and with respect to Taxes not yet due, all such Taxes not yet paid have been appropriately reserved against in accordance with GAAP. Neither the Target Companies nor their Subsidiaries is subject to any joint venture, partnership, or other arrangement or Target Company Contract which is treated as a partnership for federal income tax purposes. Neither of the Target Companies nor any of their respective Subsidiaries is a party to any Tax indemnity, Tax sharing or Tax allocation agreement.

(b)             As of the Effective Date, there is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes of any of the Target Companies or any of their respective Subsidiaries, and no power of attorney with respect to any such Taxes, has been executed or filed with the IRS or any other taxing authority that remains in force.

(c)              During the last 5 years there has been no and as of the Effective Date (and will not be as of the Closing Date) there are no presently pending audits or Legal Proceedings with respect to any Taxes of the Target Companies or their Subsidiaries.  No claim has ever been made by a Governmental Authority in a jurisdiction where a Target Company does not file a Tax Return that any of the Target Companies is or may be subject to taxation by that jurisdiction.

(d)             All Taxes required to be withheld by the Target Companies or their Subsidiaries have been duly and timely withheld, and such withheld Taxes have been duly and timely paid to the appropriate governmental entity.

(e)              There are no Tax Liens upon the assets of the Target Companies or their Subsidiaries except Liens for current Taxes not yet due and payable.

(f)              The Target Companies and their Subsidiaries do not have any potential Liability for any Taxes.

(g)             No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Target Companies.

(h)             No Target Company, nor any of their respective Subsidiaries, will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:

(i)                    any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;

(ii)                    an installment sale or open transaction occurring on or prior to the Closing Date;

(iii)                    a prepaid amount received on or before the Closing Date;

(iv)                    any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law; or

(v)                    any election under Section 108(i) of the Code.

(i)               There are no foreign jurisdictions in which any Target Company is subject to Tax, is engaged in business or has a permanent establishment. No Target Company, nor any of their respective Subsidiaries, has entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. No Target Company, nor any of their respective Subsidiaries, has transferred an intangible asset, the transfer of which would be subject to the rules of Section 367(d) of the Code.

Section 5.22 Guaranties. No Target Company is a party to any guaranty, and no Person is a party to any guaranty for the benefit of either Target Company.

Section 5.23 Insurance. Set forth on Schedule 5.23 is a list of all insurance policies providing insurance coverage of any nature to each Target Company. Each Target Company has previously delivered to Unusual a true and complete copy of all of such insurance policies as amended. Such policies are sufficient for the compliance by each Target Company with all requirements of Law and all Target Company Contracts. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and each Target Company has complied with all terms and conditions of such policies, including the payment of premium payments. None of the insurance carriers has indicated to any Target Company an intention to cancel any such policy. No Target Company has any claim pending or anticipated against any of the insurance carriers under any of such policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

Section 5.24 Inventories. The inventories of each Target Company shown on the balance sheets included in the Target Companies’ Financial Statements and the inventories of each Target Company are stated and will be stated at not more than the lower of cost (on a first-in first-out basis) or market, and are fit for their particular use, do not and will not include any items below standard quality, defective, damaged or spoiled, obsolete or of a quality or quantity not usable or salable in the ordinary course of the business of each Target Company as currently conducted or any items whose expiration date has passed or will pass within 12 months of the Effective Date hereof and as of the Closing Date (which, with respect to items which do not have an expiration date, shall in any event not include quantities of items not usable or salable within 12 months from the Effective Date and as of the Closing Date), the value of which has not been fully written down or reserved against in the Financial Statements. Each Target Company has and will continue to have adequate quantities and types of inventory to enable it to conduct its business consistent with past practices and anticipated operations. Schedule 5.24 sets forth a list of all of each Target Company’s inventory as of the Closing Date.

Section 5.25 Intellectual Property Rights.

(a)             Schedule 5.25 sets forth a complete and correct list of all Intellectual Property that is owned by each Target Company and the Intellectual Property that each Target Company has a license, sublicense or other permission to use. Except as set forth on Schedule 5.25, each Target Company owns all right, title and interest in and to, or has a license, sublicense or other permission to use, all of the Intellectual Property, free and clear of all Liens or other encumbrances. All necessary registration, maintenance and renewal fees in connection with such Intellectual Property have been paid and all necessary documents and certificates in connection with such Intellectual Property have been filed with the relevant copyright, trademark or other governmental or regulatory authorities for the purposes of maintaining such Intellectual Property.

(b)             The Intellectual Property constitutes all patents and patent applications, and technology, know-how, trade secrets and information owned or licensed to each Target Company relating to the manufacture, use or sale of the Target Company Products. There have been no claims made against either Target Company or any of their respective Affiliates asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the Knowledge of each Target Company, Red Cat or any of their Affiliates, no grounds for any such claims exist. No Target Company, Red Cat nor any of their respective Affiliates has made any claim of any violation or infringement by others of its rights in the Intellectual Property, and, to the Knowledge of each Target Company, Red Cat or any of their respective Affiliates, no grounds for any such claims exist. Neither each Target Company, Red Cat nor any of their Affiliates has received any notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property and, to the Knowledge of each Target Company, Red Cat or any their Affiliates, the use of the Intellectual Property by each Target Company, Red Cat or any of its Affiliates is not infringing and has not infringed upon any rights of any other Person. No interest in any of the Intellectual Property has been assigned, transferred, licensed or sublicensed by either Target Company or any of their Affiliates to any Person. No Target Company, Red Cat nor any of their Affiliates has Knowledge of any act or failure to act by any of them or any of their respective directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intellectual Property or of any other fact which could render invalid or unenforceable or negate the right to issuance of any of any of the Intellectual Property.

(c)             Each Target Company has taken reasonable steps to protect the confidentiality and value of all trade secrets and any other confidential information that are owned, used, or held by such Target Company in confidence, including entering into licenses and Target Company Contracts that require employees, licensees, contractors, and other Persons with access to trade secrets or other confidential information to safeguard and maintain the secrecy and confidentiality of such trade secrets. To the Knowledge of Red Cat or any of their Affiliates, each Target Company and Red Cat, such trade secrets have not been used, disclosed to, or discovered by any Person except pursuant to valid and appropriate non-disclosure, license, or any other appropriate Target Company Contract which has not been breached.

Section 5.26 Power of Attorney. Neither Target Company has issued, granted or executed any powers of attorney on behalf of such Target Company which is in force at the Closing Date, other than in connection with routine legal filings.

Section 5.27 Absence of Material Adverse Effects. Since April 30, 2022, each Target Company has conducted its business only in the ordinary and usual course and in a manner consistent with past practices and, since such date there has been no Material Adverse Effect relating to either Target Company and such Target Company has not engaged or agreed to engage in any actions described in Section 8.02.

Section 5.28 Accounts and Notes Receivable and Payable. Set forth on Schedule 5.28 is a true and complete aged list of unpaid accounts and notes receivable owing to and owed by each Target Company as of the most recent practicable date. All of such accounts and notes receivable and payable constitute bona fide, valid and binding claims arising in the ordinary course of such Target Company’s business. Except as set forth on Schedule 5.28, there is no agreement for deduction, free goods, discounts, or other deferred price or adjustment to such receivables. Except as set forth on Schedule 5.28, (a) all receivables owing to each Target Company are less than 90 days old, are fully collectible and (b) will be collected in the ordinary course of business.

Section 5.29 Related Parties. Except as disclosed on Schedule 5.29, to the Knowledge of Red Cat and the Principal Stockholder, neither Red Cat, nor any other officer, director, or employee of either Target Company, or any of their respective spouses, domestic partners, or family member has, directly or indirectly, (a) any ownership interest in, or is a director, officer, manager, employee, consultant or agent of, any Person which is a competitor, supplier or customer of either Target Company; (b) any ownership interest in any property or asset, tangible or intangible, including any Intellectual Property, used in the conduct of either Target Company’s business; (c) any interest in or is, directly or indirectly, a party to, any Target Company Contract; (d) any contractual or other arrangement with either Target Company, or any competitor, supplier or customer of either Target Company; (e) any cause of action or claim whatsoever against, or owes any amount to, either Target Company; or (f) any Liability to either Target Company. Except as disclosed on Schedule 5.29, neither Target Company nor any Subsidiary thereof has any Liability to Red Cat.

Section 5.30 Banks. Schedule 5.30 sets forth (a) the name of each bank, trust corporation or other financial institution and stock or other broker with which each Target Company has an account, credit line or safe deposit box or vault, (b) the names of all Persons authorized to draw thereon or to have access to any safe deposit box or vault, (c) the purpose of each such account, safe deposit box or vault, and (d) the names of all Persons authorized by proxies, powers of attorney or other like instrument to act on behalf of each Target Company in matters concerning their business or affairs. Except as otherwise set forth on Schedule 5.30, no such proxies, powers of attorney or other like instruments are irrevocable.

Section 5.31 Accuracy of Information Furnished. To the Knowledge of Red Cat, no representation, statement or information contained in this Agreement (including the various exhibits attached hereto) or any agreement executed in connection herewith or in any certificate or other document delivered pursuant hereto or thereto or made or furnished to Unusual or its Representatives by any Target Company or Red Cat, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained herein and therein not misleading. Copies of all documents listed or described in the various exhibits attached hereto and provided by any Target Company or Red Cat to Unusual are true, accurate and complete.

Section 5.32 Employment Compliance. In the last 5 years:

(a)             to the Knowledge of Red Cat and the Principal Stockholder, no allegations of sexual harassment, sexual misconduct, sexual, gender, racial, religious or other discrimination which is in violation of applicable Laws, or retaliation or policy violations of a Target Company have been made involving any current or former director, officer, manager, employee or independent contractor of either Target Company;

(b)             neither Target Company has entered into any settlement agreement related to allegations referred to in Section 5.32(a); and

(c)             no Legal Proceedings are pending or, to the Knowledge of Red Cat and the Principal Stockholder, threatened related to allegations referred to in Section 5.32(a) against either Target Company.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES REGARDING THE PRINCIPAL STOCKHOLDER

In order to induce Unusual to enter into this Agreement and to consummate the transactions contemplated hereby, the Principal Stockholder makes the representations and warranties set forth below to Unusual, which shall be true and correct as of the Effective Date and the Closing Date.

Section 6.01 Authorization; Enforceability. The Principal Stockholder has all requisite right, power and capacity to execute and deliver this Agreement, the Escrow Agreement and the Transaction Documents to which he is a party and consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents to which it is a party by the Principal Stockholder and the consummation by the Principal Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all requisite action. This Agreement has been duly executed and delivered by the Principal Stockholder and constitutes the legal, valid and binding obligations of such party, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law.

Section 6.02 No Consent, Violation or Conflict. The execution and delivery of this Agreement, the Escrow Agreement and the Transaction Documents to which the Principal Stockholder is a party and the consummation of the transactions contemplated hereby and thereby, and compliance by the Principal Stockholder with the provisions hereof and thereof, (a) do not and will not violate or, if applicable, conflict with any provision of Law and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, cause the acceleration of performance or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Principal Stockholder pursuant to any instrument or agreement to which the Principal Stockholder is a party or by which the Principal Stockholder’s properties may be bound or affected.

Section 6.03 Consent of Governmental Authorities. The Principal Stockholder has obtained all necessary authorizations and no further consent, approval or authorization of, or registration, qualification or filing, with any Governmental Authority or any other Person is required to be made or obtained by the Principal Stockholder in connection with the execution and delivery of this Agreement, the Escrow Agreement and the Transaction Documents to which he is a party or the consummation by the Principal Stockholder of the transactions contemplated by the Transaction Document.

Section 6.04 Brokers. The Principal Stockholder has not incurred and will not incur any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

Section 6.05 Ownership of the Escrow Shares. The Principal Stockholder is and will immediately prior to the Closing be the record and beneficial owner of the Escrow Shares, as such term is defined by the Escrow Agreement, by and among the Principal Stockholder, Unusual and the Escrow Agent dated as of the Effective Date. Prior to the Closing such Escrow Shares will be deposited into Escrow with the Escrow Agent (as defined under the Escrow Agreement) and will be owned free and clear of any Liens, including, without limitation, claims or rights under any Voting Trust Agreements, Proxies, Stockholder Agreements or other Agreements. At the Closing, the Principal Stockholder will deposit the Escrow Shares into Escrow with the Escrow Agent free and clear of all Liens. No written or oral agreement or understanding with respect to the disposition of the Principal Stockholder’s Escrow Shares or any rights therein, other than this Agreement and the Escrow Agreement, exists.

Section 6.06 Rights, Warrants, and Options. Other than this Agreement, there are no options, warrants or other rights, arrangements or commitments of any character to which the Principal Stockholder is a party or by which the Principal Stockholder is bound relating to the Escrow Shares or obligating the Principal Stockholder to sell any Escrow Shares.

Section 6.07 Employment Compliance. In the last 5 years:

(a)             to the Knowledge of the Principal Stockholder, no allegations of sexual harassment, sexual misconduct, sexual, gender, racial, religious other discrimination which is in violation of applicable Laws, o retaliation or policy violations have been made involving any current or former director, officer, manager, employee or independent contractor of either Target Company;

(b)             neither Target Company has entered into any settlement agreement related to allegations referred to in Section 6.07(a); and

(c)             no Legal Proceedings are pending or, to the Knowledge of each Target Company, threatened related to allegations referred to in Section 6.07(a) against either Target Company.

ARTICLE VII
SURVIVAL; INDEMNIFICATION

Section 7.01 Survival of the Representations and Warranties. The representations and warranties and indemnification obligations of Red Cat, the Principal Stockholder and Unusual set forth in this Article VII shall survive the Closing Date for a period of 1 year from the Closing Date; provided, however, that the representations and warranties set forth in Section 3.01 (Organization), Section 3.02 (Capital Structure), Section 3.03 (Authority; Non-Contravention; Governmental Consents; Board Approval), Section 3.11 (Rule 506 (d) Bad Actor Disqualification Representations and Covenants), Sections 4.01(a)-(c) (Authority; Non-Contravention; Governmental Consents), Section 4.03 (Capitalization), Section 4.04 (Rights, Warrants, Options), Section 5.13 (Compliance with Environmental Laws), and Section 5.18 (Employment Matters) shall survive the Closing Date until the expiration of the period specified in the applicable statute of limitations; provided, further, any claims with respect to the Tax representations shall survive the Closing for a period of 90 days following the expiration of the applicable statute of limitations period. If, at any time prior to the expiration of the limitation periods contained in this Section 7.01 including any applicable statute of limitations, any Indemnified Party delivers to the Indemnifying Party a written notice asserting in good faith a claim for recovery under this Section 7.01), then the claim asserted in such notice shall survive such expiration time until such time as such claim is fully and finally resolved including the expiration of any applicable time to appeal.

Section 7.02 General Release. Effective as of the Closing Date, Red Cat hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing Date, each Target Company and its officers, managers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating exclusively to such Target Company which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of Law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of such Target Company to Red Cat, other than any fraud, willful misconduct or gross negligence of such person.

Section 7.03 Indemnification.

(a)             Indemnification by Red Cat. Red Cat agrees to defend, indemnify and hold harmless Unusual (which, after the Closing shall include the Target Companies) and their respective directors, officers, managers, employees and agents (each, an “Unusual Indemnitee” and collectively, the “Unusual Indemnitees”) from, against and in respect of:

(i)                    (A) any and all actions, suits, proceedings, investigations, demands, liabilities, damages, claims, deficiencies, fines, penalties, interest, assessments, judgments, losses, Taxes, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, the “Indemnified Losses”) arising from or in connection with any breach or violation of any of the representations and warranties of Red Cat, contained in this Agreement or (B) any and all Indemnified Losses arising from or in connection with any breach or violation of the covenants or agreements exclusively of Red Cat contained in this Agreement (in each case, other than in respect of Section 5.21 or any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article IX, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article IX); and

(ii)                    any and all Indemnified Losses not reserved for on the Closing Trial Balance related to the business or operations of any Target Company prior to the Closing Date.

(b)             Indemnification by the Principal Stockholder. The Principal Stockholder agrees to defend, indemnify and hold harmless the Unusual Indemnitees from, against and in respect of, the full amount of:

(i)                    (A) any and all Indemnified Losses arising from or in connection with any breach or violation of any of the representations and warranties of Red Cat or the Principal Stockholder contained in this Agreement or (B) any and all Indemnified Losses arising from or in connection with any breach or violation of the covenants or agreements of Red Cat or the Principal Stockholder contained in this Agreement (in each case, other than in respect of Section 5.21 or any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article IX, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article IX);

(ii)                    any and all Indemnified Losses related to or arising from claims for breach of contract existing on or prior to the Closing Date, and/or which are brought after the Closing Date for acts and omissions of any Target Company or Red Cat, which occurred prior to the Closing Date;

(iii)                    any and all Indemnified Losses related to or arising from any Target Company Products delivered by either Target Company prior to the Closing Date, including without limitation, Indemnified Losses for Target Company Product recalls, Target Company Product defects, warranty claims, personal injury or death;

(iv)                    any and all Indemnified Losses which relate to any Legal Proceedings which are not set forth on Schedules 5.12(a) and (b), existing on or prior to the Closing Date, and/or which are brought after the Closing Date for acts and omissions of any Target Company or Red Cat, which occurred prior to the Closing Date; and

(v)                    any and all Indemnified Losses not reserved for on the Closing Trial Balance related to the business or operations of any Target Company prior to the Closing Date.

(c)             Indemnification by Unusual. Unusual agrees to defend, indemnify and hold harmless Red Cat and its Affiliates and their respective directors, officers, managers, employees and agents from, against and in respect of, the full amount of:

(i)                    any and all Indemnified Losses arising from or in connection with any breach or violation of any of the representations or warranties of Unusual contained in this Agreement;

(ii)                    any and all Indemnified Losses arising from or in connection with any breach or violation of any of the covenants or agreements of Unusual contained in this Agreement; and

(iii)                    any and all Indemnified Losses arising from the Offering or the Registration Statement.

(d)             Indemnification Procedure. Any Party seeking indemnification under this Agreement (the “Indemnified Party”) will give prompt written notice to the Party or Parties against whom indemnity is sought (the “Indemnifying Party”) of any Indemnified Losses which it discovers or of which it receives notice after the Closing, stating the nature, basis (including the section of this Agreement that has been or will be breached, if any, and the facts giving rise to the claim that a breach has or will occur), and (to the extent known) amount thereof; provided, however, that no delay on the part of Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced by such delay.

(e)             Indemnification Procedure as to Third Party Claims.

(i)                    Promptly after any Indemnified Party obtains knowledge of the commencement of any third party claim, action, suit or proceeding or of the occurrence of any event or the existence of any state of facts which may become the basis of a third party claim (any such claim, action, suit or proceeding or event or state of facts being hereinafter referred to in this Section 7.03 as a “Claim”), in respect of which an Indemnified Party is entitled to indemnification under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party of such Claim in writing; provided, however, that any failure to give notice (A) will not waive any rights of the Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced thereby and (B) will not relieve the Indemnifying Party of its obligations as hereinafter provided in this Section 7.03 after such notice is given. With respect to any Claim as to which such notice is given by the Indemnified Party to the Indemnifying Party, the Indemnifying Party will, subject to the provisions of Section 7.03(e)(ii), assume the defense or otherwise settle such Claim with counsel reasonably satisfactory to the Indemnified Party and experienced in the conduct of Claims of that nature at the Indemnifying Party’s sole risk and expense, provided, however, that the Indemnified Party: (1) shall be permitted to join the defense and settlement of such Claim and to employ counsel reasonably satisfactory to the Indemnifying Party, and at the Indemnified Party’s own expense; (2) shall cooperate fully with the Indemnifying Party in the defense and any settlement of such Claim in any manner reasonably requested by the Indemnifying Party; and (3) shall not compromise or settle any such Claim without the prior written approval of the Indemnifying Party.

(ii)                    If (A) the Indemnifying Party fails to assume the defense of such Claim or, having assumed the defense and settlement of such Claim, fails reasonably to contest such Claim in good faith, or (B) the remedy sought by the claimant with respect to such Claim is not solely for money damages, the Indemnified Party, without waiving its right to indemnification, may, but is not required to, assume the defense and settlement of such Claim, provided, however, that (1) the Indemnifying Party shall be permitted to join in the defense and settlement of such Claim and to employ counsel at its own expense, (2) the Indemnifying Party shall cooperate with the Indemnified Party in the defense and settlement of such Claim in any manner reasonably requested by the Indemnified Party, and (3) the Indemnified Party shall not settle such Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(iii)                    As used in this Section 7.03, the terms Indemnified Party and/or Indemnifying Party shall be deemed to include the plural thereof where the rights or obligations of more than one Indemnified Party and/or Indemnifying Party may be involved.

(f)              Tax-free Indemnification Payments. All sums payable by an Indemnifying Party as indemnification under this Section 7.03 shall be paid free and clear of all deductions or withholdings (including any Taxes or governmental charges of any nature) unless the deduction or withholding is required by Law, in which event or in the event the Indemnified Party shall incur any Liability for Taxes chargeable or assessable in respect of any such payment, the Indemnifying Party shall pay such additional amounts as shall be required to cause the net amount received by the Indemnified Party to equal the full amount which would otherwise have been received by it had no such deduction or withholding been made or no such Liability for Taxes been incurred.

(g)             No Contribution. The obligations of Red Cat, or the Principal Stockholder, to indemnify Unusual pursuant to the terms of this Agreement are several and not joint obligations of Red Cat and the Principal Stockholder, respectively, subject to the limitations set forth herein. Red Cat and the Principal Stockholder hereby waive any right to seek or obtain indemnification or contribution from the Target Companies or from each other for Indemnified Losses as a result of any breach by Red Cat or the Principal Stockholder of any representation, warranty or covenant contained in this Agreement.

Section 7.04 Limitations on Liabilities.

(a)             Notwithstanding anything to the contrary contained herein, in no event shall the aggregate sums payable under Section 7.03 (other than sums payable as a result of fraud) exceed (i) with respect to Red Cat or the Principal Stockholder the Escrow Shares under the Escrow Agreement and the aggregate liability for Unusual exceed $1.8 million. Notwithstanding anything herein to the contrary, the Escrow Shares shall be the sole and exclusive recourse by Unusual for any breaches of the representations and warranties set forth in this Agreement by Red Cat and/or the Principal Stockholder and for any Red Cat or Principal Stockholder Indemnified Losses. The Principal Stockholder shall have no right of indemnification or contribution against Red Cat for any claims or breaches of the representations and warranties of Red Cat set forth herein or any Red Cat Indemnified Losses.

Notwithstanding anything to the contrary contained herein, no Party (including Unusual) shall be obligated to indemnify and hold harmless any other under Section 7.04 for breaches of representations and warranties unless and until all Indemnified Losses in respect of which such Party is obligated to provide indemnification exceed $250,000 (the “Basket Amount”) following which (subject to the provisions of this Section 7.04) such Party shall be obligated to indemnify and hold harmless, the other Party for all such Indemnified Losses (not merely the amount by which the Indemnified Losses exceed the Basket Amount); provided, however the Basket Amount shall not apply to indemnity obligations for Indemnified Losses arising as a result of fraud if determined by a final decision of a court of competent jurisdiction or breaches of the representations and warranties in Sections 5.07, 5.08, and 5.27.

(b)             Notwithstanding anything to the contrary set forth herein, none of the limitations on indemnification set forth in this Section 7.04 shall apply to matters relating to fraud if determined by a final decision of a court of competent jurisdiction.

ARTICLE VIII
INTERIM COVENANTS

Section 8.01 Form S-1. As soon as practicable following the Effective Date, Unusual shall file a Form S-1 Registration Statement (the “Registration Statement”) with the SEC providing for Unusual to sell at least $15 million of Unusual Common Stock, plus an additional $2.5 million in shares of Unusual Common Stock issuable upon conversion of the Unusual Note to be offered by Red Cat or certain affiliated parties as selling stockholders on a delayed or continuous basis following the Offering, or in the Offering by the underwriter for Unusual (the “Offering”). Red Cat shall co-operate with Unusual in connection with the Offering. Unusual may use a portion of the proceeds to pay additional Cash Consideration in lieu of issuing the Unusual Note as part of the Consideration at the Closing. Unusual shall not file the Form S-1 Registration Statement, or any amendment thereto, absent the express prior written approval therefor by Red Cat, such consent not to be unreasonably withheld, delayed or denied.

Section 8.02 Interim Operations of the Target Companies.

(a)             Red Cat covenants and agrees that, from the Effective Date until the Closing Date, Red Cat and the Principal Stockholder shall cause each Target Company to operate its business in accordance with its ordinary course and past practice. Nothing in this Section 8.02 shall preclude the dissolution of any Cayman Island Subsidiary of a Target Company. In addition, during the period commencing on the Effective Date and until the Closing Date, Red Cat and the Principal Stockholder shall cause such Target Company to, except to the extent Unusual specifically gives its prior written consent to the contrary:

(i)                    use its best efforts to preserve intact its business organization and the goodwill of its customers, suppliers and others having business relations with it;

(ii)                    use its best efforts to keep available to Unusual the services of such Target Company’s officers, managers, employees, independent contractors and agents;

(iii)                    promptly furnish to Unusual a copy of any correspondence received from or delivered to any Governmental Authority;

(iv)                    maintain and keep its properties and assets in the same repair and condition as they were on the date of this Agreement, ordinary wear and tear excepted;

(v)                    continue and maintain the approval process in the ordinary course of business with respect to the Target Company Products and any Target Company Products being developed by such Target Company; and

(vi)                    continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the Effective Date.

(b)             Additionally, during the period from the Effective Date to the Closing Date, except with the prior written consent of Unusual, no Target Company shall, and neither Red Cat nor the Principal Stockholder shall permit such Target Company to, directly or indirectly:

(i)                    amend or otherwise change such Target Company’s Charter Documents (other than dissolution of any Target Company Subsidiary organized in the Cayman Islands to which Unusual consents);

(ii)                    issue, sell or authorize for issuance or sale, shares of any class of its equity securities (including, but not limited to, by way of share split or dividend) or any subscriptions, options, warrants, rights, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities, unless the sole purchaser is Red Cat;

(iii)                    issue or sell any Indebtedness including any convertible Indebtedness;

(iv)                    redeem, purchase or otherwise acquire directly or indirectly any shares of its authorized share capital or any option, warrant or other right to purchase or acquire any such shares;

(v)                    declare or pay any dividend or other distribution to its equityholders;

(vi)                    sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible), except for sales or dispositions of inventory in the ordinary course of business consistent with past practice;

(vii)                    grant, make or subject itself or any of its assets or properties to any Lien;

(viii)                    create, incur or assume any liability other than Indebtedness which would remain with such Target Company after the Closing Date, except in the ordinary course of business consistent with past practice;

(ix)                    enter into, amend or terminate any Target Company Contract;

(x)                    commit to make any capital expenditures in excess of $100,000, which would be payable by such Target Company after the Closing Date;

(xi)                    issue any guaranty of sums due from any other Person;

(xii)                    waive, release, assign, settle or compromise any material claim or litigation;

(xiii)                    except as required by Law, increase the compensation payable or to become payable to directors, officers, managers, employees, consultants or agents or grant any rights to severance or termination pay to, or enter into any Employment or Severance Agreement with any of the foregoing Persons or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, share option, restricted share, pension, retirement, deferred compensation, employment, termination, severance or other Target Company Plan, agreement, trust, fund, policy or arrangement for the benefit of any of the foregoing Persons;

(xiv)                    acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, Person or any division thereof or any assets;

(xv)                    alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

(xvi)                    make any Tax election or settle or compromise any material federal, state or local or federal income Tax Liability (“Tax Liability”);

(xvii)                    change its accounting practices, methods or assumptions or write down any of its assets;

(xviii)                    enter into any commitment or transaction, which would survive the Closing Date, except in the ordinary course of business consistent with past practice;

(xix)                    accelerate, terminate, modify or cancel any Target Company Contract;

(xx)                    grant any license or sublicense of any right under or with respect to any Intellectual Property or disclose any proprietary or confidential information to any third party;

(xxi)                    take or omit to take any action which would render of any Red Cat’s or the Principal Stockholder’s representations or warranties untrue or misleading, or which would be a breach of any of Red Cat’s covenants contained in the Agreement;

(xxii)                    enter into any Material Contract, transaction or arrangement with any Affiliate (other than Red Cat);

(xxiii)                    take any action which could have a Material Adverse Effect on either Target Company; or

(xxiv)                    agree, whether in writing or otherwise, to do any of the foregoing.

Section 8.03 Conduct of the Business of Unusual.

(a)             Unusual covenants and agrees that, from the Effective Date until the Closing Date, Unusual shall operate its business in accordance with its ordinary course and past practice. In addition, during the period commencing on the Effective Date and until the Closing Date, Unusual shall, except to the extent Red Cat specifically gives its prior written consent to the contrary:

(i)                    use its best efforts to preserve intact its business organization and the goodwill of its customers, suppliers and others having business relations with it;

(ii)                    use its best efforts to keep available to Unusual the services of its officers, managers, employees, independent contractors and agents;

(iii)                    promptly furnish to Red Cat a copy of any correspondence received from or delivered to any Governmental Authority;

(iv)                    maintain and keep its properties and assets in the same repair and condition as they were on the date of this Agreement, ordinary wear and tear excepted;

(v)                    continue and maintain the approval process in the ordinary course of business with respect to Unusual products and any products being developed by Unusual; and

(vi)                    continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the Effective Date.

(b)             Additionally, during the period from the Effective Date to the Closing Date, except with the prior written consent of Red Cat, Unusual shall not directly or indirectly:

(i)                    amend or otherwise change its Charter Documents;

(ii)                    issue, sell or authorize for issuance or sale, shares of any class of its equity securities (including, but not limited to, by way of share split or dividend) or any subscriptions, options, warrants, rights, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;

(iii)                    issue or sell any Indebtedness including any convertible Indebtedness;

(iv)                    redeem, purchase or otherwise acquire directly or indirectly any shares of its authorized share capital or any option, warrant or other right to purchase or acquire any such shares;

(v)                    declare or pay any dividend or other distribution to its equityholders;

(vi)                    sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible), except for sales or dispositions of inventory in the ordinary course of business consistent with past practice;

(vii)                    grant, make or subject itself or any of its assets or properties to any Lien;

(viii)                    create, incur or assume any liability other than Indebtedness, except in the ordinary course of business consistent with past practice;

(ix)                    enter into, amend or terminate any Unusual Material Contract;

(x)                    commit to make any capital expenditures in excess of $100,000, which would be payable by Unusual after the Closing Date;

(xi)                    issue any guaranty of sums due from any other Person;

(xii)                    waive, release, assign, settle or compromise any material claim or litigation;

(xiii)                    except as required by Law or scheduled to this Agreement with respect to certain equity awards, increase the compensation payable or to become payable to directors, officers, managers, employees, consultants or agents or grant any rights to severance or termination pay to, or enter into any Employment or Severance Agreement with any of the foregoing Persons or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, share option, restricted share, pension, retirement, deferred compensation, employment, termination, severance or other Unusual plan, agreement, trust, fund, policy or arrangement for the benefit of any of the foregoing Persons;

(xiv)                    acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, Person or any division thereof or any assets;

(xv)                    alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

(xvi)                    make any Tax election or settle or compromise any material federal, state or local or federal income Tax Liability;

(xvii)                    change its accounting practices, methods or assumptions or write down any of its assets;

(xviii)                    enter into any commitment or transaction, which would survive the Closing Date, except in the ordinary course of business consistent with past practice;

(xix)                    accelerate, terminate, modify or cancel any Unusual Material Contract;

(xx)                    grant any license or sublicense of any right under or with respect to any Intellectual Property or disclose any proprietary or confidential information to any third party;

(xxi)                    enter into any Material Contract, transaction or arrangement with any Affiliate;

(xxii)                    take any action which could have a Material Adverse Effect on Unusual; or

(xxiii)                    agree, whether in writing or otherwise, to do any of the foregoing.

Section 8.04 Maintenance of Personnel. During the period from the date of this Agreement to the Closing Date, each Target Company and Red Cat agree to cooperate and provide adequate personnel to permit the conduct of the activity contemplated in Section 8.02.

Section 8.05 Consent of Governmental Authorities. Each of Unusual, on the one hand, and each Target Company and Red Cat, on the other hand, agree to file, submit or request (or cause to be filed, submitted or requested) promptly after the Effective Date and to prosecute diligently any and all (a) applications or notices required to be filed or submitted to any Governmental Authorities, and (b) in the case of each Target Company, requests for consents and approvals of Persons required to be obtained in connection with the transactions contemplated by this Agreement. Each of Unusual, on the one hand, and each Target Company and Red Cat on the other hand, shall promptly make available to the other or to a relevant Governmental Authority, as the case may be, such information as each of them may reasonably request relative to its business, assets and property as may be required by each of them to prepare and file or submit such applications and notices and any additional information requested by any Governmental Authority, and shall update by amendment or supplement any such information given in writing.

Section 8.06 Due Diligence Review; Access to Information. Each Party shall (and shall cause its directors, officers, employees, auditors, counsel and agents to) afford the other Party’s officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such Persons with all financial, operating and other data and information as may be requested. Neither the due diligence investigation made by any Party in connection with the transactions contemplated hereby nor information provided to or obtained by such Party shall affect any representation or warranty, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to such Party pursuant to this Agreement.

Section 8.07 No Solicitation.

(a)             Takeover Proposal. Neither Red Cat, on the one hand, nor Unusual, on the other hand, shall, and each shall cause their respective Representatives, Subsidiaries or Subsidiaries’ Representatives as applicable, not to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 8.07(b): (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Red Cat or Unusual or any of their respective Subsidiaries, as applicable, to, afford access to the business, properties, assets, books, or records of Red Cat or Unusual or any of their respective Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal; (ii) except where the Red Cat Board or Unusual Board, as applicable, makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would cause it to be in breach of its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Red Cat or Unusual, as applicable, or any of their respective Subsidiaries to, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Red Cat or Unusual, as applicable, or any of their respective Subsidiaries; or (iii) enter into any Agreement in Principle, Letter of Intent, Term Sheet, Acquisition Agreement, Merger Agreement, Option Agreement, Joint Venture Agreement, Partnership Agreement, or other Target Company Contract relating to any Takeover Proposal (each, an “Acquisition Agreement”). Except as expressly permitted by this Agreement, the Red Cat Board shall not effect a Red Cat Adverse Recommendation Change (“Red Cat Adverse Recommendation Change”). Red Cat on the one hand, and Unusual, on the other hand, shall, and shall cause their respective Representatives, Subsidiaries and Subsidiaries’ Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the Effective Date with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Red Cat or Unusual, as applicable, and any of their respective Subsidiaries that was furnished by or on behalf of such Party or its respective Subsidiaries to return or destroy (and confirm destruction of) all such information. Without limiting the foregoing, it is understood that any violation of or the taking of actions inconsistent with the restrictions set forth in this Section 8.07 by any Representative of Red Cat or its Subsidiaries, on the one hand, or Unusual or its Subsidiaries, on the other hand, whether or not such Representative is purporting to act on behalf of the applicable Party or any of its Subsidiaries, shall be deemed to be a breach of this 8.07 by the applicable Party.

(b)             Superior Proposal. Notwithstanding anything herein to the contrary, the Red Cat Board, directly or indirectly through any Representative, may, subject to Section 8.07(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Red Cat Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to result in a Superior Proposal; (ii) thereafter furnish to such third party non-public information relating to such Party or any of its Subsidiaries pursuant to an executed Confidentiality Agreement that constitutes an acceptable Confidentiality Agreement (“Acceptable Confidentiality Agreement”) (a copy of which Confidentiality Agreement shall be promptly (in all events within 72 hours) provided for informational purposes to the other Party); (iii) following receipt of and on account of a Superior Proposal, make a Red Cat Adverse Recommendation Change; and/or (iv) take any action that any court of competent jurisdiction orders such Party to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv), only if the Red Cat Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action could cause it to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Red Cat Board from disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Party determines, after consultation with its financial advisors and outside legal counsel, that failure to disclose such position could cause Red Cat Board to be in breach of its fiduciary duties under applicable Law.

(c)             Notification to the Other Party. The Red Cat Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 8.07(b) unless Red Cat shall have delivered to Unusual a prior written notice advising Unusual that it intends to take such action. Red Cat shall notify Unusual promptly (but in no event later than 24 hours) after it obtains Knowledge of the receipt by Red Cat (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to Red Cat or any of its Subsidiaries or for access to the business, properties, assets, books, or records of Red Cat or any of its Subsidiaries by any third party. In such notice, Red Cat shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. Red Cat shall keep Unusual fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. Red Cat shall provide Unusual with at least 48 hours prior notice of any meeting of the Red Cat Board, or any committee (“Red Cat Board Committee”) thereof (or such lesser notice as is provided to the members of the Red Cat Board or Red Cat Board Committee) at which the Red Cat Board, or Red Cat Board Committee, is reasonably expected to consider any Takeover Proposal. Red Cat shall promptly provide Unusual with a list of any non-public information concerning such Red Cat’s or any of its Subsidiaries’ business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Unusual, copies of such information.

(d)             Adverse Recommendation Change or Acquisition Agreement. Except as expressly permitted by this Section 8.07, the Red Cat Board shall not effect a Red Cat Adverse Recommendation Change; or enter into (or permit any of its respective Subsidiaries to enter into) an Acquisition Agreement. Notwithstanding the foregoing, at any time: (i) prior to the receipt of the Requisite Red Cat Vote, the Red Cat Board may effect a Red Cat Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) an Acquisition Agreement that did not result from a breach of this Section 8.07, if (A) Red Cat promptly notifies Unusual, in writing, at least five Business Days (the “Superior Proposal Notice Period”) before making a Red Cat Adverse Recommendation Change, as applicable, or entering into (or causing one of its Subsidiaries to enter into) an Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that Red Cat has received a Takeover Proposal that the Red Cat Board or Red Cat Board Committee intends to declare a Superior Proposal and that it intends to effect a Red Cat Adverse Recommendation Change, and/or Red Cat intends to enter into an Acquisition Agreement, (B) Red Cat specifies the identity to Unusual whom is making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) and any related documents including financing documents, to the extent provided by the relevant Party in connection with the Superior Proposal, (C) Red Cat shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with Unusual in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Unusual, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three Business Days remains in the Superior Proposal Notice Period subsequent to the time Red Cat notifies Unusual of any such material revision (it being understood that there may be multiple extensions)), and (D) Red Cat Board or Red Cat Board Committee determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Unusual during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would cause Red Cat Board to be in breach of its fiduciary duties under applicable Law.

Section 8.08 Preparation of Proxy Statement.

(a)             Proxy Statement. In connection with a Red Cat Stockholders Meeting, as soon as reasonably practicable following the Effective Date, Red Cat shall prepare and file the Proxy Statement with the SEC.

(b)             Furnishing of Information. Red Cat and Unusual shall furnish to the other Party all information concerning such Person and its Affiliates required by the Exchange Act to be set forth in the Proxy Statement. Each of Red Cat and Unusual shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect. Each of Red Cat and Unusual shall take all steps necessary to amend or supplement the Proxy Statement, as applicable, and Red Cat shall cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and disseminated to the holders of Red Cat Common Stock and other voting securities to the extent required by applicable Law.

(c)             SEC Comments. Red Cat shall promptly provide Unusual and its counsel with any comments or other communications, whether written or oral, Red Cat, or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments. Prior to the filing of the Proxy Statement with the SEC (including in each case any amendment or supplement thereto) or the dissemination thereof to the holders of Red Cat Common Stock and voting securities, or responding to any comments of the SEC with respect to the Proxy Statement, Red Cat shall provide Unusual and its counsel a reasonable opportunity to review and comment on such Proxy Statement, or response (including the proposed final version thereof), and Red Cat shall give reasonable and good faith consideration to any comments made by Unusual or their counsel.

Section 8.09 Red Cat Stockholders Meeting. Red Cat shall take all action necessary to duly call, give notice of, convene, and hold the Red Cat Stockholders Meeting as soon as reasonably practicable, and, in connection therewith, Red Cat shall mail the Proxy Statement to the holders of Red Cat Common Stock and voting securities in advance of such meeting. The Proxy Statement shall include the Red Cat Board Recommendation. Red Cat shall use reasonable best efforts to: (a) solicit from the holders of Red Cat Common Stock and voting securities proxies in favor of the adoption of this Agreement and approval of the Purchase and Sale, including the engagement of a solicitation agent, if required, the identity of which shall require the reasonable approval of Unusual; and (b) take all other actions necessary or advisable to secure the vote or consent of the holders of Red Cat Common Stock and voting securities required by applicable Law to obtain such approval. Red Cat shall keep Unusual and its counsel updated with respect to proxy solicitation results as requested by Unusual. Once the Red Cat Stockholders Meeting has been called and noticed, Red Cat shall not postpone or adjourn the Red Cat Stockholders Meeting without the consent of Unusual other than in order to obtain a quorum of its stockholders. Notwithstanding anything in this Agreement to the contrary, in lieu of holding a meeting, Red Cat may take action by consent as permitted by the Rules of the SEC and the NRS.

Section 8.10 Notices of Certain Events. Subject to applicable Law, Red Cat shall notify Unusual promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the Effective Date and the Closing which individually or in the aggregate causes or is reasonably likely to cause or constitute (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in Article IX of this Agreement to be satisfied; provided that, any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 8.10 or the failure of any condition set forth in Article IX to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Article IX to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 8.10 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the Party receiving such notice.

Section 8.11 Preparation of Nasdaq Listing Application.

(a)             Nasdaq Listing Application. In connection with the Offering, as soon as reasonably practicable following the Effective Date, Unusual shall prepare and file a listing application with the Nasdaq Capital Market (“Nasdaq”) to allow trading of its common stock under the symbol “UMAC” or other symbol acceptable to Unusual but not similar to RCAT (the “Nasdaq Listing Application”).

(b)             Furnishing of Information. Red Cat and Unusual shall each furnish to the other Party all information concerning such Person and its Affiliates required by the Exchange Act to be set forth in the Nasdaq Listing Application. Each of Red Cat and Unusual shall promptly correct any information provided by it for use in the Nasdaq Listing Application if and to the extent that such information shall have become false or misleading in any material respect. Each of Red Cat and Unusual shall take all steps necessary to amend or supplement the Nasdaq Listing Application, as requested by Nasdaq.

Section 8.12 Reasonable Best Efforts.

(a)             Governmental and Other Third-Party Approval; Cooperation and Notification. Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 8.12), each of the Parties hereto shall, and shall cause its Subsidiaries to, use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, (and in any event no later than the End Date, as defined), the Purchase and Sale and the other transactions contemplated by this Agreement, including: (i) the obtaining of all Material Permits, waivers, and actions or non-actions from Governmental Authorities and the making of all necessary registrations, filings, and notifications (including filings with any Governmental Authority) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Purchase and Sale and to fully carry out the purposes of this Agreement. Red Cat and Unusual shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply each other with any information that may be reasonably required in order to effectuate the taking of such actions. Each Party hereto shall promptly inform the other Party or Parties, as the case may be, of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement. If Red Cat, on the one hand, or Unusual, on the other hand, receives a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Authority, provide the other Party’s counsel with advance notice and the opportunity to attend and participate in any meeting or other form of communication with any Governmental Authority in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

(b)             Actions or Proceedings. In the event that any Legal Proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Purchase and Sale or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each Party shall cooperate in all respects with the other Party and shall use its reasonable best efforts to contest and resist any Legal Proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, no Party, or any of its Affiliates shall be required to defend, contest, or resist any Legal Proceeding, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.

Section 8.13 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by Red Cat and Unusual. Thereafter, each of Red Cat and Unusual agrees that no public release, statement, announcement, or other disclosure concerning the Purchase and Sale and the other transactions contemplated hereby shall be issued by any Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law; (b) court process; (c) Nasdaq; or (d) any Governmental Authority to which the relevant Party is subject or submits; provided, in each such case, that the Party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 8.13 shall not apply to any release, statement, announcement, or other disclosure made with respect to the Purchase and Sale and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by Red Cat or Unusual in accordance with this Section 8.13.

Section 8.14 Anti-Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Red Cat or Unusual relating to the Purchase and Sale, then each of Red Cat and the Red Cat Board on the one hand, and Unusual and the Unusual Board on the other hand, shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 8.15 Stockholder Litigation. Red Cat shall promptly advise Unusual in writing after becoming aware of any Legal Proceeding commenced, or to Red Cat’s Knowledge threatened, against Red Cat or any of its directors by any stockholder of Red Cat (on their own behalf or on behalf of Red Cat) relating to this Agreement or the transactions contemplated hereby (including the Purchase and Sale and the other transactions contemplated hereby) and shall keep Unusual reasonably informed regarding any such Legal Proceeding. Red Cat shall: (a) give Unusual the opportunity to participate in the defense and settlement of any such stockholder litigation, (b) keep Unusual reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide Unusual with the opportunity to consult with Red Cat regarding the defense of any such litigation, which advice Red Cat shall consider in good faith, and (c) not settle any such stockholder litigation without the prior written consent of Unusual.

Section 8.16 Resignations. At the written request of Unusual, Red Cat shall cause each director or manager of any of the Target Companies and Subsidiaries to resign in such capacity, with such resignations to be effective as of the Closing.

Section 8.17 Debt. On or prior to the Closing, Red Cat shall have eliminated any and all Indebtedness, relating to the Target Companies and all Liens related to the assets of the Target Companies shall have been released prior to the Closing, except for Permitted Liens.

Section 8.18 Assignment of Intellectual Property. On or prior to the Closing, Red Cat shall have taken all action to assign or license the trademarks and other Intellectual Property on Rotor Riot and Fat Shark from Red Cat, UAV Patent Corp., or any other Red Cat Subsidiary to Unusual at the Closing (the “IP Assignments”).

Section 8.19 Lock-Up Agreements. If requested by the underwriters in connection with the Offering, Red Cat shall enter into a lock-up agreement for a maximum of 180 days, provided, however, that on and following 90 days after the Closing, in the event that the trading price on the principal exchange for Unusual Common Stock equals or exceeds 150% of the Offering price, Red Cat (and its successors and assigns) shall be permitted to offer and sell up to 25% of the 30 day average daily trading volume per day for Unusual Common Stock underlying the Unusual Preferred Stock. Unusual’ s officers, directors and 5% stockholders shall enter into a lock-up agreement with Red Cat for 180 days following the Offering and if requested by the underwriters in connection with the Offering, Unusual shall enter into a lock-up agreement with such underwriters if requested by the underwriters in connection with the Offering(the “Lock-Up Agreements”).

Section 8.20 Registration Rights Agreement. At the Closing, Unusual and Red Cat shall execute and deliver a Registration Rights Agreement, which shall be substantially in form attached hereto on Exhibit A (the “Registration Rights Agreement”).

Section 8.21 Escrow Agreement. At the Closing, Red Cat, Unusual, the Principal Stockholder and the Escrow Agent shall execute and deliver the Escrow Agreement on terms and conditions reasonably acceptable to the Parties.

Section 8.22 Notice of Developments. During the period from the date of this Agreement to the Closing Date, each Party will give prompt written notice after discovery thereof to the other Parties of any material adverse development causing a breach of any of such Party’s representations, warranties and covenants set forth herein.

Section 8.23 Delivery of Financial Statements. Each Party will prepare and deliver to the other Parties audited financial statements and reviewed any unaudited financial statement for any interim period, in each instance that will be reasonably requested by the other Party prior to or following Closing, including all material respect required to be included in the Registration Statement or the Proxy.

Section 8.24 Non-Competition Agreement. Red Cat and Unusual shall enter into a Non-Competition Agreement which shall be in form and substance mutually acceptable to the Parties.

ARTICLE IX
TAX MATTERS

Section 9.01 Tax Covenants.

(a)             Without the prior written consent of Unusual, Red Cat (and, prior to the Closing, the Target Companies, their respective Affiliates and its and their respective Representatives) shall not, to the extent it may affect, or relate to, the Target Companies, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Unusual or the Target Companies in respect of any Post-Closing Tax Period. Red Cat agrees that Unusual is to have no liability for any Tax resulting from any action of Red Cat, the Target Companies, their respective Affiliates or any of its or their respective Representatives, and agrees to indemnify and hold harmless Unusual (and, after the Closing Date, the Target Companies) against any such Tax or reduction of any Tax asset.

(b)             All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Red Cat when due. Red Cat shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Unusual shall cooperate with respect thereto as necessary).

(c)             Unusual shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Target Companies after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Unusual to Red Cat (together with schedules, statements and, to the extent requested by Red Cat, supporting documentation) at least 45 days prior to the due date (including extensions) of such Tax Return. If Red Cat objects to any item on any such Tax Return, it shall, within 10 days after delivery of such Tax Return, notify Unusual in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Unusual and Red Cat shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Unusual and Red Cat are unable to reach such agreement within 10 days after receipt by Unusual of such notice, the disputed items shall be resolved by the Independent Accounting Firm and any determination by the Independent Accounting Firm shall be final. The Independent Accounting Firm shall resolve any disputed items within 20 days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accounting Firm is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Unusual and then amended to reflect the Independent Accounting Firm’s resolution. The costs, fees and expenses of the Independent Accounting Firm shall be borne equally by Unusual and Red Cat. The preparation and filing of any Tax Return of the Target Companies that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Unusual.

Section 9.02 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Target Companies shall be terminated as of the Closing Date. After such date none of the Target Companies, Red Cat nor any of Red Cat's or the Target Companies’ Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 9.03 Tax Indemnification. Except to the extent treated as a liability in the calculation of Final Working Capital, Red Cat and the Principal Stockholder shall jointly and severally indemnify the Target Companies, Unusual, and each Unusual Indemnitee and hold them harmless from and against: (a) any Indemnified Losses attributable to any breach of or inaccuracy in any representation or warranty made in Section 5.21; (b) any Indemnified Losses attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in this Article IX; (c) all Taxes of the Target Companies or relating to the business of the Target Companies for all Pre-Closing Tax Periods ("Pre-Closing Taxes"); (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Target Companies (or any predecessor of the Target Companies) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on the Target Companies arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys' and accountants' fees) incurred in connection therewith, Red Cat shall reimburse Unusual for any Taxes of the Target Companies that are the responsibility of Red Cat pursuant to this Section 9.03 within [10] business days after payment of such Taxes by Unusual or the Target Companies.

Section 9.04 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)             in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b)             in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 9.05 Intentionally Omitted.

Section 9.06 Intentionally Omitted.

Section 9.07 Contests. Unusual agrees to give written notice to Red Cat of the receipt of any written notice by the Acquisition, Unusual or any of Unusual's Affiliates which involves the assertion of any claim, or the commencement of any Legal Proceeding, in respect of which an indemnity may be sought by any Unusual Indemnitee pursuant to this Article IX (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Unusual's right to indemnification hereunder. Unusual shall control the contest or resolution of any Tax Claim; provided, however, that Unusual shall obtain the prior written consent of Red Cat (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such Tax Claim; and, provided, further, that Red Cat shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Red Cat.

Section 9.08 Cooperation and Exchange of Information. Red Cat and Unusual shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article IX or in connection with any audit or other proceeding in respect of Taxes of the Target Companies. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Red Cat and Unusual shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Target Companies for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Target Companies for any taxable period beginning before the Closing Date, Red Cat or Unusual (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 9.09 Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Article IX shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 9.10 Payments to Unusual. Any amounts payable to Unusual pursuant to this Article IX shall be satisfied from Red Cat and the Principal Stockholder, jointly and severally.

Section 9.11 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 5.21 and this Article IX shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 90 days. If, at any time prior to the expiration of the limitation period contained in this Section 9.11 including any applicable statute of limitations, any Unusual Indemnitee delivers to the Red Cat a written notice asserting in good faith a claim for recovery under this Article IX), then the claim asserted in such notice shall survive such expiration time until such time as such claim is fully and finally resolved including the expiration of any applicable time to appeal.

Section 9.12 Overlap. To the extent that any obligation or responsibility pursuant to Article VII may overlap with an obligation or responsibility pursuant to this Article IX, the provisions of this Article IX shall govern.

ARTICLE X
CLOSING CONDITIONS

Section 10.01 Conditions to Each Party’s Obligation to Effect the Purchase and Sale. The respective obligations of each Party to this Agreement to effect the Purchase and Sale is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions (collectively, the “Closing Conditions”):

(a)             Red Cat Stockholder Approval. The sale of the Target Companies shall have been duly approved by the Requisite Red Cat Vote.

(b)             Offering. The SEC shall have declared the S-1 effective and the Offering shall have been consummated.

(c)             Nasdaq Listing. Unusual’s Nasdaq Listing Application shall have been approved and trading shall commence simultaneously with the consummation of the Offering and the Closing of the Purchase and Sale.

(d)             Employment and Non-Competition Agreements. Brandon Torres Declet and Unusual shall have entered into an Employment Agreement (with a customary non-compete provision that may not be amended or waived without the reasonable consent of Red Cat) in form and substance reasonably acceptable to Unusual and Brandon Torres Declet and Unusual and the Target Companies shall have entered into a Non-Competition Agreement with Red Cat referenced in Section 11.15 of this Agreement in form and substance mutually acceptable to the Parties.

(e)             Unusual and Red Cat shall have executed and delivered a Demand Registration Rights Agreement for Unusual Common Stock issuable upon conversion of the Unusual Preferred Stock, which shall be in form and substance mutually acceptable to the Parties.

(f)              The Principal Stockholder and Unusual and the Escrow Agent shall have executed and delivered the Escrow Agreement.

(g)             Unusual shall have entered into an Engagement Letter and Underwriting Agreement with Revere Securities LLC in form and substance satisfactory to Red Cat.

(h)             Lockup Agreements with officers, directors and 5% owners of Unusual in form and substance acceptable to Red Cat shall have been executed and delivered by the applicable parties.

(i)              Unusual and Red Cat shall execute and deliver a transition services agreement in form and substance satisfactory to Red Cat and Unusual (the “Transition Services Agreement”).

(j)              Consents. Unusual, Red Cat and each Target Company shall have obtained all authorizations, waivers, consents and approvals of, and made all filings, applications and notices with, Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement, each of which shall have been obtained without the imposition of any materially adverse term or condition.

(k)             No Injunctions, Restraints, or Illegality. No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Purchase and Sale, or the other transactions contemplated by this Agreement.

(l)              Disclosure Schedules. Each Party shall deliver updated Disclosure Schedules necessary to make their respective representations and warranties true and correct as of the Closing Date.

Section 10.02 Conditions to Obligations of Unusual. The obligations of Unusual to effect the Purchase and Sale are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Unusual on or prior to the Closing of the following conditions:

(a)             Representations and Warranties True and Correct. The representations and warranties of the Parties (other than Unusual set forth in Article III of this Agreement) shall be true and correct in all respects (without giving effect to any limitation indicated by the words “in all material respects,” “in any material respect,” “material,” or “materially”) as of the Effective Date and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Parties.

(b)             Performance of Covenants. Red Cat, t and the Principal Stockholder shall have performed in all material respects all obligations and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.

(c)             No Material Adverse Effect. There shall not have occurred any Material Adverse Effect with respect to Red Cat or Target Company, the impact of which the Parties have not been able to resolve to the satisfaction of the Parties, acting in good faith and in a commercially reasonable manner.

(d)             Target Company’s Certificate. Each Target Company shall have delivered to Unusual a certificate executed by an authorized Representative of such Target Company, on behalf of such Target Company and of Red Cat, dated the Closing Date, certifying in such detail as Unusual may reasonably request, that the conditions specified in this Section 10.02 have been fulfilled.

(e)             No Litigation. Legal proceeding shall be pending or threatened by or before any Governmental Authority, no law shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement.

(c)             Delivery of Closing Trial Balance. Red Cat shall have delivered to Unusual the Closing Trial Balance, which shall not reflect any Indebtedness.

(f)              Delivery of the Target Companies’ Capital Stock. Red Cat shall have delivered to Unusual certificates representing the Target Companies’ Capital Stock with stock powers endorsed in blank, free and clear of any Liens, which deliveries and maybe in book entry.

(g)             Intentionally Omitted

(h)             IP Assignment. Red Cat shall have executed and delivered to Unusual the IP Assignment, in a form and substance reasonably acceptable to Unusual or taken steps to deliver promptly following closing.

(i)              Escrow Agreement. The Principal Stockholder and the Escrow Agent shall have executed and delivered to Unusual the Escrow Agreement, and the Escrow Agent shall have received the Escrow Shares.

(j)              Lock-Up Agreements. Red Cat shall have executed and delivered to Unusual the Lock-Up Agreement.

(k)             Employment Agreements; Waivers of Severance. The Persons set forth on Schedule 10.02 shall have entered into agreements with Unusual or the applicable Target Company in form and substance satisfactory to Unusual providing for the continued services for the applicable Target Company, for protection from disclosure of confidential information, protection of Intellectual Property and trade secrets, compliance with Law, and non-competition for a minimum term of 12 months for such non-competition with Red Cat substantially on the terms acceptable to Red Cat. The Persons listed on Schedule 10.02(l) have waived the payments of any severance arising solely from a change of control of the Target Companies.

(l)              Officers Certificate. Unusual will have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Red Cat certifying as to the matters set forth in Section 2.02 and Section 10.02 hereof.

(m)           Balance Sheet. Red Cat shall have delivered an unaudited balance sheet of the Targets for the 3 and 6 month periods ended October 31, 2022 and there shall have been no Material Adverse Effect on the Targets reflected on such balance sheets.

Section 10.03 Conditions to Obligation of Red Cat, the Target Companies and the Principal Stockholder. The obligations of Red Cat and the Principal Stockholder to effect the Purchase and Sale and the transaction contemplated by it is also subject to the satisfaction or waiver by Red Cat on or prior to the Closing of the following conditions:

(a)             Representations and Warranties True. The representations and warranties of contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement, shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct to the extent of such materiality), as of the Closing Date with the same force and effect as though made on and as of such date and shall have been true as of the Effective Date.

(b)             Performance of Covenants. Unusual shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with it at or prior to the Closing.

(c)             No Material Adverse Effect. Since the Effective Date, there shall not have been any Unusual Material Adverse Effect with respect to Unusual or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Unusual.

(d)             No Litigation. No Legal Proceedings shall be pending or threatened by or before any Governmental Authority; no Laws shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement.

(e)             Officers Certificate. Red Cat will have received a certificate, signed by the Chief Executive Officer and Chief Financial Officer of Unusual, certifying in such detail as Red Cat may reasonable request, that the conditions specified in this Section 10.03 have been fulfilled.

Section 10.04 Frustration of Closing Conditions. Neither Red Cat, the Target Companies, the Principal Stockholder nor Unusual may rely, as a basis for not consummating the Purchase and Sale or the other transactions contemplated by this Agreement, on the failure of any condition set forth in Sections 10.01, 10.02, or 10.03, as the case may be, to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement.

ARTICLE XI
TERMINATION, AMENDMENT, AND WAIVER

Section 11.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Red Cat Vote) by the mutual written consent of Unusual and Red Cat.

Section 11.02 Termination by Either Red Cat or Unusual. This Agreement may be terminated by either Red Cat or Unusual at any time prior to the Closing (whether before or after the receipt of the Requisite Red Cat Vote):

(a)             if the Purchase and Sale has not been consummated on or before March 30, 2023 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 11.02 shall not be available to any Party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or that resulted in, the failure of the Purchase and Sale to be consummated on or before the End Date;

(b)             if any Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, or permanently enjoining, the consummation of the Purchase and Sale, or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and non-appealable, or Section 11.02(b);

(c)             if the Purchase and Sale has been submitted to the stockholders of Red Cat for approval at a duly convened Red Cat Stockholders Meeting and the Requisite Red Cat Vote shall not have been obtained at such meeting (unless such Red Cat Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); or

(d)             if any Closing Condition set forth in Section 10.01 shall not be satisfied by Unusual.

Section 11.03 Termination by Red Cat. This Agreement may be terminated by the Red Cat at any time prior to the Closing:

(a)             if prior to the receipt of the Requisite Red Cat Vote at the Red Cat Stockholders Meeting or any adjournment thereof, the disinterested Red Cat stockholders fail to approve this Agreement by a majority vote or the Red Cat Board shall have accepted a Superior Proposal and entered into an Acquisition Agreement with a third party;

(b)             if Unusual shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Article VIII; or

(c)             if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Unusual set forth in this Agreement such that the conditions to the Closing of the Purchase and Sale set forth in Section 10.03(a) or Section 10.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that Red Cat shall have given Unusual at least 30 days written notice prior to such termination stating Red Cat’s intention to terminate this Agreement pursuant to this Section 10.03(c); provided further, that Red Cat shall not have the right to terminate this Agreement pursuant to this Section 10.03 if Red Cat is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Sections 10.02(a) or 10.02(b) not to be satisfied.

Section 11.04 Termination by Unusual. This Agreement may be terminated by Unusual at any time prior to the Closing:

(a)             if prior to the receipt of the Requisite Red Cat Vote at the Red Cat Stockholders Meeting, or any adjournment thereof the disinterested Red Cat stockholders fail to approve this Agreement by a majority vote or the Red Cat Board shall have accepted a Superior Proposal and entered into an Acquisition Agreement with a third party;

(b)             if Red Cat shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Article VIII; or

(c)             if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Red Cat, the Target Companies or the Principal Stockholder set forth in this Agreement such that the conditions to the Closing of the Purchase and Sale set forth in Section 10.02(a) or 10.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that Unusual shall have given Red Cat, the Target Companies and the Principal Stockholder, as applicable, at least 30 days written notice prior to such termination stating Unusual’s intention to terminate this Agreement pursuant to this Section 10.04; provided further, that Unusual shall not have the right to terminate this Agreement pursuant to this Section 10.04 if Unusual is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 10.02(a) or Section 10.02(b) not to be satisfied.

Section 11.05 Notice of Termination; Effect of Termination. The Party desiring to terminate this Agreement pursuant to this Article X (other than pursuant to Section 10.01) shall deliver written notice of such termination to each other Party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 10.05 shall be effective immediately upon delivery of such written notice to the other Party or upon expiration of the 30-day notice, as the case may be. If this Agreement is terminated pursuant to this Article X, it will become void and of no further force and effect, with no Liability on the part of any Party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such Party) to any other Party hereto, except: (a) with respect to Section 8.05(b), this Section 11.05, Section 11.06, Section 11.07 and Article XII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any Liabilities incurred or suffered by a Party, to the extent such Liabilities were the result of fraud or the breach by another Party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

Section 11.06 Amendment. At any time prior to the Closing, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Red Cat Vote, by written agreement signed by each of the Parties hereto; provided, however, that: (a) following the receipt of the Requisite Red Cat Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Red Cat capital stock without such approval.

Section 11.07 Termination Fee. Notwithstanding anything to the contrary herein, if Red Cat accepts an Acquisition Proposal relating to a third party obtaining Control of the Target Companies collectively, an “Acquisition Proposal”), then Red Cat upon closing the Acquisition Proposal shall pay Unusual a non-refundable fee in the amount of $500,000 in cash or shares of Red Cat common stock if elected by Red Cat, at the highest VWAP prior to the date of issuance payable within 5 days. For purposes of the immediately preceding sentence, the term “obtaining control” or “acquiring control” (collectively “Control”) shall mean one or more Persons obtaining or acquiring more than 50.1% of the voting power of the Target Companies in the case of Red Cat. In no event shall a Termination Fee by payable if the Purchase and Sale is not consummated by the End Date (unless such End Date is extended by the written agreement of the Parties). Notwithstanding anything to the contrary herein, if Unusual: (a) terminates this Agreement unilaterally without cause (it being understood that the failure to consummate the Offering or the failure to obtain a listing with Nasdaq shall not be deemed to be a termination for cause); and (b) consummates a public offering within 12 months of termination of this Agreement, Unusual shall pay Red cat a non-refundable fee in the amount of $500,000 in cash or shares of Unusual if Unusual has a class of its securities listed for trading on a national securities exchange if elected by Unusual at the highest VWAP prior to the date of issuance, payable within 5 days after the consummation of any such alternative transaction.

Section 11.08 Extension; Waiver. At any time prior to the Closing, Red Cat, on the one hand, or Unusual, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other Party(ies); (b) waive any inaccuracies in the representations and warranties of the other Party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a Party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE XII
MISCELLANEOUS

Section 12.01 Disclosure Schedules.

(a)             The inclusion of any information in the Disclosure Schedules (the “Schedules”) shall not be deemed an admission or acknowledgment that such information is required to be listed in the Schedules or that such items are material. The Schedules are arranged in Sections corresponding to the Sections contained in this Agreement merely for convenience, and the disclosure of an item in one Section of the Schedules as an exception to a particular covenant, agreement, representation or warranty shall be deemed adequately disclosed as an exception with respect to all other covenants, agreements, representations and warranties to the extent that the relevance of such item to such other covenants, agreements, representations or warranties is reasonably apparent on its face without independent knowledge of the reader, notwithstanding the presence or absence of an appropriate cross-reference thereto.

(b)             Notwithstanding anything to the contrary herein, from time-to-time prior to the Closing, each Party may at its option supplement or amend and deliver updates to any Schedule that has been rendered inaccurate or incomplete since the Effective Date solely as a result of matters or events first occurring after the Effective Date as necessary to complete or correct any information in such Schedules. The updating Party(ies) shall provide the other Party(ies) with any such supplement or amendment by written notice (each, a “Schedule Update“). If the matters identified in a Schedule Update, individually or collectively with matters identified in any other Schedule Update, constitute a Material Adverse Effect on such Party, then the other Party(ies) may at any time within three Business Days following their receipt of any such Schedule Update, elect to terminate this Agreement pursuant to Article X. If the receiving Party does not so timely elect (subject to the preceding sentence with respect to the cumulative effect of matters identified in all Schedule Updates, whether prior to or after the Schedule Update in question), the Schedule Update shall be deemed to have amended the appropriate Schedule or Schedules as of the Effective Date, and shall be deemed to have qualified the applicable representations and warranties contained in this Agreement as of the Effective Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.

Section 12.02 Interpretation; Construction.

(a)             The Recitals, each Exhibit and the Schedules are hereby incorporated into and made a part of this Agreement by reference. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Unless the context otherwise requires, references herein: (i) to “Article(s)”, “Section(s)”, “Exhibit(s)” and “Schedules” refer to the corresponding Article(s), Section(s), Exhibit(s) and Schedule(s) of or to this Agreement; (ii) to “Schedule(s)” refer to the corresponding Schedule(s) of the Disclosure Schedules; (iii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time-to-time to the extent permitted by the provisions thereof; and (iv) to a statute means such statute as amended from time-to-time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Schedules.

(b)             The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 12.03 Survival. The representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Closing and expire at the various time referenced in Section 7.01. This Section 12.03 does not limit any covenant or agreement of the Parties contained in this Agreement which, by its terms, contemplates performance after the Closing.

Section 12.04 Governing Law. This Agreement and all Legal Proceedings (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the Parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.

Section 12.05 Submission to Jurisdiction. Each of the Parties hereto irrevocably agrees that any Legal Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other Party hereto or its successors or assigns shall be brought and determined exclusively in the federal or state court located in New York County, New York. Each of the Parties hereto hereby irrevocably submits with regard to any such Legal Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 12.06 Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party to this Agreement certifies and acknowledges that: (a) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such Party has considered the implications of this waiver; (c) such Party makes this waiver voluntarily; and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section 11.06.

Section 12.07 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand providing proof of delivery; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective Parties at the following addresses (or to such other Persons or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.07):

If to Unusual:	Unusual Machines, Inc. 151 Calle de San Francisco STE 200 PMB 2106 San Juan, PR 00901-1607 Attention: Brandon Torres Declet, CEO Email: brandon@unusualmachines.com
with a copy (which will not constitute notice to Unusual) to:	Nason, Yeager, Gerson, Harris & Fumero, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, FL 33410 Attention: Michael D. Harris Email: Mharris@nasonyeager.com
If to Red Cat:	Red Cat Holdings, Inc. 15 Ave Munoz Rivera, Suite 2200 San Juan, Puerto Rico 00901 Attention: Joe Freedman, Co-Chair of the Special Committee Email: Jf@redcat.red
with a copy (which will not constitute notice to Red Cat) to:	Law Office of Harvey Kesner 500 Fifth Avenue New York, NY 10036 646-678-2543 Harvey@hkesnerlaw.com Attention: Harvey Kesner, Esq.

If to the Principal Stockholder with a copy (which will not constitute notice to Principal Stockholder) to:	Jeffrey Thompson Email: jeff@redcat.red

Section 12.08 Entire Agreement. This Agreement (including all Exhibit(s) and Schedules referred to herein), the Escrow Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the Parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement (other than an exception expressly set forth as such in the Schedules) or the Confidentiality Agreement, the statements in the body of this Agreement will control.

Section 12.09 No Third-Party Beneficiaries. Except as provided in Section 8.10 hereof (which shall be to the benefit of the Persons referred to in such Section), this Agreement is for the sole benefit of the Parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.10 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 12.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Red Cat, the Target Companies nor the Principal Stockholder, on the one hand, nor Unusual on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other Party(ies). No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 12.12 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 12.13 Specific Performance.

(a)             The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.

(b)             Each Party further agrees that: (i) no such Party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other Party has an adequate remedy at law has not been irreparably harmed or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such Party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other Party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Agreement, and each Party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Section 12.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each Party to this Agreement will have received counterparts signed by all of the other Parties.

Section 12.15 Other Agreements. For a period commencing with the Closing Date continuing for a period of 5 years, Unusual and the Target Companies shall execute and deliver a Non-Competition Agreement with Red Cat for 5 years in form and substance mutually acceptable to the Parties pursuant to which Unusual and the Target Companies shall agree to restrict its activities and shall not design, manufacture, market, import, build or sell any Group 1 or Group 2 UAV/drone to customers which are Governmental Authorities and/or any third-party intermediary such as contractors or Red Cat’s to customers which are Governmental Authorities, without the prior written consent of Red Cat, and shall exclusively refer all such opportunities to Red Cat. The Non-Competition Agreement shall also provide that Unusual shall be entitled to usual and customary compensation for all sales by Red Cat for such referrals.

Section 12.16 No Sandbagging. No Party(ies) shall be liable to the other Party(ies) for any losses or damages based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of such Party(ies) contained in this Agreement if the other Party(ies) had Knowledge of such inaccuracy or breach prior to the Closing.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UNUSUAL MACHINES, INC. a Puerto Rico corporation By: _______________________________ Name: Brandon Torres Declet, Title: Chief Executive Officer
RED CAT HOLDINGS, INC. a Nevada corporation By: _______________________________ Name: Joe Freedman Title: Lead Director
PRINCIPAL STOCKHOLDER: __________________________ Jeffrey Thompson

ANNEX B

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: _______ ___ , 2023	$2,500,000

8% SENIOR SECURED Convertible PRoMISsORY NOTE

DUE _____ __, 2026

THIS 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (this “Note”) duly authorized and validly issued on the Original Issue Date above by Unusual Machines Inc., a Puerto Rico corporation (the “Company”).

FOR VALUE RECEIVED, the Company promises to pay to Red Cat Holdings, Inc. or its registered assigns (the “Holder”), pursuant to the terms hereunder, the principal sum of two million five hundred thousand dollars ($2,500,000.00) on __________ __, 2026 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, (a) capitalized words and terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined herein) and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(e).

“Black Scholes Value” means the value of the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Maturity Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Business Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Maturity Date.

“Bloomberg” shall have the meaning set forth in the definition of Black Scholes Value.

“Business Day” shall have the same meaning as in the Purchase Agreement.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means the occurrence after the Original Issue Date of any of (a) an acquisition after the Original Issue Date by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion, exercise or exchange of the Notes or the Securities issued together with the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the Successor Entity (as hereinafter defined) of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Company” shall have the meaning set forth in the preamble.

“Conversion” shall have the meaning ascribed to such term in Section 4(a).

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Notice” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(c).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Default Conversion Price” shall have the meaning set forth in Section 4(c).

“Default Interest Rate” shall have the meaning set forth in Section 2(a).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Distribution” shall have the meaning set forth in Section 5(d).

“Event of Default” shall have the meaning set forth in Section 7(a).

“Exempt Issuance” means (i) shares of Common Stock, restricted stock units or options to purchase Common Stock issued to directors, officers, employees, or consultants of the Company for services rendered to the Company in their capacity as such pursuant to an Equity Incentive Plan or similar plan approved by the stockholders of the Company issued at fair market value, (ii) shares of Common Stock issued upon the conversion or exercise of convertible securities (other than standard options to purchase Common Stock issued pursuant to an Equity Incentive Plan that are covered by clause (i) above) which are outstanding as of the date of issuance of this Note, (iii) the shares of Common Stock issuable upon conversion of this Senior Secured Convertible Promissory Note pursuant to the terms of this instrument (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the date of execution) and adjustments to the conversion price under that certain Series A Convertible Preferred Stock Certificate of Designation and Series A Convertible Preferred Stock issued to the holder of this 8% Senior Note on the date hereof, (iv) securities issued to any placement agent or other registered broker-dealers as reasonable commissions or fees in connection with any financing transactions which must be (A) at least 120% above the price of the common stock or conversion price of the common stock equivalent sold in the financing transaction (and if there is a unit of different securities sold the lowest price of the common stock or the conversion price used in the financing transaction), or (B) such lower or higher price which is approved by the Financial Industry Regulatory Authority as reasonable compensation, (v) securities issued pursuant to a merger, acquisition or similar transaction; provided that (A) the primary purpose of such issuance is not to raise capital, (B) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such transactions, (2) the actual owners of such assets or securities acquired in such merger, acquisition or similar transaction, (3) the shareholders, partners or members of the foregoing persons and (4) persons whose primary business does not consist of investing in securities, and (C) the number or amount (as the case may be) of such shares of Common Stock issued to such person by the Company shall not be disproportionate to such person’s actual ownership of such assets or securities to be acquired by the Company (as applicable), or (vi) a strategic transaction approved by a majority of the disinterested directors of the Company, provided that (A) any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating Company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, (B) the primary purpose of such issuance is not to raise capital, (C) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such strategic transactions, (2) the actual owners of such strategic assets or securities acquired, and (3) the shareholders, partners or members of the foregoing persons, and (D) the number or amount (as the case may be) of such shares of Common Stock issued to such person by the Company shall not be disproportionate to such person’s actual participation in such strategic licensing or development transactions or ownership of such strategic assets or securities to be acquired by the Company (as applicable).

“Force Majeure” means the Company shall be excused from any delay in performance or for non-performance of any of the terms and conditions of this Note caused by any Force Majeure event. Force Majeure shall mean strikes, labor disputes, freight embargoes, interruption or failure in the Internet, telephone or other telecommunications service or related equipment, material interruption in the mail service or other means of communication within the United States or its territories, if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, acts of God, outbreak or material escalation of hostilities or civil disturbances, national emergency or war (whether or not declared), or other calamity or crises including a terrorist act or acts affecting the United States, future laws, rules, regulations or acts of any government including any orders, rules or regulations issued by any official or agency of such government and including any Covid lock down or disruption of commercial activity within the United States or its territories, or any cause beyond the reasonable control of the Company.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Holder” shall have the meaning set forth in the preamble.

“Mandatory Default Amount” means the sum of (a) 100% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“Maturity Date” shall have the meaning set forth in the preamble.

“Note” or “Notes” shall have the meaning set forth in the preamble.

“Note Register” shall mean the Company’s records regarding the ownership of the Note.

“Option Value” means the value of a Common Stock Equivalent based on the Black Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Common Stock Equivalent, if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Common Stock Equivalent as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest VWAP of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Common Stock Equivalent and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

“Original Issue Date” is the date set forth on page 1 hereto.

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Notes, (b) Indebtedness not to exceed $1,000,000, and (c) capital lease obligations and purchase money Indebtedness incurred in connection with the acquisition of machinery and equipment.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, and (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) through (b) thereunder.

“Purchase Agreement” shall mean that certain Share Purchase Agreement by and between the Company and the Holder, dated as of the Original Issue Date.

“Purchase Rights” shall have the meaning set forth in the Section 5(c).

“Securities Act” shall have the same meaning as in the Purchase Agreement.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Business Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), or other reliable service or (b) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.

Section 2. Interest; Amortization Payments.

(a)             Interest. Interest shall accrue to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 8% per annum, calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal (or conversion to the extent applicable), together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Following an Event of Default, regardless of whether such Event of Default has been cured or remains ongoing, interest shall accrue at the lesser of (i) the rate of 15% per annum, or (ii) the maximum amount permitted by law (the lesser of clause (i) or (ii), the “Default Interest Rate”).

(b)             Security. The obligations of the Company under this Note are secured by the terms of the Security Agreement by and between the Company and the Holder, dated as of the Original Issue Date.

(c)             Payment in Cash. All payments of interest due hereunder shall be made quarterly in arrears on each of the last day of the calendar quarter ended March, June, September and December in cash until paid in full on the Maturity Date.

(d)             Reserved.

Section 3. Registration of Transfers and Exchanges.

(a)             Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)             Investor Representations. This Note has been issued subject to certain investment representations as set forth in the Purchase Agreement, and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c)             This Note may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(d)             Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a)             Voluntary Conversion. After the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, including any accrued and unpaid interest, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the Holder (“Conversion”). The Holder shall effect conversions by delivering to the Company a Conversion Notice, the form of which is attached hereto as Annex A (each, a “Conversion Notice”), specifying therein the principal amount and interest on this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted in each conversion, the date of each conversion, and the Conversion Price in effect at the time of each conversion. The Company may deliver an objection to any Conversion Notice within one Business Day of delivery of such Conversion Notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any registered assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b)             Reserved.

(c)             Conversion Price. The “Conversion Price” in effect on any Conversion Date means, as of any Conversion Date or other date of determination, $_____ per share (subject to adjustment as provided herein), provided, however, that in the event of reduction in the conversion price of the Company’s Series A Convertible Preferred Stock issued under the Share Purchase Agreement, the Conversion Price of the Note shall be adjusted in the same fashion to such adjusted conversion price.

(d)             Mechanics of Conversion.

(i)              Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note and accrued interest and other amounts due and owing under this Note to be converted by (y) the Conversion Price in effect at the time of such conversion.

(ii)            Reserved.

(iii)          Failure to Deliver Certificates. If, in the case of any Conversion Notice, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(iv)           Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Business Day (increasing to $20 per Business Day on the fifth Business Day after such Conversion Date) for each Business Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v)             Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(vi)           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will reserve and keep available out of its authorized and unissued shares of Common Stock for the purpose of issuances upon conversion of this Note (and other purposes further detailed in the Purchase Agreement), free from preemptive rights or any other actual contingent purchase rights of Persons other than the holder (and the other holders of the Notes), an amount of shares at least equal to the greater of: (i) one times the number of shares of Common Stock necessary to allow the Holder to convert this Note and accrued interest thereon to maturity in full; or (ii) 19.9% of the current shares of Common Stock outstanding, if such restriction is required under Rule 5635 of the Nasdaq listing rules. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(vii)         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii)       Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(ix)           Reserved.

(e)   Holder’s Conversion Limitations. The Company shall not affect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Conversion Notice, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(e) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Conversion Notice shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(e), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, if any, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 4(e) solely with respect to the Holder’s Note. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Holder may also decrease the Beneficial Ownership Limitation provisions of this Section 4(e) solely with respect to the Holder’s Note at any time, which decrease shall be effective immediately upon delivery of notice to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

(a)             Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes or pursuant to any of the other Transaction Documents), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)             Subsequent Equity Sales. If, at any time, for so long as the Note or any amounts accrued and payable thereunder remain outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues, any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect (such lower price, the “Base Conversion Price” and each such issuance a “Dilutive Issuance”), then the Conversion Price shall be immediately reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

If the price per share for which shares of Common Stock are sold, or may be issuable pursuant to any such Common Stock Equivalent, is less than the Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Conversion Price in effect at the time of such amendment or adjustment, then the Conversion Price shall be adjusted upon each such issuance or amendment as provided in this Section 5(b). In case any Common Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Common Stock Equivalents will be deemed to have been issued for the Option Value of such Common Stock Equivalents and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the amount of such consideration received by the Company will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such public traded securities on the date of receipt. If any shares of Common Stock or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be.

If any holder of Common Stock or Common Stock Equivalents outstanding on the Original Issue Date or issued thereafter shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect, such issuance shall be deemed to have occurred for less than the Conversion Price on such date and such issuance shall be deemed to be a Dilutive Issuance.

The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Conversion Notice.

The provisions of this Section 5(b) shall apply each time a Dilutive Issuance occurs after the Original Issue Date for so long as the Note or any amounts accrued and payable thereunder remain outstanding, but any adjustment of the Conversion Price pursuant to this Section 5(b) shall be downward only.

Notwithstanding all of the foregoing in this Section 5(b), no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance.

(c)             Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock, Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d)             Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets or rights or warrants to acquire its assets, or subscribe for or purchase any security other than Common Stock, to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation with respect to the Company or any other publicly-traded corporation subject to Section 13(d) of the Exchange Act, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of common stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation with respect to the Company or any other publicly-traded corporation subject to Section 13(d) of the Exchange Act).

(e)   Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange or trading market (with such exchange or market including, without limitation, the Nasdaq Global Select Trading Market, the Nasdaq Global Market, or the Nasdaq Capital Market, The New York Stock Exchange, Inc., the NYSE American, LLC or the OTCQB), the Company or any Successor Entity shall, at the Holder’s option, exercisable concurrently with the consummation of the Fundamental Transaction, purchase this Note from the Holder by paying to the Holder the higher of (i) an amount of cash equal to the Black Scholes Value of the outstanding principal of this Note, accrued interest on this Note and all other amounts due and payable under this Note, on the date of the consummation of such Fundamental Transaction, or (ii) the product of (a) the number of Conversion Shares issuable upon full conversion of this Note (without regard to any limitation on conversion of this Note) and (b) the positive difference between the cash per share paid in such Fundamental Transaction minus the then in effect Conversion Price. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything in this Section 5(e), an Exempt Issuance shall not be deemed a Fundamental Transaction.

(f)              Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(g)             Notice to the Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the Company), the Company or its successor shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of 100% in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a)             amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder (provided, however, the consent of the Holder shall not be required in connection with the first clause of the first sentence of Section 4(d)(vi) above);

(b)             repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than: (a) as to the Conversion Shares as permitted or required under the Transaction Documents, or (b) in connection with the repurchasing of certain existing shareholders’ equity;

(c)             repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness other than Permitted Indebtedness or the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default shall exist or occur;

(d)             pay cash dividends or distributions on any equity securities of the Company;

(e)             enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the SEC assuming that the Company is subject to the Securities Act or the Exchange Act, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(f)              enter into any agreement with respect to any of the foregoing.

Section 7. Events of Default.

(a)             “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)              any default in the payment of (A) the principal amount of any Note or (B) interest, late fees, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

(ii)            the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below or any Transaction Document which failure is not cur%ed, if possible to cure, within the earlier to occur of (A) five Business Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Business Days after the Company has become aware of such failure, unless a longer cure period exists n an applicable agreement in which such longer cure period shall apply;

(iii)          a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

(iv)           any representation or warranty made in this Note, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v)             the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

(vi)           the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $125,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and such default is not cured within five Business Days;

(vii)         the Common Stock shall not be eligible for listing or quotation for trading on any Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Business Days unless a Force Majure event has occurred;

(viii)       the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(ix)           the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof; or

(x)             any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $125,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 10 calendar days.

(b)             Remedies Upon Event of Default. If any Event of Default occurs and is not cured within 10 days after the giving of written notice, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(c)             Interest Rate Upon Event of Default. Commencing on the occurrence of any Event of Default and until such Event of Default is cured, this Note shall accrue interest at an interest rate equal to the Default Interest Rate.

(d)             Conversion Price Upon Event of Default. Commencing on the occurrence of any Event of Default and until such Event of Default is cured, this Note shall be convertible at the Default Conversion Price.

Section 8. Miscellaneous.

(a)             No Rights as Stockholder Until Conversion. This Note does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the conversion hereof other than as explicitly set forth in Section 8.

(b)             Notices. All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, as follows:

If to the Company:	Unusual Machines, Inc. 151 Calle de San Francisco STE 200 PMB 2106 San Juan, PR 00901-1607 Attention: Brandon Torres Declet, CEO Email: brandon@unusualmachines.com
With a copy to (which shall not constitute notice to Unusual): If to Holder: With a copy to (which shall not constitute notice to Red Cat):

Nason Yeager Gerson White & Lioce, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Attention: Michael D. Harris, Esq.

Email: mharris@nasonyeager.com

Red Cat Holdings, Inc.

15 Ave Munoz Rivera, Suite 2200

San Juan, Puerto Rico 00901

Attention: Joe Freedman, Co-Chair of the Special Committee

Email: Jf@redcat.red

Law Office of Harvey Kesner

500 Fifth Avenue

New York, NY 10036

646-678-2543

Harvey@hkesnerlaw.com

Attention: Harvey Kesner, Esq.

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

(c)             Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest and late fees, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the Purchase Agreement.

(d)             Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(e)             Exclusive Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with Section 10 of the Purchase Agreement. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall only be commenced in the state and federal courts specified in Section 5.8 of the Purchase Agreement. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts set forth in Section 5.8 of the Purchase Agreement for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

(f)              Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g)             Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h)             Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach would be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i)              Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j)              Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

** Signature Pages Follow **

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the Original Issue Date.

UNUSUAL MACHINES INC.
By:__________________________________________ Name: Brandon Torres Declet Title: Chief Executive Officer

ANNEX A

CONVERSION NOTICE

The undersigned hereby elects to convert principal under the 8% Senior Secured Convertible Promissory Note due ____________ __, 2026 of Unusual Machines Inc., a Puerto Rico corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

DWAC Instructions:

Broker No:

Account No:

Schedule 1

CONVERSION SCHEDULE

The 8% Senior Secured Convertible Promissory Note due on ________ __, 2026 in the original principal amount of $2,500,000 is issued by Unusual Machines Inc., a Puerto Rico corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Converted Principal	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Applicable Conversion Price	Company Attest

ANNEX C

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of the date each Secured Party executed this Agreement (the “Effective Date”), by and among Unusual Machines Inc., a Puerto Rico corporation (collectively with all of its subsidiaries, “Debtor”), each person that is a Purchaser under a Purchase Agreement dated as of the date of this Agreement and who executes this Agreement (each a “Secured Party” and collectively the “Secured Parties”), and the person who agrees to be Collateral Agent by so noting on Secured Party’s signature page hereto.

WHEREAS, each Secured Party is a party to that certain share purchase agreement dated as of the Effective Date by and between Debtor and one or more Secured Parties (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which Secured Parties purchased from Debtor one or more senior secured notes made by Debtor up to a maximum purchase amount of $2,5000,000 (the “Notes”); and

WHEREAS, to induce Secured Parties to enter into the Purchase Agreement and purchase the Notes, each Debtor agreed to pledge and grant a security interest in all of its right, title and interest in and to the Collateral as security for its Obligations for the benefit of Secured Party in accordance with the terms and conditions as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.       Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement. In addition, as used herein:

“Account” or “Accounts” means any “account,” as such term is defined in the UCC, and, in any event, shall include, without limitation, “supporting obligations” as defined in the UCC.

“Agreement” shall have the meaning ascribed thereto in the preamble.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC.

“Collateral” shall have the meaning ascribed thereto in Section III.

“Collateral Agent” shall have the meaning ascribed thereto in the preamble.

“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyrights” means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule I attached hereto (if any), and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Default” and “Default” shall mean the occurrence of any event creating a default in Section V hereto.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of a Debtor.

“Debtor” or “Debtors” shall have the meaning ascribed thereto in the preamble.

“Documents” means any “documents,” as such term is defined in the UCC, and shall include, without limitation, all documents of title (as defined in the UCC), bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Effective Date” shall have the meaning ascribed thereto in the preamble.

“Equipment” means any “equipment,” as such term is defined in the UCC and, in any event, shall include, motor vehicles.

“Event of Default” shall have the meaning ascribed thereto in the Notes.

“Excluded Assets” means any lease, license or other agreement or any property subject to a capital lease, purchase money security interest or similar arrangement, to the extent that a grant of a Lien thereon in favor of Secured Party would violate or invalidate such lease, license, agreement or capital lease, purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than Debtors), so long as such provision exists and so long as such lease, license or agreement was not entered into in contemplation of circumventing the obligation to provide Collateral hereunder or in violation of the Purchase Agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy code, or principles of equity.

“Financing Statement” means a Form UCC-1 or similar UCC financing statement providing for the protection of the Secured Party’s interest in the Collateral.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, trade secrets, formulas, recipes, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.

“Goods” means any “goods”, as such term is defined in the UCC, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the UCC.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over any Debtor, or any of their respective properties, assets or undertakings.

“Instruments” means any “instrument,” as such term is defined in the UCC, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the UCC), and Chattel Paper.

“Inventory” means any “inventory,” as such term is defined in the UCC.

“Investment Property” means any “investment property”, as such term is defined in the UCC.

“Lien” shall have the meaning ascribed thereto in the Purchase Agreement.

“Notes” shall have the meaning ascribed thereto in the preamble. Note shall have the same meaning as Notes.

“Obligations” means all obligations, liabilities and indebtedness of every nature of Debtors from time to time owed or owing under or in respect of this Agreement, the Purchase Agreement, the Notes, the Warrants and any of the other Transaction Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

“Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule I attached hereto (if any), and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Permitted Indebtedness” shall have the meaning ascribed thereto in the Notes.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

“Purchase Agreement” shall have the meaning ascribed thereto in the preamble.

“Secured Party” or “Secured Parties” shall have the meaning ascribed thereto in the preamble.

“Security Documents” means any documents securing the Liens of a Secured Party hereunder.

“Debtor” shall have the meaning ascribed thereto in the preamble.

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by a Debtor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

“Trademarks” means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in Schedule I attached hereto (if any) and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Florida; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.

II.       Creation of Security Interest. Debtor hereby grants to Secured Party a security interest in the Collateral described in Section III to secure the performance or payment of the Obligations of Debtor to Secured Party under Section IV. Debtor has or will have rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to the terms of this Agreement (subject, with respect to after acquired Collateral, to such Debtor acquiring the same) and no Lien other than Permitted Indebtedness exists or will exist upon such Collateral at any time.

III.       Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Debtor hereby pledges and grants to Secured Party a Lien on and security interest in and to all of such Debtor’s right, title and interest in all Instruments, Accounts, Inventory, General Intangibles, Equipment, Documents, Contracts, Goods, Investment Property, Deposit Accounts, Trademarks, Patents and Copyrights, all books and records pertaining to the other Collateral, and all other tangible and intangible property of such Debtor, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”). Notwithstanding anything to the contrary contained herein or in any Transaction Document, in no event shall the security interest granted herein or therein attach to any Excluded Assets.

IV.       Debtor’s Obligations.

A.       Obligation to Pay. Debtor shall pay to Secured Party the sum or sums evidenced by the Note or Notes held by the Secured Party between Secured Party and Debtor in accordance with the terms of the Note.

B.       Additional Obligations.

1.       Protection of Collateral. The Collateral:

(a)       will not be misused or abused, but will be maintained in good and operable condition, reasonable wear and tear excepted (except for any loss, damage or destruction which is fully covered by insurance proceeds) and will be repaired, renewed and replaced by Debtor as Debtor, in the exercise of reasonable discretion, shall deem necessary, and

(b)       will be insured by Debtor until this Agreement is terminated against all expected risks to which it is exposed, including fire, theft, wind and flood, and those which Collateral Agent may designate, with the policies acceptable to Secured Party, payable to both Secured Party and Debtor, as their interests appear, and providing for ten days’ minimum cancellation notice to Collateral Agent, and with certificates evidencing such insurance deposited with Secured Party, and

(c)       will be kept within Palm Beach County, Florida, unless Debtor notifies Collateral Agent in writing and Collateral Agent consents in writing in advance of its removal to another location, and except in the ordinary course of business.

2.       Protection of Security Interest.

(a)       The Collateral will not be sold, transferred or disposed of or be subjected to any unpaid charge, including taxes, or to any subsequent interest of a third person created or suffered by Debtor voluntarily or involuntarily, except in the ordinary course of business and if replaced by like quality unless Collateral Agent consents in advance in writing to such charge, transfer, disposition or subsequent interest, and

(b)       Debtor will sign and execute a Financing Statement necessary to protect the security interest under this Agreement against the rights or interests of third persons.

V.       Default. Misrepresentation and misstatement in connection with, or non-compliance with or non-performance of Debtor’s Obligations or Agreements under Section IV shall constitute Default under this Agreement. In addition, Debtor shall be in Default if bankruptcy or insolvency proceedings are instituted by or against Debtor which proceedings are not dismissed within ninety (90) days, if Debtor makes any assignment for the benefit of creditors, if Debtor shall default in performance of any agreement with Secured Party, or if any Event of Default occurs.

VI.       Secured Party’s Rights and Remedies.

A.       Secured Party may assign this Agreement, with notice to Debtor, and, if Secured Party does assign this Agreement, the Assignee shall be entitled, upon notifying Debtor, to performance of all of Debtor’s obligations under this Agreement, and

B.       Upon Debtor’s Default, Collateral Agent may exercise Secured Party’s rights of enforcement under the UCC and, in conjunction with, addition to or substitution for those rights, at Collateral Agent’s discretion, may:

1.       To the extent permitted by law, enter upon Debtor’s premises to take possession of, assemble and collect the Collateral or to render it unusable, and

2.       Require Debtor to assemble the Collateral and make it available at a place Collateral Agent designates which is mutually convenient, to allow Collateral Agent to take possession or dispose of the Collateral, and

3.       Waive any Default or remedy any Default in any reasonable manner without waiving the Default remedied and without waiving any other prior or subsequent Default, and

4.       Debtor understands that to the extent permitted by law, if Debtor fails to meet any of Debtor’s obligations under this Agreement, Collateral Agent has a right to possession of the Collateral.

C.       Collateral Agent will give notice to Debtor that Debtor is in Default hereunder, and Debtor shall have 15 days from the effective date of such notice to cure such Default for monetary Defaults and 30 days from the effective date of such notice to cure non-monetary Defaults; provided, however, that in the event Debtor shall commence curing said non-monetary Default within said 30-day period and shall thereafter diligently pursue the cure of said Default, said period of 30 days shall be extended for that period of time reasonably necessary to effect said cure. Any notice hereunder shall be forwarded to Debtor by certified mail to Debtor’s chief place of business set forth above. Such notice shall be effective as of the date it is received, first refused or returned as non-deliverable as evidenced by the return receipt of the U.S. Postal Service

VII.       Collateral Agent.

A.       Each Debtor hereby irrevocably constitutes and appoints Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the discretion of Collateral Agent, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or protect any security interest granted hereunder, to maintain the perfection or priority of any security interest granted hereunder, or to otherwise accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, hereby gives Collateral Agent the power and right, on behalf of such Debtor, without notice to or assent by such Debtor (to the extent permitted by applicable law), to do the following:

1.               to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;

2.               upon the occurrence and during the continuation of a Default, to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

3.               to pay or discharge charges or Liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

4.               to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Collateral Agent or as Collateral Agent shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

5.               upon the occurrence and during the continuation of a Default, to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

6.               upon the occurrence and during the continuation of a Default, to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

7.               upon the occurrence and during the continuation of a Default, to defend any suit, action or proceeding brought against a Debtor with respect to any Collateral;

8.               upon the occurrence and during the continuation of a Default, to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Collateral Agent may deem appropriate;

9.               to the extent that a Debtor’s authorization given is not sufficient to file such financing statements with respect to this Agreement, with or without such Debtor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as Collateral Agent may deem appropriate and to execute in such Debtor’s name such financing statements and amendments thereto and continuation statements which may require such Debtor’s signature;

10.            upon the occurrence and during the continuation of a Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owners thereof for all purposes; and

11.            to do, at Collateral Agent’s option and at such Debtor’s expense, at any time, or from time to time, all acts and things which Collateral Agent reasonably deems necessary to protect or preserve or, upon the occurrence and during the continuation of an Default, realize upon the Collateral and Collateral Agent’s Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

B.       Each Debtor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof provided the same is performed in a commercially reasonable manner. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full in cash and this Agreement is terminated. Each Debtor also authorizes Collateral Agent, at any time from and after the occurrence and during the continuation of any Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Debtor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

VIII.       Mutual Agreements.

1.       “Debtor”, “Secured Party”, and “Collateral Agent” as used in this Agreement include the heirs, executors or administrators, successors or assigns of those parties, as applicable.

2.       If more than one Debtor executes this Agreement, their obligations under this Agreement shall be joint and several.

3.	The law governing this secured transaction shall be that of the State of New York in force at the date of this Agreement.

4.	The undersigned Collateral Agent agrees to act as the collateral agent if the Company distributes any convertible notes to its successors or assigns (with the only change being that such notes may be prepayable) with the understanding that the investors shall share in the collateral on a pro rata basis based on the amount of principal outstanding.

EXECUTED this _____ day of _________, ____.

____________________________________

By:

Its: Chief Executive Officer

SECURED PARTY: ___________________

____________________________________

___________________________________

By:__________________________________

Name: _______________________________

Its:__________________________________

Collateral Agent: The Secured Party hereto

Schedule I

Copyrights, Patents, and Trademarks

ANNEX D

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 3682 OF THE

PUERTO RICO GENERAL CORPORATIONS ACT OF 2009, AS AMENDED

The undersigned, Chief Executive Officer of Unusual Machines, Inc. a Puerto Rico corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on ____ __, 2023.

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation to provide by resolution or resolutions for the issuance of __ shares of Preferred Stock, par value $0.01 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

Section 1.              Designation and Authorized Shares. The Corporation shall be authorized to issue one million fifty thousand (1,050,000) shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).

Section 2.              Stated Value. Each share of Series A Preferred Stock shall have a stated value of $10.00 per share (the “Stated Value”).

Section 3.              Liquidation.

(a)             Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series A Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value. All preferential amounts to be paid to the holders of Series A Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock. If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series A Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Series A Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b)             Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

Section 4.              Voting and Dividends.

(a)             Voting. Except as otherwise expressly required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series A Preferred Stock are convertible into at such time. Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

(b)             Dividends. The holders of Series A Preferred Stock will be entitled to dividends, if and when declared and paid, on an as-converted basis with the Common Stock.

Section 5.              Conversion.

(a)             Conversion Right. Each share of Series A Preferred Stock may, from time to time, be converted into shares of fully paid and nonassessable shares of Common Stock (the “Conversion Shares”) at a rate determined by dividing the Stated Value by the Conversion Price. The “Conversion Price” will be equal to $_______ per share, subject to adjustment in accordance with Section 8.

(b)             Conversion Procedure. In order to exercise the conversion privilege under Section 5, the holder of any shares of Series A Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series A Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice. At such time as the certificate or certificates representing the Series A Preferred Stock which has been converted are surrendered to the Corporation, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to Section 5. In case of conversion under Section 5 of only a part of the shares of Series A Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series A Preferred Stock which have not been converted. Until such time as the certificate or certificates representing Series A Preferred Stock which has been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such Series A Preferred Stock has been converted have been issued and delivered, the certificate or certificates representing the Series A Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series A Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

(c)             Maximum Conversion. (i) Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of the Series A Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the holder at such time, the number of shares of Common Stock which would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon the holder providing the Corporation with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the holder would like to waive this Section 5(c)(i) with regard to any or all shares of Common Stock issuable upon conversion of the Series A Preferred Stock, this Section 5(c)(i) will be of no force or effect with regard to all or a portion of the Series A Preferred Stock referenced in the 4.99% Waiver Notice.

(ii)  Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of the Series A Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the holder at such time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the holder providing the Corporation with sixty-one (61) days’ advance notice (the “9.99% Waiver Notice”) that the holder would like to waive this Section 5(c)(ii) with regard to any or all shares of Common Stock issuable upon conversion of the Series A Preferred Stock, this Section 5(c)(ii) will be of no force or effect with regard to all or a portion of the Series A Preferred Stock referenced in the 9.99% Waiver Notice.

Section 6.              Other Provisions.

(a)             Reservation of Common Stock. The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series A Preferred Stock from time to time outstanding.

(b)             Record Holders. The Corporation and its transfer agent, if any, for the Series A Preferred Stock may deem and treat the record holder of any shares of Series A Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 7.              Restriction and Limitations. Except as expressly provided herein or as required by law so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series A Preferred Stock.

Section 8.              Certain Adjustments.

(a)             Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series A Preferred Stock shall receive such consideration as if such number of shares of Series A Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)             Fundamental Transaction. If, at any time while the Series A Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series A Preferred Stock, the holders shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of such shares of Common Stock.

(c) Subsequent Equity Sales. If, at any time while the Series A Preferred Stock is outstanding, other than in connection with any Exempt Issuance (as defined below), in the event that the Corporation sells or enters into an agreement to sell Common Stock (including any securities convertible or exchangeable into Common Stock) for consideration lower than the Conversion Price then in effect (or sells or enters into an agreement to sell securities convertible or exercisable into common stock at a conversion or exercise lower than the Conversion Price then in effect), then the Conversion Price will be reduced to such lower price. “Exempt Issuance” means (i) shares of Common Stock, restricted stock units or options to purchase Common Stock issued to directors, officers, employees, or consultants of the Corporation for services rendered to the Corporation in their capacity as such pursuant to an Equity Incentive Plan or similar plan approved by the stockholders of the Corporation issued at fair market value, (ii) shares of Common Stock issued upon the conversion or exercise of convertible securities (other than standard options to purchase Common Stock issued pursuant to an Equity Incentive Plan that are covered by clause (i) above) which are outstanding as of the date of issuance of the Series A Preferred Stock, (iii) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or pursuant to the terms of this Certificate of Designation (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the date of execution) and adjustments to the conversion price under that certain Senior Secured Convertible Note issued to the holder of Series A Preferred Stock on the date hereof, (iv) securities issued to any placement agent or other registered broker-dealers as reasonable commissions or fees in connection with any financing transactions which must be (A) at least 120% above the price of the common stock or conversion price of the common stock equivalent sold in the financing transaction (and if there is a unit of different securities sold the lowest price of the common stock or the conversion price used in the financing transaction), or (B) such lower or higher price which is approved by the Financial Industry Regulatory Authority as reasonable compensation, (v) securities issued pursuant to a merger, acquisition or similar transaction; provided that (A) the primary purpose of such issuance is not to raise capital, (B) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such transactions, (2) the actual owners of such assets or securities acquired in such merger, acquisition or similar transaction, (3) the shareholders, partners or members of the foregoing persons and (4) persons whose primary business does not consist of investing in securities, and (C) the number or amount (as the case may be) of such shares of Common Stock issued to such person by the Corporation shall not be disproportionate to such person’s actual ownership of such assets or securities to be acquired by the Corporation (as applicable), or (vi) a strategic transaction approved by a majority of the disinterested directors of the Corporation, provided that (A) any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating Corporation in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, (B) the primary purpose of such issuance is not to raise capital, (C) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such strategic transactions, (2) the actual owners of such strategic assets or securities acquired, and (3) the shareholders, partners or members of the foregoing persons, and (D) the number or amount (as the case may be) of such shares of Common Stock issued to such person by the Corporation shall not be disproportionate to such person’s actual participation in such strategic licensing or development transactions or ownership of such strategic assets or securities to be acquired by the Corporation (as applicable).

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____day of _____2023.

By:________________________

Name:

Title:

ANNEX E

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is entered into as of the ____ day of _______, 2023 by and among Unusual Machines, Inc., a Puerto Rico corporation (the “Company”), and Red Cat Holdings, Inc., a Nevada corporation (and its successors and assigns) (the “Investor”).

WHEREAS, the Company and Investor entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated as of November 21, 2021 for the purchase and sale of Rotor Riot, LLC, an Ohio limited liability company (“Rotor Riot”) and Fat Shark Holdings, Ltd., a Nevada corporation (“Fat Shark”); and

WHEREAS, pursuant to the Purchase Agreement, the Company shall provide certain registration rights to the Investor.

Now, therefore, in consideration of the mutual promises and the covenants as set forth herein, the parties hereto hereby agree as follows:

1.       Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Agreement” means this Registration Rights Agreement, as the same may be amended, modified or supplemented in accordance with the terms hereof.

“Board” means the Board of Directors of the Company.

“Common Stock” means the Company’s authorized common stock, par value $0.01 per share, as constituted on the date of this Agreement, any stock into which such Common Stock may thereafter be changed and any stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of such Common Stock upon any re-classification thereof.

“Commission” means the Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

“Company” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Company Securities” has the meaning any securities proposed to be sold by the Company for its own account in a registered public offering.

“Exchange Act” means the Securities Exchange Act of 1934 (or successor statute).

“Excluded Forms” means registration statements under the Securities Act, on Forms S-4 and S-8, or any successors thereto.

“Investor” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Other Shares” has the meaning assigned to it in Section 4(f) of this Agreement.

“Person” includes any natural person, corporation, trust, association, company, partnership, joint venture, limited liability company and other entity and any government, governmental agency, instrumentality or political subdivision.

“Purchase Agreement” has the meaning assigned to it in the second Whereas clause.

“Proposed Registration” has the meaning set forth in Section 2.2(a).

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement on other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Common Stock issuable: (A) upon conversion of Senior Secured Convertible Note(s) issued in connection with the Purchase Price as defined in the Purchase Agreement or any adjustments, and (B) upon conversion of Series A Convertible Preferred Stock under the Purchase Agreement, and any securities of the Company issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination, recapitalization, share exchange, consolidation or other reorganization of the Company.

“Selling Expenses” means all selling commissions or discounts, finder’s fees and stock transfer taxes applicable to the Registrable Securities registered by the Investor and all fees and disbursements of counsel for the Investor.

“Securities Act” means the Securities Act of 1933, as amended (or successor statute).

2.       Required Registration.

2.1.       Demand Registration.

(a)             Except as provided in Section 2.1(b), upon the Investor’s written request that the Company effect pursuant to this Section 2 the registration of the Registrable Securities under the Securities Act (which request shall specify the number of Registrable Securities to be registered), the Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities of the Investor which the Company has been so requested to register.

(b)             The Company shall not be obligated to take any action to effect any registration requested by the Investor pursuant to Section 2.1(a) above after the Company has effected one registration pursuant to this Section 2 for all of the Registrable Securities and such registration has been declared or ordered effective and such Registration Statements continues to be effective and available to the Investor (and its successors and assigns).

(c)             Notwithstanding any other provision hereof to the contrary, a registration requested pursuant to this Section 2 shall not be deemed to have been effected (i) unless it has become effective and remains effective.

(d)             The Company shall not be obligated to effect any registration pursuant to this Section 2 within 90 days after the effective date of any underwritten public offering by the Company or of any previous registration withdrawn at the request of the Investor. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a registration pursuant to this Section 2 if the financial advisor and/or underwriter to the Company certifies to the Investor of the Registrable Securities that such registration would reasonably be expected to have a material adverse effect on the Company; provided, however, that in such event the Investor of Registrable Securities requesting such registration shall be entitled to withdraw such request and, if such request is withdrawn, such registration shall not count as the one permitted registration under this Section 2 and the Company shall pay all Registration Expenses in connection with such postponed or withdrawn registration.

2.2        Piggyback Registration.

(a)             Each time the Company proposes for any reason to register any of its Common Stock under the Securities Act in connection with the proposed offer and sale of its Common Stock for money, either for its own account or on behalf of any other security holder (“Proposed Registration”), other than pursuant to a registration statement on Excluded Forms, the Company shall promptly give written notice of such Proposed Registration to the Investor and shall offer the Investor the right to request inclusion of its Registrable Securities, as the case may be, in the Proposed Registration.

(b)             The Investor shall have 10 days from the receipt of such notice to deliver to the Company a written request specifying the number of Registrable Securities that the Investor intends to sell in the Proposed Registration and the Investor's intended method of disposition.

(c)             In the event that the Proposed Registration by the Company or any selling shareholder (or shareholders), as the case may be, is, in whole or in part, an underwritten public offering, the Company shall so advise the Investor as part of the written notice given pursuant to Section 2.2(a), and any request under Section 2.2 (b) must specify that the Investor’s Registrable Securities be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.

(d)             Upon receipt of a written request pursuant to Section 2.2(b), the Company shall promptly use its best efforts to cause all such Registrable Securities held by the Investor to be registered under the Securities Act (and included in any related qualifications under blue sky laws), to the extent required to permit sale or disposition as set forth in the Proposed Registration.

(e)             In the event that the offering is to be an underwritten offering, if the Investor proposes to distribute its Registrable Securities through such underwritten offering, then the Investor agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company or any selling shareholder (or shareholders), as the case may be.

2.3       Form S-3. Whenever the Company is eligible to use Form S-3, it shall use that Form rather than Form S-1.

3.       Obligations of the Company. If and whenever the Company is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall:

(a)             use its best efforts to prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective;

(b)             use its best efforts to prepare and file with the Commission such amendments to such registration statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such registration statement effective, subject to the qualifications in Section 4(a), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Investor set forth in such registration statement;

(c)             furnish to the Investor such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as each Investor may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investor;

(d)             use its best efforts to make such filings under the securities or blue sky laws reasonably requested by the Investor (or New York if the Company’s Common Stock is not listed on the Nasdaq Stock market or the New York Stock Exchange or NYSE American) to enable the Investor to consummate the sale in such jurisdiction of the Registrable Securities owned by the Investor;

(e)             notify the Investor at any time when a prospectus relating to their Registrable Securities is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in the related registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Investor a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)              otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

(g)             to use its best efforts to cause Registrable Securities to be quoted on each trading market and/or in each quotation service on which the Common Stock of the Company is then quoted; and

(h)             notify the Investor of any stop order threatened or issued by the Commission and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered.

4.       Other Procedures.

(a)             Subject to the remaining provisions of this Section 4(a) and the Company’s general obligation to use best efforts under Section 3, the Company shall be required to maintain the effectiveness of a registration statement (under Form S-1 or Form S-3) until the earlier of (i) the sale of all Registrable Securities or (ii) forty-eight months from the effective date of the registration statement. The Company shall have no liability to the Investor for delays in the Investor being able to sell the Registrable Securities (i) as long as the Company uses its best efforts to file a registration statement, amendments to a registration statement, post-effective amendments to a registration statement or supplements to a prospectus contained in a registration statement (including any amendment or post effective amendments), (ii) where the required financial statements or auditor’s consents are unavailable or (iii) where the Company would be required to disclose information at a time when it has no duty to disclose such information under the Securities Act, the Exchange Act, or the rules and regulations of the Commission. Provided, however, any suspension under clauses (ii) or (iii) shall not exceed 180 days in any 12 month period.

(b)             In consideration of the Company’s obligations under this Agreement, the Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) herein, the Investor shall forthwith discontinue his sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3(e) and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in the Investor’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(c)             The Company’s obligation to file any registration statement or amendment including a post-effective amendment, shall be subject to each Investor, as applicable, furnishing to the Company in writing such information and documents regarding such Investor and the distribution of such Investor’s Registrable Securities as may reasonably be required to be disclosed in the registration statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in Section 3(d) herein. The Company’s obligations are also subject to each Investor promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation).

(d)             If any such registration or comparable statement refers to the Investor by name or otherwise as a stockholder of the Company, but such reference to the Investor by name or otherwise is not required by the Securities Act or the rules thereunder, then each Investor shall have the right to require the deletion of the reference to the Investor, as may be applicable.

(e)             In connection with the sale of Registrable Securities, the Investor shall deliver to each purchaser a copy of the necessary prospectus and, if applicable, prospectus supplement, within the time required by Section 5(b) of the Securities Act.

5.       Registration Expenses. In connection with any registration of Registrable Securities pursuant to Section 2, the Company shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance, including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company.

6.       Indemnification.

(a)             In the event of any registration of any shares of Common Stock under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Investor, from and against any losses, claims, damages or liabilities, joint or several, to which each Investor may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) herein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. If the Company fails to defend the Investor as required by Section 6(c) herein, it shall reimburse (after receipt of appropriate documentation) each Investor for any legal or any other out-of-pocket expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to an Investor in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said prospectus, or said amendment or supplement or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) hereof in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use in the preparation thereof or information omitted to be furnished by such Investor or (ii) any act or failure to act of such Investor including the failure of any Investor to deliver a prospectus as required by Section 5(b) of the Securities Act.

(b)             In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Investor shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, each director of the Company, each officer of the Company who signs such registration statement, the Company’s attorneys and auditors and any Person who controls the Company within the meaning of the Securities Act, with respect to (i) any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made solely in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement or (ii) from any other act or failure to act of the Investor.

(c)             Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or (b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the Indemnifying Party of the commencement of such action. The indemnifying party shall be relieved of its obligations under this Section 6(c) to the extent that the indemnified party delays in giving notice and the indemnifying party is damaged or prejudiced by the delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnified and the indemnifying party the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6; provided, however, that in no event shall any indemnification by an Investor under this Section 6 exceed the net proceeds from the sale of Registered Securities received by the Investor. No indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party the indemnifying party shall not, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect to such claim or litigation.

(d)             In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which under any indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and such Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Company and such Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission (or avoid the conduct or take an act) which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro-rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such Investor shall be required to contribute any amount in excess of the net proceeds to him of all Registrable Securities sold by him pursuant to such registration statement, and (ii) no Person who is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)             Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of the Registrable Securities, the Company, any of the Investor and the underwriters enter into an underwriting agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 6 shall be deemed inoperative for purposes of such offering.

7.       Certain Limitations on Registration Rights. At any time prior to the effectiveness of any registration statement filed pursuant to this Agreement, if the Company determines to file a registration statement with the Commission for the public sale of its securities and the managing underwriter of such offering offers to purchase the Registrable Securities for its own account at the same price including underwriting discounts and applicable expenses as paid to the Company, the Investor shall either (i) elect to include their Registrable Securities being registered pursuant to this Agreement in the registration statement covering the sale of the Company’s securities, or (ii) immediately cease their public sales for a period of 90 days following the effective date of the registration statement covering the sale by the Company. Additionally, no Investor may participate in the registration statement relating to the sale by the Company of its Common Stock as provided above unless such Investor enters into an underwriting agreement with the managing underwriter and completes and/or executes all questionnaires, indemnities and other reasonable documents requested by the managing underwriter. Each Investor shall be deemed to have agreed by acquisition of its Registrable Securities not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities and to use its best efforts not to effect any such public sale or distribution of any other equity security of the Company (including any short sale) or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 10 days before or 90 days after the effective date of such registration statement. In such event, the Investor shall, if requested, sign a customary market stand-off letter with the Company’s managing underwriter, and to comply with applicable rules and regulations of the Commission.

8.       Allocation of Securities Included in Registration Statement. In the case of a registration pursuant to Section 7 for the Company’s account, if the Company’s managing underwriter shall advise the Company and the Investor in writing that the inclusion in any registration pursuant hereto of some or all of (a) the Registrable Securities sought to be registered by the Investor and securities offered by other holders, and (b) the Company’s securities sought to be registered creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or that the number of securities to be registered is too large a number to be reasonably sold, (i) first, the number of Company securities sought to be registered shall be included in such registration, and (ii) next, the number of Registrable Securities offered by the Investor and securities offered by other holders shall be included in such registration to the extent permitted by the Company’s managing underwriter with the number of Registrable Securities and such other securities being registered determined on a pro-rata basis based on the number of Registered Securities and securities the participating holders including the Investor desire to have registered; provided, however, that, if any participating Investor would be required pursuant to the provisions of this Section 7 to reduce the number of Registrable Securities that he may include in such registration, the Investor may withdraw all or any portion of its Registrable Securities from such registration and may resume selling shares under the registration statement (assuming it is effective) referred to in Section 2.

9.       Rule 144. The Company covenants that it will file the reports required to be filed under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, in the event that the Company is not required to file such reports, it will make publicly available information as set forth in Rule 144(c)(2) promulgated under the Securities Act), and it will take such further action as the Investor may reasonably request, or to the extent required from time to time to enable the Investor to sell their Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission (collectively, “Rule 144”), such actions to be at the Company’s sole cost and expense, including any legal fees and costs for opinions. Upon request of any Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

11.       Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

12.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

13.       Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

14.       Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

To the Company: Unusual Machines, Inc.

151 Calle de San Francisco, Ste. 200 PMB 2106

San Juan, PR 00901-1607

Attention: Brandon Torres-Declet, CEO

Email: brandon@unusualmachines.com

With a Copy to: Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Attention: Michael D. Harris, Esq.

Email:       Mharris@nasonyeager.com

To the Investor: Red Cat Holdings, Inc.

15 Ave Munoz Rivera, Suite 2200

San Juan, Puerto Rico 00901

Attention: Joe Freedman, Lead Director

Email: JF@redcat.red

With a Copy to: Law Office of Harvey Kesner

500 Fifth Avenue

New York, NY 10036

Attention: Harvey Kesner, Esq.

Harvey@hkesnerlaw.com

or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

15.       Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

16.       Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

17.       Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

18.       Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York without regard to choice of law considerations.

19.       Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in San Juan, Puerto Rico (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

20.       Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

21.       Force Majure. The Company shall be excused from any delay in performance or for non-performance of any of the terms and conditions of this Agreement caused by any circumstances beyond its control, including, but not limited to, any Act of God, fire, flood, or government regulation, direction or request, or accident, interruption of telecommunications facilities, labor dispute, unavoidable breakdown, civil unrest or disruption to the extent that any such circumstances affect the Company’s ability to perform its obligations under this Agreement or the ability of the Commission to perform its responsibilities under the Securities Act.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

THE COMPANY:

UNUSUAL MACHINES, INC.

By:

Name: Brandon Torres Declet

Title: Chief Executive Officer

INVESTOR:

RED CAT HOLDINGS, INC.

By:

Name: Joe Freedman

Title: Lead Director

RED CAT HOLDINGS INC

VOTE BY INTERNET - www.redcat.vote

Use the Internet to vote by proxy up until 7:00 P.M. Eastern Time on March 7, 2023. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return it in the enclosed envelope to EQUITY STOCK TRANSFER, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL

Mark, sign, and date this proxy card and promptly return it by fax: (646) 201-9006 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

The Proxy Statement is available online at www.redcat.vote

The undersigned hereby appoints Joe Freedman and Christopher Moe as the true and lawful proxies of the undersigned, with full power of substitution, to vote all Common Stock, $0.001 par value per share, of Red Cat Holdings Inc., (the "Company"), which the undersigned is entitled to vote at the Special Meeting of stockh Company to be held at 12:00 p.m., Eastern Time, on March 8, 2023, (the "Annual Meeting") to be held virtually by calling 877-407-3088 (toll free), and any adjourn postponement thereof. There will not be a physical meeting location.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 and 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Note: To transact any other business that is properly brought before the Special Meeting or any adjournment or postponement thereof.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (toll free) or email proxy@equitystock.com.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date